                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                JANUARY 5, 1998

            COMMISSION FILE NUMBER 1-9319                                COMMISSION FILE NUMBER 1-9320

          PATRIOT AMERICAN HOSPITALITY, INC.                              WYNDHAM INTERNATIONAL, INC.
-------------------------------------------------------     -------------------------------------------------------
(Exact name of registrant as specified in its charter)      (Exact name of registrant as specified in its charter)

                      DELAWARE                                                     DELAWARE
-------------------------------------------------------     -------------------------------------------------------
          (State or other jurisdiction of                              (State or other jurisdiction of
           incorporation or organization)                               incorporation or organization)

                     94-0358820                                                   94-2878485
-------------------------------------------------------     -------------------------------------------------------
         (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

1950 STEMMONS FREEWAY, SUITE 6001                           1950 STEMMONS FREEWAY, SUITE 6001
DALLAS, TEXAS                                     75207     DALLAS, TEXAS                                     75207
-------------------------------------------------------     -------------------------------------------------------
(Address of principal executive offices)     (Zip Code)     (Address of principal executive offices)     (Zip Code)

                   (214) 863-1000                                               (214) 863-1000
-------------------------------------------------------     -------------------------------------------------------
 (Registrant's telephone number, including area code)        (Registrant's telephone number, including area code)

                                                            PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
3030 LBJ FREEWAY, SUITE 1500                                3030 LBJ FREEWAY, SUITE 1500
DALLAS, TEXAS                                     75234     DALLAS, TEXAS                                     75234
-------------------------------------------------------     -------------------------------------------------------
(Former name, former address and former fiscal year,        (Former name, former address and former fiscal year,
              if changed since last report)                               if changed since last report)

                    PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.


ITEM 2.  SIGNIFICANT EVENTS

Wyndham Merger

     On January 5, 1998, pursuant to the Agreement and Plan of Merger dated as of April 14, 1997, as thereafter amended (the "Wyndham Merger Agreement"), between Patriot American Hospitality, Inc. ("Patriot REIT"), Patriot American Hospitality Operating Company ("Patriot Operating Company") and Wyndham Hotel Corporation ("Wyndham"), Wyndham merged with and into Patriot REIT with Patriot REIT being the surviving corporation (the "Wyndham Merger"). Following the Wyndham Merger, Patriot REIT continued to be referred to as "Patriot American Hospitality, Inc." and Patriot Operating Company changed its name to "Wyndham International, Inc." ("Wyndham International").

     Pursuant to the Wyndham Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive $42.80 per share in cash (such election being referred to herein as a "Cash Election" and such cash received being referred to herein as "Cash Consideration") as described below, Wyndham stockholders received, for each share of common stock, par value $0.01 per share, of Wyndham ("Wyndham Common Stock") held by them on January 5, 1998 (the "Effective Time" of the Wyndham Merger), 1.372 shares of common stock, par value $0.01 per share, of Patriot REIT ("Patriot REIT Common Stock") and 1.372 shares of common stock, par value $0.01 per share, of Patriot Operating Company ("Patriot Operating Company Common Stock"), which shares are paired and transferable only as a single unit. The paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock are referred to herein as "Paired Shares". The 1.372 conversion ratio is referred to herein as the "Exchange Ratio." Each Paired Share of Patriot REIT Common Stock and Patriot Operating Company Common Stock outstanding immediately prior to the Wyndham Merger remained outstanding after the Wyndham Merger and represented the same number of Paired Shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock.

     As a result of certain provisions of the Internal Revenue Code applicable to REITs like Patriot REIT, the shares of Wyndham Common Stock owned by CF Securities, L.P. ("CF Securities"), the holder of approximately 43.7% of the Wyndham Common Stock immediately prior to the Wyndham Merger, could not be converted solely into Paired Shares pursuant to the terms of the Wyndham Merger Agreement. Accordingly, Patriot REIT and CF Securities entered into a Stock Purchase Agreement dated April 14, 1997 (the "Stock Purchase Agreement") which provided for the issuance to CF Securities immediately prior to the consummation of the Wyndham Merger of a combination of Paired Shares and shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Patriot REIT (the "Series A Preferred Stock") at the Exchange Ratio for its shares of Wyndham Common Stock.

     In lieu of receiving Paired Shares, Wyndham stockholders had the right under the Wyndham Merger Agreement to make a Cash Election to receive Cash Consideration in an amount equal to $42.80 for each share of Wyndham Common Stock held by them. Pursuant to the Stock Purchase Agreement, CF Securities had an equivalent right to make a Cash Election with regard to the shares of Wyndham Common Stock held by it and elected to receive cash with respect to all 9,447,745 of its shares of Wyndham Common Stock. The maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights was a total of $100 million. Accordingly, the maximum number of shares of Wyndham Common Stock to be converted into Cash Consideration was 2,336,448 shares. CF Securities and other holders of Wyndham Common Stock made Cash Elections with regard to the shares of Wyndham Common Stock held by them in excess of the $100 million of available cash. As a result such cash was allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which a Cash Election was made. The Wyndham stockholders (other than CF Securities) received Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which were not converted into Cash Consideration. Pursuant to the terms of the Stock Purchase Agreement, CF Securities received a combination of 6,427,217 Paired Shares and 4,860,876 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Patriot REIT ("Series A Preferred Stock") for its shares of Wyndham Common Stock which were not converted into Cash Consideration. In connection with the rescheduling of the record date for Patriot REIT's dividend payment for the fourth quarter of 1997 to January 8, 1998, stockholders of Wyndham (including CF Securities) who made Cash Elections also received $0.43904 for each of their shares of Wyndham Common Stock converted into Cash Consideration, for an aggregate of approximately $1 million.

     As a result of the Wyndham Merger, Wyndham stockholders (including CF Securities) received a total of 21,594,188 Paired Shares and $100 million of cash, and CF Securities was issued 4,860,876 shares of Series A Preferred Stock. Patriot REIT acquired 24 owned hotels, 13 leased hotels, 63 hotels under management contracts and eight franchised hotels. Patriot REIT also assumed Wyndham's existing indebtedness, substantially all of which has been refinanced with funds drawn on the $900 million unsecured revolving line of credit (the "Revolving Credit Facility").

     In connection with the Wyndham Merger, Wyndham completed the tender offer for its 10 1/2% Senior Subordinated Notes due 2006 (the "Notes"). The tender offer expired at 12:00 midnight, EST, on January 2, 1998. All Notes validly tendered in the tender offer, which represented approximately 98.5% of the outstanding principal amount of the Notes, were accepted for purchase. Payment of the tender offer consideration, the consent payment (for valid consents received by 5:00 p.m., EST, on December 11, 1997, the consent date), if applicable, and accrued and unpaid interest in the aggregate amount of approximately $116.2 million was made on January 8, 1998 and was financed primarily with funds drawn on the Revolving Credit Facility.

Crow Assets Acquisition

     In connection with the Wyndham Merger, Patriot American Hospitality Partnership, L.P. (the "Patriot REIT Partnership"), a subsidiary of Patriot REIT, entered into agreements with certain partnerships that are owned by certain members of the Trammell S. Crow family and their affiliates, certain current and former executive officers of Wyndham and others (the "Crow Family Entities") providing for the acquisition by Patriot REIT Partnership of up to 11 full-service Wyndham-brand hotels with approximately 3,072 rooms (the "Crow Assets") for approximately $331.7 million in cash, plus approximately $14 million in additional consideration if two hotels meet certain operational targets (the "Crow Assets Acquisition"). On December 16, 1997, the Patriot REIT Partnership acquired nine of the Crow Assets hotels with approximately 2,441 rooms for a purchase price of approximately $296.3 million, financed primarily with funds drawn on Patriot REIT's $350 million unsecured term loan. Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months and the acquisition of the Palm Springs Hotel will be delayed until the first quarter of 1998 pending the receipt of certain third party consents.

ITEM 5.  OTHER EVENTS

Sheraton City Centre Hotel Acquisition

     On November 25, 1997, Patriot REIT, through the Patriot REIT Partnership, acquired a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre Hotel (the "Sheraton City Centre Partnership"). A third-party (the "Minority Partner") owns the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership (the "Minority Interest"). The Patriot REIT Partnership contributed approximately $36.8 million for its general partner interest, financed primarily from the Revolving Credit Facility. Patriot REIT has leased the Sheraton City Centre Hotel to Wyndham International. Beginning in November 1999, the Minority Partner may require Patriot REIT Partnership to purchase the Minority Interest at its then estimated value (as calculated in accordance with the Sheraton City Centre Partnership agreement). In addition, beginning in November 2001, Patriot REIT Partnership has the option to purchase the Minority Interest for the greater of $5.5 million or the estimated value of the Minority Interest (as calculated in accordance with the Sheraton City Centre Partnership agreement).

Wyndham Emerald Plaza Hotel Acquisition

     On December 31, 1997, Patriot REIT, through the Patriot REIT Partnership, acquired from a third-party the 436-room Wyndham Emerald Plaza Hotel in San Diego, California for an aggregate purchase price of approximately $73 million. Approximately $6.4 million of the purchase price was paid through the issuance of 221,553 units of limited partnership interest ("OP Units") of Patriot REIT Partnership and 221,553 OP Units of Patriot American Hospitality Operating Partnership, L.P. (the "Patriot Operating Company Partnership"). The balance of the purchase price was financed with funds drawn on the Revolving Credit Facility and a new $35 million mortgage loan.

Liquidity and Financial Resources

     In addition to the Merger, the Patriot Companies have entered into agreements with respect to the following: the acquisition by merger of CHC International, Inc. (the "CHCI Merger"); the acquisition by merger of WHG Resorts & Casinos (the "WHG Merger"); the acquisition of the Buena Vista Palace Hotel in Orlando, Florida; and the acquisition of the Holiday Inn Beachwood Hotel (collectively, the "Other Transactions"). The Patriot Companies estimate that consummation of the Merger and the Other Transactions will require approximately $713.6 million in cash and the issuance of approximately $33 million in equity securities of Patriot REIT and/or Wyndham International. The Patriot Companies will also assume approximately $797.7 million of indebtedness in connection with these transactions.

     The Patriot Companies are currently reviewing various alternatives with respect to refinancing a significant portion of the indebtedness to be assumed in the Merger in order to lengthen the average maturity of such debt, convert certain existing floating rate debt to a fixed rate basis and convert certain existing secured debt to an unsecured basis. The Patriot Companies have received "highly confident" letters from both PaineWebber Real Estate Securities Inc. ("Paine Webber Real Estate") and the Chase Manhattan Bank ("Chase") with respect to financing the cash portion of the Merger Consideration payable to Interstate shareholders in the Merger. With respect to this cash consideration, as well as cash requirements associated with the Other Transactions, Patriot REIT and Wyndham International are currently reviewing various financing alternatives, including, without limitation, an increase in the availability under the Revolving Credit Facility and the issuance of public or private debt or equity securities. While the Patriot Companies expect to be able to obtain the necessary financing for the Merger and the Other Transactions, no assurance can be given that such financing will be available on terms favorable to the Patriot Companies. Neither the Merger nor the Other Transactions are subject to financing contingencies.

     The Patriot Companies believe that market conditions remain favorable for the acquisition of additional hotels and hotel portfolios and expect that they will continue their aggressive acquisition activities. Additionally, the Patriot Companies intend to explore opportunities to acquire hotel management contracts, hotel leases, hotel operators, owners of hotel franchises and independent hotel management companies. As part of their ongoing business, the Patriot Companies continually engage in discussions with public and private real estate entities regarding possible portfolio or single asset acquisitions, as well as the acquisition of hotel leasing and management operations. No assurance can be given, however, that the Patriot Companies will locate attractive acquisition opportunities or that they will consummate such acquisitions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     The financial statements of Wyndham Hotel Corporation and the Crow Family Hotel Partnerships related to the Wyndham Merger and Crow Assets Acquisition have been previously filed on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly known as Patriot American Hospitality Operating Company) dated December 10, 1997 (filed December 10, 1997).

     The index to the financial information for the Sheraton City Centre Hotel and the Wyndham Emerald Plaza Hotel is included on page F-1 of this report.

      The index to the separate and combined pro forma financial information for Patriot REIT and Wyndham International and for the Combined Lessees is included on page F-1 of this report.

                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused the report to be signed on their behalf by the undersigned thereunto duly authorized.

DATED:  January 9, 1998

                                PATRIOT AMERICAN HOSPITALITY, INC.



                                By:  /s/ Anne L. Raymond
                                    --------------------------------------------
                                    Anne L. Raymond
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Accounting and Financial
                                    Officer)



                                WYNDHAM INTERNATIONAL, INC.



                                By:  /s/ Rex E. Stewart
                                    --------------------------------------------
                                    Rex E. Stewart
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Accounting and Financial
                                    Officer)

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                         INDEX TO FINANCIAL INFORMATION

                                                                            PAGE
                                                                            ----
              PRO FORMA FINANCIAL INFORMATION--PRE WYNDHAM MERGER

PATRIOT AMERICAN HOSPITALITY, INC. AND PATRIOT AMERICAN HOSPITALITY
 OPERATING COMPANY:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-12
  Pro Forma Condensed Combined Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-14
  Pro Forma Condensed Combined Balance Sheet as of September 30, 1997
   (unaudited)............................................................. F-17
PATRIOT AMERICAN HOSPITALITY INC.:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-19
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-22
PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-25
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-28
COMBINED LESSEES:
  Pro Forma Condensed Combined Statements of Operations for the year ended
   December 31, 1996 (unaudited) and the nine months ended September 30,
   1997 (unaudited)........................................................ F-32

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                          FOR THE WYNDHAM TRANSACTIONS

PATRIOT AMERICAN HOSPITALITY, INC. AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-37
  Pro Forma Condensed Combined Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-39
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited).......................................... F-42
PATRIOT AMERICAN HOSPITALITY INC:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-44
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-46
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited)........................................... F-48
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited).......................................... F-50
COMBINED LESSEES:
  Pro Forma Condensed Combined Statements of Operations for the year ended
   December 31, 1996 (unaudited) and the nine months ended September 30,
   1997 (unaudited)........................................................ F-53

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                   INDEX TO FINANCIAL INFORMATION--CONTINUED

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                               FOR THE WHG MERGER

                                                                           PAGE
                                                                           ----
PATRIOT AMERICAN HOSPITALITY, INC. AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... F-56
  Pro Forma Condensed Combined Statement of Operations for the nine months ended
   September 30, 1997 (unaudited)......................................... F-58
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited)......................................... F-61
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... F-63
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited)......................................... F-65

                  PRO FORMA FINANCIAL INFORMATION--AS ADJUSTED
                           FOR THE PATRIOT/IHC MERGER

PATRIOT AMERICAN HOSPITALITY, INC. AND WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Combined Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... F-70
  Pro Forma Condensed Combined Statement of Operations for the nine months ended
   September 30, 1997 (unaudited)......................................... F-72
  Pro Forma Condensed Combined Balance Sheet as of
   September 30, 1997 (unaudited)......................................... F-75
PATRIOT AMERICAN HOSPITALITY INC.:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... F-78
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited)......................................... F-80
WYNDHAM INTERNATIONAL:
  Pro Forma Condensed Consolidated Statement of Operations for the year ended
   December 31, 1996 (unaudited).......................................... F-82
  Pro Forma Condensed Consolidated Statement of Operations for the nine months ended
   September 30, 1997 (unaudited)......................................... F-84

                     PATRIOT AMERICAN HOSPITALITY, INC. AND
                          WYNDHAM INTERNATIONAL, INC.

                   INDEX TO FINANCIAL INFORMATION--CONTINUED

                        HISTORICAL FINANCIAL INFORMATION

                                                                           PAGE
                                                                           ----
SHERATON CITY CENTRE:
  Report of Independent Accountants--Coopers & Lybrand L.L.P. ............ F-86
  Balance Sheets as of December 31, 1996 and September 30, 1997
   (unaudited)............................................................ F-87
  Statements of Operations for the year ended
   December 31, 1996 and the nine months ended September 30, 1996 and 1997
   (unaudited)............................................................ F-88
  Statements of Partners' Deficit for the year ended
   December 31, 1996 and the nine months ended September 30, 1997
   (unaudited)............................................................ F-89
  Statements of Cash Flows for the year ended
   December 31, 1996 and the nine months ended September 30, 1996 and 1997
   (unaudited)............................................................ F-90
  Notes to Financial Statements........................................... F-91
WYNDHAM EMERALD PLAZA:
  Report of Independent Accountants--Coopers & Lybrand L.L.P. ............ F-96
  Statements of Direct Revenues and Direct Operating Expenses for the year ended
   December 31, 1996 and the nine months ended September 30, 1996 and 1997
   (unaudited)............................................................ F-97
  Notes to Statements of Direct Revenues and Direct Operating Expenses.... F-98

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

BACKGROUND

  On July 1, 1997, the Virginia corporation formerly known as Patriot American Hospitality, Inc. ("Old Patriot REIT") merged with and into California Jockey Club ("Cal Jockey"), with Cal Jockey being the surviving legal entity (the "Cal Jockey Merger"). In connection with the Cal Jockey Merger, Cal Jockey changed its name to Patriot American Hospitality, Inc. ("Patriot REIT") and Bay Meadows Operating Company ("Bay Meadows") changed its name to Patriot American Hospitality Operating Company ("Patriot Operating Company"). The term "Patriot Companies" as used herein includes Patriot REIT, Patriot Operating Company and their respective subsidiaries. Patriot REIT's shares of common stock are paired and trade together with the shares of common stock of Patriot Operating Company as a single unit pursuant to a stock pairing arrangement.

  By operation of the Cal Jockey Merger, each issued and outstanding share of common stock, no par value per share of Old Patriot REIT ("Old Patriot REIT Common Stock") was converted into 0.51895 shares of common stock, par value $0.01 per share of Patriot REIT ("Patriot REIT Common Stock") and 0.51895 shares of common stock, par value $0.01 per share of Patriot Operating Company ("Patriot Operating Company Common Stock") (prior to giving effect to the 1.927-for-1 stock split discussed below), which shares are paired and transferable only as a single unit. Each paired share of Cal Jockey and Bay Meadows common stock remained outstanding and represented the same number of paired shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock. Paired shares of Patriot REIT common stock and Patriot Operating Company Common Stock are referred to herein as "Paired Shares."

  In connection with the Cal Jockey Merger, Bay Meadows formed Patriot American Hospitality Operating Partnership, L.P. (the "Patriot Operating Company Partnership") into which Bay Meadows contributed its assets in exchange for units of limited partnership interest ("OP Units") of the Patriot Operating Company Partnership, and Cal Jockey contributed certain of its assets to Patriot American Hospitality Partnership, L.P. (the "Patriot REIT Partnership") in exchange for OP Units of the Patriot REIT Partnership. Collectively, the Patriot Operating Company Partnership and the Patriot REIT Partnership are referred to herein as the "Patriot Partnerships." Subsequent to completion of the Cal Jockey Merger and the related transactions contemplated by the Cal Jockey Merger agreement, substantially all of the operations of Patriot REIT and Patriot Operating Company have been conducted through the Patriot Partnerships and their subsidiaries.

  The unaudited Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the Bay Meadows Racecourse (the "Racecourse") facilities and related leasehold improvements owned by Cal Jockey and Bay Meadows are adjusted to estimated fair market value. The Cal Jockey Merger has been accounted for as a reverse acquisition whereby Cal Jockey is considered to be the acquired company for accounting purposes.

  On July 10, 1997, the respective Boards of Directors of Patriot REIT and Patriot Operating Company declared a 1.927-for-1 stock split on its shares of common stock effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997.

  Unless otherwise indicated, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock have been restated to reflect the impact of the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger and the 1.927-for-1 stock split. In addition, all references in the pro forma financial statements to the number of shares, per share amounts, and market prices of the common stock and options to purchase common stock related to periods prior to the 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997 have been restated to reflect the impact of such stock split.

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through special purpose entities (the "Non-Controlled Subsidiaries"), to either Patriot Operating Company or to other lessees (the "Lessees") who are responsible for operating the hotels. The hotels are leased for periods ranging from one to 12-years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel were structured without lessees and are managed directly by an Operator.

BUSINESSES ACQUIRED

  Since January 1, 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $801,468 in the acquisition of 22 hotels and four resort properties with a total of 6,460 guest rooms (the "Recent Acquisitions"). These acquisitions were financed primarily with funds drawn on the Patriot Companies' $900,000 revolving credit facility (the "Revolving Credit Facility") and prior to the Cal Jockey Merger, Old Patriot REIT's line of credit facility, and other mortgage debt, the issuance of 3,425,796 OP Units valued at approximately $80,014, and the assumption of mortgage debt in the amount of approximately $34,263. In addition, in connection with certain other transactions described below (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc."), Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, has invested approximately $236,984 in the acquisition of ten additional hotels with a total of 3,119 rooms (the "CHC Hotels"). Patriot REIT, through the Patriot REIT Partnership also acquired nine additional hotels from affiliates of the Trammell S. Crow family with a total of approximately 2,441 rooms for approximately $296,340, and consummated the Wyndham Merger as described below.

  On July 14, 1997, Patriot REIT sold approximately 174 acres of land in San Mateo, California, representing substantially all of the land which was owned by Cal Jockey prior to the Cal Jockey Merger, to an affiliate of PaineWebber Incorporated ("PaineWebber") for a purchase price of approximately $80,864 (the "PaineWebber Land Sale"). These funds were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. During July 1997, three suitable hotels (the Holiday Inn at the San Francisco International Airport, the Ambassador West Hotel and the Union Station Hotel) were acquired using a portion of the proceeds from this restricted account. Patriot REIT retained ownership of the improvements located on the land, including the Racecourse and its related facilities. Simultaneously with the consummation of the PaineWebber Land Sale, the PaineWebber affiliate and Patriot REIT entered into a ground lease covering a portion of the land on which the Racecourse is situated for a term of seven years. The lease provides for quarterly rental payments of $750 through March 1998, $813 through March 1999, $875 through March 2000, $1,000 through March 2002 and $1,250 through July 2004. Additionally, Patriot REIT subleased the Racecourse land and leased the related improvements to Patriot Operating Company in order to permit Patriot Operating Company to continue horseracing operations at the Racecourse through the term of Patriot REIT's lease. The sublease is for a term of seven years with annual payments based on percentages of revenue generated. In addition, Patriot REIT has leased certain land adjacent to the Racecourse to Borders, Inc. (the "Borders Lease") for an initial term of 20 years with a fixed net annual rent of $279 for years 1 through 10, $362 for years 11 through 15 and $416 for years 16 through 20. In connection with the sale, Patriot REIT assigned all of its rights and benefits under existing leases, contracts, permits and entitlements relating to the land sold (excluding the Borders Lease) to the PaineWebber affiliate, and the PaineWebber affiliate assumed all of Patriot REIT's development obligations including, but not limited to, all obligations for on and off-site improvements and all obligations under existing leases and contracts. The parties have the option to renew such leases upon their expiration under certain circumstances.

  In August 1997, Patriot REIT, through the Patriot REIT Partnership and its subsidiaries, acquired the 227-room Park Shore Hotel in Honolulu, Hawaii. The following unaudited Pro Forma Condensed Combined Statements of Operations do not include adjustments to reflect the results of operations of the Park Shore Hotel.

  In August 1997, Patriot Operating Company acquired Grand Heritage Hotels, Inc., a hotel management and marketing company, and other Grand Heritage subsidiaries including Grand Heritage Leasing, L.L.C., which leased three hotels from Patriot REIT (the "Grand Heritage Acquisition"). The acquisition was financed primarily through the issuance of 931,972 Class A preferred OP Units of the Patriot Operating Company Partnership.

  Effective October 1, 1997, Patriot Operating Company, through certain of its subsidiaries, acquired the members' interest of PAH RSI, L.L.C., a limited liability company owned and controlled by certain executive officers of the Patriot Companies ("PAH RSI Lessee") for approximately $143. PAH RSI Lessee leased eight of Patriot REIT's hotels. As a result of the acquisition, Patriot Operating Company holds these leasehold interests.

  On November 25, 1997, Patriot REIT, through the Patriot REIT Partnership, acquired a 92.5% general partner interest in a partnership formed for the purpose of acquiring the 353-room Sheraton City Centre hotel (the "Sheraton City Centre Partnership"). A third party (the "Minority Partner") owns the remaining 7.5% limited partner interest in the Sheraton City Centre Partnership (the "Minority Interest"). The Patriot REIT Partnership contributed approximately $36,800 for its general partner interest, financed primarily with funds drawn on the Revolving Credit Facility. Patriot REIT has leased the Sheraton City Centre hotel to Patriot Operating Company. Beginning in November 1999, the Minority Partner may require Patriot REIT Partnership to purchase the Minority Interest at a price equal to the estimated value (as calculated in accordance with the provisions of the partnership agreement). In addition, beginning in November 2001, the Patriot REIT Partnership has the option to purchase the Minority Interest for the greater of $5,500 or the estimated value of the Minority Interest (as defined in the partnership agreement).

  On December 31, 1997, Patriot REIT, through the Patriot REIT Partnership, acquired from a third-party the 436-room Wyndham Emerald Plaza Hotel in San Diego, California for an adjusted purchase price of approximately $73,030. Approximately $6,352 of the purchase price was paid through the issuance of 221,553 units of limited partnership interest ("OP Units") of Patriot REIT Partnership and 221,553 OP Units of Patriot Operating Company Partnership. The balance of the purchase price was financed with funds drawn on the Revolving Credit Facility and a new $35,000 mortgage loan. Patriot REIT has leased the hotel to Patriot Operating Company.

  In connection with the execution of an agreement and plan of merger between Patriot REIT, Patriot Operating Company and Wyndham Hotel Corporation ("Wyndham"), the Patriot REIT Partnership entered into agreements with certain partnerships that are owned by certain members of the Trammell S. Crow family and their affiliates, certain current and former executive officers of Wyndham and others (the "Crow Family Entities") providing for the acquisition by Patriot REIT Partnership of up to 11 full-service Wyndham-brand hotels with 3,072 rooms (the "Crow Assets") for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets (the "Crow Assets Acquisition"). Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months and the acquisition of the Palm Springs Hotel will be delayed until the first quarter of 1998 pending the receipt of certain third party consents. On December 16, 1997, the Patriot REIT Partnership acquired nine of the Crow Assets hotels with 2,441 rooms for a purchase price of approximately $296,340. Pro forma adjustments related to the Crow Assets Acquisition are presented with other planned transactions with Wyndham and its affiliates in the pro forma financial statements that begin on page F-33.

  On January 5, 1998, Patriot REIT consummated its acquisition by merger of Wyndham. Pursuant to the merger agreement, Wyndham merged with and into Patriot REIT, with Patriot REIT being the surviving company (the "Wyndham Merger"). Upon the consummation of the Wyndham Merger, Patriot American Hospitality Operating Company changed its name to Wyndham International, Inc. ("Wyndham International"). As a result of the Wyndham Merger, Patriot REIT acquired 24 owned hotels, 13 leased hotels, 63 hotels under management contracts and eight franchised hotels. Pro forma adjustments related to the Wyndham Merger are presented with the Crow Assets Acquisition in the pro forma financial statements that begin on page F-33.

FINANCING TRANSACTIONS

  On July 21, 1997, the Patriot Companies entered into a revolving line of credit with PaineWebber Real Estate Securities, Inc. ("PaineWebber Real Estate"), The Chase Manhattan Bank ("Chase") and certain other lenders for a three-year $700,000 unsecured revolving line of credit. The amount available under the revolving line of credit facility was later increased to $900,000 (the "Revolving Credit Facility").

  Borrowings were made under the Revolving Credit Facility to repay all outstanding amounts under Old Patriot REIT's secured line of credit with PaineWebber Real Estate (the "Old Line of Credit"). The Revolving Credit Facility generally is used for the acquisition of additional properties, businesses and other assets, for capital expenditures and for general working capital purposes. The interest rate for the Revolving Credit Facility ranges from LIBOR plus 1.0% to 2.0% (depending on the Patriot Companies' leverage ratio or the investment grade rating received from the rating agencies) or the customary alternate base rate announced from time to time plus 0.0% to 0.5% (depending on the Patriot Companies' leverage ratio). The weighted average interest rate in effect for the Revolving Credit Facility for the period ended September 30, 1997 was 7.62% per annum.

  Additionally, Patriot REIT entered into a $350,000 term loan with PaineWebber Real Estate and Chase (the "Term Loan"). The Term Loan is unsecured and has been used primarily to finance payments made in connection with the Crow Assets Acquisition described herein. The Term Loan has an interest rate per annum equal to the interest rate incurred on the Revolving Credit Facility.

  In June 1997, Patriot REIT loaned approximately $20,500 to a partnership affiliated with members of CHC Lease Partners relating to the Doubletree Hotel in Glenview, Illinois. In July 1997, Patriot REIT loaned approximately $25,600 to another partnership affiliated with members of CHC Lease Partners, relating to the Sheraton Gateway Hotel in Miami, Florida (also known as the Sheraton River House Hotel). Both loans mature in two years, bear interest at a rate per annum equal to 30-day LIBOR plus 2.75%, and are secured by first priority liens on the respective hotels. Additionally, Patriot REIT has purchased two additional loans on which partnerships affiliated with the members of CHC Lease Partners are borrowers for an aggregate purchase price of $57,000. One of the purchased loans, in the principal amount of approximately $30,700, matures in December 2000 and bears interest at a rate per annum equal to 8.0% until November 30, 1997, 8.5% from December 1, 1997 until November 30, 1999, and 9.0% from December 1, 1999 until December 1, 2000. The second purchased loan, in the principal amount of approximately $24,400, matures on December 31, 1999 and bears interest at a rate per annum equal to 8.0% until December 31, 1997 and 9.5% from January 1, 1998 until December 31, 1999. Each of the purchased loans is secured by first priority liens on the respective hotels. The notes contain certain penalties for early repayment. In connection with such loans, Patriot REIT has entered into a short-term financing arrangement with an affiliate of PaineWebber Real Estate (the "PaineWebber Mortgage Financing"), whereby such affiliate loaned Patriot REIT $103,000 through April 15, 1998 at a rate equal to the greater of 30-day LIBOR plus 1.75% or the borrowing rate on the Revolving Credit Facility. This financing is secured by a collateral assignment of the mortgage loans encumbering the four hotels. In October 1997, Patriot REIT, through certain of its subsidiaries, acquired 100% of the ownership interests in the four partnerships that own these hotels (see "Acquisition of Gencom American Hospitality and Merger with CHC International, Inc." below). As a result, the note balances and the related interest income and expense are eliminated in Patriot REIT's consolidated financial statements.

  In August 1997, the Patriot Companies completed a public offering (the "Offering") of 10,580,000 Paired Shares (including 1,380,000 Paired Shares issued upon exercise of the underwriters' over-allotment option), with net proceeds (less underwriter discount and expenses) of approximately $240,795. The net proceeds were primarily used to reduce the outstanding debt under the Revolving Credit Facility.

  On September 30, 1997, the Patriot Companies exercised their right to call 2,000,033 OP Units in each of the Patriot Partnerships held by The Morgan Stanley Real Estate Fund, L.P., and certain related entities (the

"Morgan Stanley Call"). The exercise price on the Morgan Stanley Call was $25.875 per pair of OP Units. The Morgan Stanley Call was funded with the proceeds of the PaineWebber Direct Placement and the LaSalle Direct Placement as discussed below.

  On November 13, 1997, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,033 Paired Shares to PaineWebber (the "PaineWebber Direct Placement") for a purchase price per Paired Share of $27.6875, or aggregate consideration of approximately $27,688. In addition, pursuant to a letter agreement dated September 30, 1997, the Patriot Companies sold 1,000,000 Paired Shares to LaSalle Advisors Limited Partnership ("LaSalle"), as agent for certain clients of LaSalle (the "LaSalle Direct Placement"), at a purchase price per Paired Share of $27.65, or aggregate consideration of approximately $27,650.

POTENTIAL HOTEL ACQUISITION

  In August 1997, Patriot Operating Company purchased a participating loan from National Resort Ventures, L.P., a Delaware limited partnership, related to the 1,014-room Buena Vista Palace Hotel in Orlando, Florida for $23,750 in cash (the "Participating Note"). The Buena Vista Palace Hotel is owned by a joint venture (the "Buena Vista Joint Venture") between Equitable Life Insurance Company ("Equitable"), which owns a 55% interest, and Hotel Venture Partners, Ltd. ("HVP"), a Florida limited partnership, which owns a 45% interest. Patriot REIT, through certain of its subsidiaries, has entered into a Contribution Agreement dated October 7, 1997 to acquire approximately 90% of HVP's 45% interest in the Buena Vista Joint Venture for approximately $14,000 in cash and units of limited partnership interest in the Patriot REIT Partnership and the Patriot Operating Company Partnership. Patriot REIT was also granted an option to acquire HVP's remaining interest in the Buena Vista Joint Venture. In addition, pursuant to a Purchase and Sale Agreement dated November 6, 1997, Patriot REIT, through certain of its subsidiaries, agreed to acquire Equitable's 55% interest in the Buena Vista Joint Venture for approximately $53,500 in cash. Patriot REIT will also acquire the Participating Note investment held by Patriot Operating Company for $23,750 in cash and also agreed to repay outstanding mezzanine debt of approximately $6,004. Subsequent to acquisition of these joint venture interests (the "Buena Vista Acquisition"), Patriot REIT, through certain of its subsidiaries, will hold an aggregate 95% ownership interest (including a 1% general partnership interest) in the Buena Vista Joint Venture with an option to acquire the remaining 5% interest in three years. The hotel will remain subject to a ground lease and a first leasehold mortgage note in the amount of approximately $50,700.

ACQUISITION OF GENCOM AMERICAN HOSPITALITY AND MERGER WITH CHC INTERNATIONAL,
INC.

  In September 1997, Patriot REIT, through certain of its subsidiaries, acquired seven hotels (including an approximate 50% controlling ownership interest in the Omni Inner Harbor Hotel) and in October 1997, Patriot REIT, through certain of its subsidiaries, acquired three additional hotels. The ten CHC Hotels were acquired from entities affiliated with the Gencom American Hospitality group of companies ("Gencom") and CHC International, Inc. ("CHCI") for an aggregate purchase price of approximately $236,984.

  In addition, Patriot REIT has entered into an agreement whereby Patriot REIT may indirectly acquire the remaining ownership interest in the Omni Inner Harbor Hotel for approximately $19,314. The CHC Hotels are leased to and managed by Patriot Operating Company and its subsidiaries. The purchase of the hotels was financed with approximately $45,000 of cash drawn on the Revolving Credit Facility and by issuing 1,703,943 Paired Shares and 2,174,773 paired OP Units in the Patriot Partnerships in a private placement. Four of the hotels are encumbered by the mortgage loans, in the aggregate amount of approximately $103,443 including accrued interest, that Patriot REIT made in connection with the PaineWebber Mortgage Financing discussed above.

  In addition, Patriot REIT acquired the leasehold interests related to eight hotels which were previously leased by CHC Lease Partners and re-leased such hotels to Patriot Operating Company. Prior to such acquisition, the management contracts with GAH-II, L.P. ("GAH"), an affiliate of CHCI and Gencom, related to the eight hotels were terminated. The aggregate purchase price of the leasehold interests was approximately $52,766. Concurrently, Patriot Operating Company purchased an approximate 50% managing, controlling ownership interest in GAH from affiliates of Gencom for a purchase price of approximately $13,860. These transactions were financed with approximately $644 of cash, and by issuing 2,388,932 paired OP Units of the Patriot REIT Partnership and the Patriot Operating Company Partnership and 476,682 Class C preferred OP Units of Patriot Operating Company Partnership. In connection with Patriot REIT's acquisition of the eight leasehold interests from CHC Lease Partners, CHC Lease Partners was liquidated and its remaining 17 leasehold interests became leasehold interests of CHCI, the ultimate remaining owner of CHC Lease Partners at the time of its liquidation. These 17 leasehold interests will be acquired by Patriot Operating Company if the CHCI Merger is consummated, as described below.

  GAH, directly and through certain of its subsidiaries, owns nine management contracts related to hotels leased by Patriot Operating Company, 15 third-party management contracts, and certain other hospitality management assets. Concurrently with Patriot Operating Company's purchase of its controlling interest in GAH, Patriot Operating Company also entered into a Hospitality Advisory, Asset Management and Support Services Agreement with CHCI and GAH whereby Patriot Operating Company will provide certain hospitality advisory, asset management and support services to certain CHCI and GAH subsidiaries for base fees aggregating approximately $750 per month plus a percentage of excess cash flows of the hotels.

  Patriot REIT, Patriot Operating Company and CHCI have also entered into an Agreement and Plan of Merger dated as of September 30, 1997 for the merger of the hospitality-related businesses of CHCI with and into Patriot Operating Company with Patriot Operating Company being the surviving company (the "CHCI Merger"). Subject to regulatory approvals, CHCI's gaming operations will be transferred to a new legal entity prior to the CHCI Merger and such operations will not be a part of the transaction. It is anticipated that the CHCI Merger will be consummated in the first or second quarter of 1998, although the precise timing is subject to certain conditions, including receipt of all necessary regulatory approvals. As a result of the CHCI Merger, Patriot Operating Company, through its subsidiaries, will acquire the remaining 50% investment interest in GAH, the remaining 17 leases and 16 of the associated management contracts related to the Patriot REIT hotels leased by CHC Lease Partners, 3 management contracts related to Patriot REIT hotels leased by Patriot Operating Company, 12 third-party management contracts, 2 third-party lease contracts, the Grand Bay and Registry Hotels & Resorts proprietary brand names and certain other hospitality management assets. Patriot Operating Company has also agreed to provide CHCI with a $7,000 line of credit until such time as the CHCI Merger is completed. Patriot Operating Company's acquisition of GAH, both the acquisition of an approximate 50% interest in GAH in September 1997 and the acquisition of the remaining approximate 50% interest in connection with the CHCI Merger, is referred to as the "GAH Acquisition" when used in connection with the presentation of pro forma financial data.

  By operation of the CHCI Merger and the transactions related thereto, each issued and outstanding share of CHCI common stock, par value $0.005 per share ("CHCI Share") and certain stock option rights will be converted into the right to receive shares of Series A Redeemable Convertible Preferred Stock, par value $0.01 per share, of Patriot Operating Company ("Operating Company Series A Preferred Stock") and shares of Series B Redeemable Convertible Preferred Stock, par value $0.01 per share, of Patriot Operating Company ("Operating Company Series B Preferred Stock," and collectively with the Operating Company Series A Preferred Stock, the "Operating Company Preferred Stock"). The formula for determining the exchange ratio of CHCI Shares for Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock is based on issuing an aggregate of approximately 4,396,000 shares of Operating Company Preferred Stock (based on an aggregate purchase value of approximately $102,200 and a market price per Paired Share of $23.25), subject to reduction if certain specified events occur and subject to increase representing adjustments for dividends paid on Paired Shares after September 30, 1997. Generally, the aggregate number of shares of Operating Company Preferred Stock that each shareholder shall have the right to receive pursuant to the CHCI Merger shall consist of, to the extent possible, an equal number of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock.

  Generally, each share of Operating Company Series A Preferred Stock may be redeemed for one Paired Share at any time following the one-year anniversary of the closing of the CHCI Merger. Each share of Operating

Company Series B Preferred Stock may be redeemed for one Paired Share, however, such redemption is generally restricted until the fifth-year anniversary of the closing of the CHCI Merger. The value of a Paired Share at the time of redemption (the "Redemption Value") may, at Patriot Operating Company's option, be paid in cash. Further, if Patriot Operating Company fails to comply with certain restrictions, the preferred shares may be redeemed for cash or, at Patriot Operating Company's option, Paired Shares at the Redemption Value plus a premium. The dividend rate on the shares of Operating Company Preferred Stock is equivalent to the dividend rate on the Paired Shares. Dividends on Operating Company Series B Preferred Stock are subject to increase during the five years subsequent to the closing of the CHCI Merger if the shares are transferred by the original holder. If the dividends on the shares of Operating Company Preferred Stock are not paid when due, dividends will instead accrue at the rate of 115% per annum on a compounded basis. The shares of Operating Company Preferred Stock are redeemable at Patriot Operating Company's option at the Redemption Value, plus a premium in the case of the original holders thereof and certain permitted transferees.

  In connection with the GAH Acquisition, preferred OP Units of the Patriot Operating Company Partnership with a value of approximately $5,000 have been held back, and the CHCI Merger equity consideration is subject to reduction in the amount of approximately $5,000 if the hotels and leaseholds acquired fail to achieve certain operating targets over the period prior to the closing of the CHCI Merger.

  In addition, on September 30, 2000 and September 30, 2002, Patriot Operating Company may be obligated to pay the CHCI stockholders, and a subsidiary of Patriot Operating Company may be obligated to pay a Gencom-related entity, additional consideration, in each case based upon the delivery and performance of certain specified assets.

SUMMARY

  As of January 5, 1998, Patriot REIT owned interests in 114 hotels and resorts. The unaudited Pro Forma Financial Statements reflect an approximate 14.1% minority ownership interest in the Patriot REIT Partnership and a 14.8% minority ownership interest in the Patriot Operating Company Partnership, which represents the estimated ownership interest subsequent to consummation of the GAH Acquisition, the CHCI Merger, the PaineWebber Direct Placement, the LaSalle Direct Placement, the acquisition of the Wyndham Emerald Plaza Hotel and the Buena Vista Acquisition.

  The following unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 of Patriot REIT and Patriot Operating Company are derived from the individual unaudited Pro Forma Condensed Consolidated Statements of Operations of Patriot REIT and Patriot Operating Company which are included in this Joint Current Report. Such pro forma information is based in part upon:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996;

    (iii) the Separate and Combined Statements of Operations of Patriot REIT and Patriot Operating Company filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of the certain hotels and businesses acquired or to be acquired by Patriot REIT and Patriot Operating Company filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, and September 30, 1997, as amended, and December 10, 1997, and located elsewhere in this Joint Current Report; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Lessees which are located elsewhere in this Joint Current Report.

  The following unaudited Pro Forma Condensed Combined Statements of Operations assume the following transactions (the "Recent Transactions") have occurred as of January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased the land and related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility; and

    (viii) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition;

    (iii) the CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement; and

    (iv) Patriot REIT has completed the Buena Vista Acquisition and leased such hotel to Patriot Operating Company.

  The pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made. The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Patriot Operating Company would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                            PATRIOT
                                 PATRIOT   OPERATING
                                  REIT      COMPANY                   PRO FORMA
                                PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                                ---------  ---------  ------------    ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease revenue..  $246,371   $    --     $(204,622)(A)  $ 41,749
 Hotel revenue................       --     665,463          --        665,463
 Racecourse facility and land
  lease revenue ..............     5,945     51,946       (5,611)(B)    52,280
 Management fee and service
  fee income..................       --      13,522          --         13,522
 Interest and other income....     2,297      7,234       (3,138)(C)     6,393
                                --------   --------    ---------      --------
 Total revenue................   254,613    738,165     (213,371)      779,407
                                --------   --------    ---------      --------
Expenses:
 Departmental costs--hotel
  operations..................       --     280,407          --        280,407
 Racecourse facility
  operations..................       --      46,351       (5,611)(B)    40,740
 Direct operating costs of
  management company and
  service department..........       --      11,143          --         11,143
 General and administrative...     6,797     79,244          (34)(C)    86,007
 Ground lease expense.........     5,693      5,340          --         11,033
 Repair and maintenance.......       --      33,742          --         33,742
 Utilities....................       --      30,644          --         30,644
 Interest expense.............    81,332      1,393       (3,104)(C)    79,621 (D)
 Real estate and personal
  property taxes and casualty
  insurance...................    26,050        398          --         26,448
 Marketing....................       --      57,714          --         57,714
 Management fees..............       --      12,131          --         12,131
 Depreciation and
  amortization................    72,273     10,348          --         82,621
 Participating lease
  payments....................       --     204,622     (204,622)(A)       --
                                --------   --------    ---------      --------
 Total expenses...............   192,145    773,477     (213,371)      752,251
                                --------   --------    ---------      --------
Income (loss) before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests....................    62,468    (35,312)         --         27,156
 Equity in earnings of
  unconsolidated
  subsidiaries................     7,559        --           --          7,559
                                --------   --------    ---------      --------
Income (loss) before income
 tax provision and minority
 interests....................    70,027    (35,312)         --         34,715
 Income tax provision.........      (170)      (760)         --           (930)
                                --------   --------    ---------      --------
Income (loss) before minority
 interests....................    69,857    (36,072)         --         33,785
 Minority interest in the
  Patriot Partnerships........    (9,499)     5,339          --         (4,160)
 Minority interest in
  consolidated subsidiaries...    (2,491)       --           --         (2,491)
                                --------   --------    ---------      --------
Net income (loss) applicable
 to common shareholders(E)....  $ 57,867   $(30,733)   $     --       $ 27,134 (D)
                                ========   ========    =========      ========
Net income (loss) per common
 Paired Share(F)..............  $   0.77   $  (0.43)                  $   0.36 (D)
                                ========   ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to 62 hotels (including the 17 leases to be acquired in connection with the CHCI Merger and the lease to be acquired with the Buena Vista Acquisition) leased by Patriot REIT to Patriot Operating Company. Such amounts exclude the hotels acquired in the Crow Assets Acquisition which are presented elsewhere herein.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) In connection with the Cal Jockey Merger, Patriot REIT Partnership subscribed for shares of Bay Meadows common stock (which became shares of Patriot Operating Company Common Stock in connection with the Cal Jockey Merger) in an amount equal to the number of shares of Patriot REIT Common Stock that were issued to Old Patriot REIT stockholders in the Cal Jockey Merger. In addition, Patriot REIT Partnership similarly subscribed for OP Units in the Patriot Operating Partnership in an amount equal to the number of Patriot REIT Partnership OP Units that were outstanding subsequent to the Cal Jockey Merger. The subscription for the shares and OP Units was funded through the issuance of promissory notes in the aggregate amount of $58,901 (the "Subscription Notes") payable to Patriot Operating Company (which had a remaining principal balance of approximately $24,170 outstanding as of September 30, 1997). The Subscription Notes accrue interest at a rate of 8% per annum and mature December 31, 1997. The pro forma adjustments represent the elimination of $1,934 of interest income and expense related to the Subscription Notes, the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $34 of other intercompany income and expense items.
(D) The pro forma amounts presented assume an average interest rate of 7.183% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate on variable rate debt would increase pro forma interest expense to $81,702, decrease net income applicable to common shareholders to $25,347 and decrease net income per common share to $0.33.
  In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $3,868 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' results of operations for the nine months ended September 30, 1997.
(E) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the year ended December 31, 1996 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations.
(F) The Patriot REIT and combined pro forma earnings per share are computed based on 75,516 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. The Patriot Operating Company pro forma earnings per share is computed based on 70,836 weighted average common Paired Shares outstanding for the period. Shares of Patriot Operating Company Preferred Stock and other common Paired Share equivalents outstanding were not considered in the computation of Patriot Operating Company's pro forma earnings per share because they are antidilutive. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted for
    (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend. In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 Earnings Per Share ("Statement 128"). Statement 128 specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the year ended December 31, 1996 would be $0.38 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                            PATRIOT
                                 PATRIOT   OPERATING
                                  REIT      COMPANY                   PRO FORMA
                                PRO FORMA  PRO FORMA  ELIMINATIONS      TOTAL
                                ---------  ---------  ------------    ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease revenue..  $199,974   $    --     $(165,601)(A)  $ 34,373
 Hotel revenue................       --     540,191          --        540,191
 Racecourse facility and land
  lease revenue...............     3,504     33,399       (3,246)(B)    33,657
 Management fee and service
  fee income..................       --      14,701          --         14,701
 Interest and other income....     4,043      6,374       (2,306)(C)     8,111
                                --------   --------    ---------      --------
 Total revenue................   207,521    594,665     (171,153)      631,033
                                --------   --------    ---------      --------
Expenses:
 Departmental costs--hotel
  operations..................       --     219,210          --        219,210
 Racecourse facility
  operations..................       --      30,114       (3,246)(B)    26,868
 Direct operating costs of
  management company and
  service department..........       --      12,568          --         12,568
 General and administrative...     6,937     60,041          (24)(C)    66,954
 Ground lease expense.........     5,535      4,349          --          9,884
 Repair and maintenance.......       --      27,672          --         27,672
 Utilities....................       --      23,216          --         23,216
 Interest expense.............    61,747        936       (2,282)(C)    60,401 (D)
 Real estate and personal
  property taxes and casualty
  insurance...................    20,641        290          --         20,931
 Marketing....................       --      46,538          --         46,538
 Management fees..............       --      11,951          --         11,951
 Depreciation and
  amortization................    54,728      5,449          --         60,177
 Participating lease
  payments....................       --     165,601     (165,601)(A)       --
                                --------   --------    ---------      --------
 Total expenses...............   149,588    607,935     (171,153)      586,370
                                --------   --------    ---------      --------
Income (loss) before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests....................    57,933    (13,270)         --         44,663
 Equity in earnings of
  unconsolidated
  subsidiaries................     4,488        --           --          4,488
                                --------   --------    ---------      --------
Income (loss) before income
 tax provision and minority
 interests....................    62,421    (13,270)         --         49,151
 Income tax provision.........      (125)       --           --           (125)
                                --------   --------    ---------      --------
Income (loss) before minority
 interests....................    62,296    (13,270)         --         49,026
 Minority interest in the
  Patriot Partnerships........    (8,432)     1,964          --         (6,468)
 Minority interest in
  consolidated subsidiaries...    (2,493)       --           --         (2,493)
                                --------   --------    ---------      --------
Net income (loss) applicable
 to common shareholders(E)....  $ 51,371   $(11,306)   $     --       $ 40,065 (D)
                                ========   ========    =========      ========
Net income (loss) per common
 Paired Share(F)..............  $   0.68   $  (0.16)                  $   0.53 (D)
                                ========   ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to 62 hotels (including the 17 leases to be acquired in connection with the CHCI Merger and the lease to be acquired with the Buena Vista Acquisition) leased by Patriot REIT to Patriot Operating Company. Such amounts exclude the hotels acquired in the Crow Assets Acquisition which are presented elsewhere herein.
(B) Represents elimination of rental income and expense related to the Racecourse facility and land leased by Patriot REIT to Patriot Operating Company.
(C) The pro forma adjustments represent the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Partnership OP Units issued in connection with the Cal Jockey Merger, the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, and the elimination of $24 of other intercompany income and expense items.
(D) The pro forma amounts presented assume an average interest rate of 7.303% per annum (representing LIBOR plus 1.7%) on the amounts outstanding under the Revolving Credit Facility. An increase of 0.25% in the interest rate on variable rate debt would increase pro forma interest expense to $61,961 and decrease net income applicable to common shareholders to $38,725. Net income per common share would be $0.51. In connection with the closing of the Revolving Credit Facility, deferred loan costs totaling approximately $11,605, including fees, legal and other expenses were incurred and amortization expense of approximately $2,901 is reflected in pro forma interest expense. Amortization of deferred loan costs is computed using the straight-line method over the 3-year loan term. As a result of closing the Revolving Credit Facility, deferred loan costs totaling approximately $2,910 related to the Old Line of Credit were written off. This amount was reported as an extraordinary item in the Patriot Companies' historical results of operations for the nine months ended September 30, 1997 and has been eliminated from operating results for pro forma presentation purposes.
(E) In connection with the GAH Acquisition and the CHCI Merger, Patriot REIT acquired eight Participating Leases held by CHC Lease Partners (and leased these hotels to Patriot Operating Company) and Patriot Operating Company acquired the remaining 17 Participating Leases held by CHC Lease Partners for aggregate consideration of approximately $105,532. Because the intent of the accompanying pro forma condensed combined statement of operations for the nine months ended September 30, 1997 is to reflect the expected continuing impact of the above-described transactions on the Patriot Companies, the adjustment to write off the cost of acquiring these leases has been excluded. This expense will be recorded as an operating expense on Patriot REIT's and Patriot Operating Company's respective statements of operations.
(F) The Patriot REIT and combined pro forma earnings per share is computed based on 76,090 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. The Patriot Operating Company pro forma earnings per share is computed based on 70,836 weighted average common Paired Shares outstanding for the period. Shares of Patriot Operating Company Preferred Stock and other common Paired Share equivalents outstanding were not considered in the computation of Patriot Operating Company's pro forma earnings per share because they are antidilutive. In addition, the net income per common Paired Share and the weighted average number of common Paired Shares and common Paired Share equivalents have been adjusted to reflect the impact of the 1.927-for-1 stock split effected in the form of a stock dividend.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the nine months ended September 30, 1997 would be $0.57 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                  PATRIOT REIT AND PATRIOT OPERATING COMPANY

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet assumes the following transactions have occurred as of September 30, 1997:

    (i) Patriot REIT has acquired the three CHC Hotels, The Buttes, Sheraton City Centre and Wyndham Emerald Plaza Hotel (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company has acquired the members' interests in PAH RSI Lessee;

    (iii) Patriot Operating Company has completed the GAH Acquisition;

    (iv) The CHCI Merger has been consummated on the terms set forth in the CHCI Merger Agreement; and

    (v) Patriot REIT has completed the Buena Vista Acquisition and leased such hotel to Patriot Operating Company.

  In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The following unaudited Pro Forma Condensed Combined Balance Sheet is derived from Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997.

  The following Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Patriot Operating Company.

                   PATRIOT REIT AND PATRIOT OPERATING COMPANY

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                          PATRIOT REIT
                          AND PATRIOT
                           OPERATING
                            COMPANY
                            COMBINED      OTHER       CHC HOTELS      CHCI
                           HISTORICAL  ACQUISITIONS   ACQUISITION    MERGER       BUENA VISTA    PRO FORMA
                              (A)          (B)            (C)          (D)       ACQUISITION(E)    TOTAL
                          ------------ ------------   -----------    -------     --------------  ----------
                                           (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
         ASSETS
Net investment in real
 estate and related
 improvements...........   $1,477,512    $171,616      $116,016      $   --         $145,720     $1,910,864
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........       74,053         --            --           --              --          74,053
Other notes and receiv-
 ables..................       98,538         --        (82,625)(F)      --              --          15,913
Management contracts....       22,453         --            --        22,911 (G)         --          45,364
Trade names.............        2,500         --            --         5,000 (G)         --           7,500
Investment in
 unconsolidated
 subsidiaries...........       12,061         --            --           --              --          12,061
Cash and cash equiva-
 lents..................       21,515       3,588           --           --            1,064         26,167
Restricted cash (H).....       38,196                       --           --            5,222         43,418
Accounts receivable.....       38,540         --            --           --            3,895         42,435
Goodwill................      120,839         --            --         7,269 (I)         --         128,108
Deferred expenses, net..       16,626         --            --           --            2,787         19,413
Deferred acquisition
 costs..................       46,036         --         (6,066)         --          (23,750)        16,220
Prepaid expenses and
 other assets...........       10,538       1,667         1,393          394             769         14,761
Deferred income taxes...          700         --            --           --              --             700
                           ----------    --------      --------      -------        --------     ----------
 Total assets...........   $1,980,107    $176,871      $ 28,718      $35,574        $135,707     $2,356,977
                           ==========    ========      ========      =======        ========     ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Borrowings under a line
 of credit facility and
 mortgage notes.........   $  727,177    $165,268         $ --       $   --         $123,423     $1,015,868
Accounts payable and
 accrued expenses.......       48,561       1,663         1,816 (J)      --            8,183         60,223
Dividends and
 distributions payable..       21,727         --            --           --              --          21,727
Sales taxes payable.....        2,968         --            --           --              --           2,968
Deposits................        2,037         --            --           --            2,023          4,060
Deferred income tax
 liability..............        4,846         --            --           --              --           4,846
Due to unconsolidated
 subsidiaries...........        5,904         --            --           --              --           5,904
Minority interest in the
 Patriot Partnerships...      257,274     (39,316)(K)     7,588 (L)      --            2,078 (M)    227,624
Minority interest in
 consolidated
 subsidiaries...........       29,284         --            --           --              --          29,284
Shareholders' equity:
 Preferred stock........          --          --            --            44 (O)         --              44
 Common stock...........        1,360          40 (K)        17 (N)      --              --           1,417
 Paid-in capital........      941,674      49,216 (K)    19,297 (N)   88,296 (O)         --       1,098,483
 Unearned stock
  compensation, net.....      (15,075)        --            --           --              --         (15,075)
 Retained earnings......      (47,630)        --            --       (52,766)(O)         --        (100,396)
                           ----------    --------      --------      -------        --------     ----------
 Total shareholders'
  equity................      880,329      49,256        19,314       35,574             --         984,473
                           ----------    --------      --------      -------        --------     ----------
 Total liabilities and
  shareholders' equity..   $1,980,107    $176,871      $ 28,718      $35,574        $135,707     $2,356,977
                           ==========    ========      ========      =======        ========     ==========

See notes on following page.

PATRIOT REIT AND PATRIOT OPERATING COMPANY NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT SHARE AMOUNTS):

(A) Represents the historical combined financial position of Patriot REIT and Patriot Operating Company as of September 30, 1997.
(B) Represents adjustments to the Patriot Companies' pro forma financial position assuming Patriot REIT had acquired The Buttes, Sheraton City Centre and Wyndham Emerald Plaza Hotel as of September 30, 1997.
(C) Represents adjustments to the Patriot Companies' pro forma financial position assuming the three CHC Hotels purchased in October 1997 and the remaining approximate 50% ownership interest in the Omni Inner Harbor Hotel had been acquired as of September 30, 1997.
(D) Represents adjustments to the Patriot Companies' pro forma financial position assuming the CHCI Merger had been consummated as of September 30, 1997.
(E) Represents adjustments to the Patriot Companies' pro forma financial position assuming Patriot REIT had completed the Buena Vista Acquisition as of September 30, 1997.
(F) Represents the elimination of the principal balance of the mortgage notes held by Patriot REIT encumbering three of the CHC Hotels.
(G) Represents the estimated value of the management contracts and trade names acquired.
(H) The restricted cash balance represents the cash proceeds from the PaineWebber Land Sale (in the initial amount of $80,864) that were placed in a restricted trust account in order to facilitate a tax-deferred, like-kind exchange through the acquisition of suitable hotel properties. In order to qualify as a tax-deferred exchange, suitable properties must be located and exchanged and the exchange must be effectuated within a relatively short time period allowed by Internal Revenue Service regulations. Management believes that the three hotel properties that have been purchased thus far with PaineWebber Land Sale proceeds are suitable hotel properties that qualify as a tax-deferred, like-kind exchange.
(I) Represents the purchase consideration in excess of the fair market value of the net assets of CHCI.
(J) Represents adjustment for accounts payable and accrued expenses assumed or incurred in connection with the acquisition of hotel properties.
(K) Represents adjustments to reflect the redemption of 2,000,033 OP units of the Patriot Partnerships in connection with the Morgan Stanley Call and the issuance of an aggregate 2,000,033 Paired Shares in the PaineWebber Direct Placement and the LaSalle Direct Placement and the issuance of 221,553 OP Units of the Patriot Partnerships in connection with the acquisition of Wyndham Emerald Plaza Hotel.
(L) Represents adjustments to reflect the issuance of 326,348 OP Units of the Patriot Partnerships in connection with the acquisition of three of the CHC Hotels.
(M) Represents adjustments to reflect the issuance of approximately 67,913 OP Units of the Patriot Partnerships in connection with the Buena Vista Acquisition.
(N) Represents adjustments to reflect the issuance of 830,713 Paired Shares in connection with the acquisition of the remaining approximate 50% interest in the Omni Inner Harbor Hotel.
(O) Represents the following adjustments to Shareholders' Equity:

                                                   PREFERRED PAID-IN RETAINED
                                                     STOCK   CAPITAL EARNINGS
                                                   --------- ------- --------
      Pursuant to issuance of a total of
       approximately 4,395,700 shares of Series A
       Preferred Stock and Series B Preferred
       Stock of Patriot Operating Company in
       connection with the CHCI Merger............    $44    $88,296 $    --
      Write-off the estimated cost to acquire 17
       Participating Leases related to hotels
       leased by Patriot REIT to CHC Lease
       Partners and related transactions..........    --         --   (52,766)
                                                      ---    ------- --------
                                                      $44    $88,296 $(52,766)
                                                      ===    ======= ========

  In connection with the CHCI Merger, Patriot Operating Company will acquire the remaining 17 Participating Leases held by CHC Lease Partners, issuing a combination of Operating Company Series A Preferred Stock and Operating Company Series B Preferred Stock in connection with the transaction. The cost of acquiring these leases will be recorded as an operating expense in Patriot Operating Company's results of operations. However, because the intent of the pro forma financial statements is to reflect, among other things, the expected continuing impact of the CHCI Merger on Patriot Operating Company, this adjustment has been excluded from the pro forma statements of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                          OLD PATRIOT
                             REIT     CAL JOCKEY    RECENT      CHC HOTELS
                          HISTORICAL  HISTORICAL TRANSACTIONS   ACQUISITION    BUENA VISTA       OTHER       PRO FORMA
                              (A)        (B)         (C)            (D)       ACQUISITION(E)  ADJUSTMENTS      TOTAL
                          ----------- ---------- ------------   -----------   --------------  -----------    ---------
                                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............    $75,893    $   --      $108,497 (F)   $39,702 (F)    $22,434 (F)   $   (155)     $246,371
 Rental of Racecourse
  facility and land.....        --       4,918        1,027 (G)       --             --             --          5,945
 Interest and other
  income................        600        494        1,203 (H)       --             --             --          2,297
                            -------    -------     --------       -------        -------       --------      --------
 Total revenue..........     76,493      5,412      110,727        39,702         22,434           (155)      254,613
                            -------    -------     --------       -------        -------       --------      --------
Expenses:
 Ground lease expense...      1,075        --         4,238 (I)       380            --             --          5,693
 General and
  administrative........      4,500      5,696       (3,399)(J)       --             --             --          6,797
 Interest expense.......      7,380        --        52,870 (K)     7,753 (K)      5,083 (K)      8,246 (K)    81,332 (S)
 Real estate and
  personal property
  taxes and casualty
  insurance.............      7,150        --        11,140 (L)     5,217 (L)      2,543 (L)        --         26,050
 Depreciation and
  amortization..........     17,420        932       36,752 (M)    11,477          5,692            --         72,273
                            -------    -------     --------       -------        -------       --------      --------
 Total expenses.........     37,525      6,628      101,601        24,827         13,318          8,246       192,145
                            -------    -------     --------       -------        -------       --------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....     38,968     (1,216)       9,126        14,875          9,116         (8,401)       62,468
Equity in earnings of
 unconsolidated
 subsidiaries...........      5,845        --         1,714 (N)       --             --             --          7,559
                            -------    -------     --------       -------        -------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............     44,813     (1,216)      10,840        14,875          9,116         (8,401)       70,027
Income tax provision....        --         --           --            --             --            (170)(O)      (170)
                            -------    -------     --------       -------        -------       --------      --------
 Income (loss) before
  minority interests....     44,813     (1,216)      10,840        14,875          9,116          (8,571)      69,857
 Minority interest in
  Patriot REIT
  Partnership...........     (6,767)       --           --            --             --          (2,732)(P)    (9,499)
 Minority interest in
  consolidated
  subsidiaries..........        (55)       --        (1,980)(Q)       --            (456)(Q)        --         (2,491)
                            -------    -------     --------       -------        -------       --------      --------
Net income (loss)
 applicable to common
 shareholders...........    $37,991    $(1,216)    $  8,860       $14,875        $ 8,660       $(11,303)     $ 57,867 (S)
                            =======    =======     ========       =======        =======       ========      ========
Net income (loss) per
 common
 share (R)..............    $  1.06    $ (0.11)                                                              $   0.77 (S)
                            =======    =======                                                               ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents Old Patriot REIT's historical results of operations for the year ended December 31, 1996.
(B) Represents the historical results of operations of Cal Jockey for the year ended December 31, 1996.
(C) Represents adjustment to Patriot REIT's results of operations assuming (i) the Cal Jockey Merger and the related transactions have been consummated;
    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel); (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) the Offering has been completed; and
    (viii) the 24 hotels acquired by Patriot REIT, the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.
(D) Represents adjustment to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(E) Represents adjustments to Patriot REIT's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.
(F) Represents adjustments to participating lease revenue assuming the 80 hotels owned by Patriot REIT and its subsidiaries (excluding the hotels acquired in the Crow Assets Acquisition which are presented elsewhere herein, the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(G) Represents adjustments to Racecourse facility rental revenue as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(H) Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain royalty fees...................................................  $ 1,170
      Related to the $500 mortgage note receivable issued to the
       Patriot REIT Partnership by NorthCoast Hotels, L.L.C. .........       48
      Related to interest earned from notes receivable from an
       unconsolidated subsidiary......................................       21
      Related to the elimination of interest earned on the $2,900 note receivable issued to Old Patriot REIT by Cal Jockey in
       connection with the Cal Jockey Merger..........................      (36)
                                                                        -------
                                                                        $ 1,203
                                                                        =======

(I) Represents pro forma ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber of $3,964 and pro forma ground lease payments to be made with respect to certain of the hotels of $274.
(J) Represents the following adjustments to general and administrative expense:
      Related to elimination of administrative salaries and other expenses not expected to be incurred by Patriot REIT...........  $  (568)
      Related to elimination of non-recurring legal fees..............   (1,344)
      Related to elimination of Cal Jockey Merger related costs.......   (3,284)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot REIT...............      150
      Related to the annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to 5-
       year vesting periods...........................................    1,647
                                                                        -------
                                                                        $(3,399)
                                                                        =======

(K) Interest expense consists of the following components:
      Historical interest expense.....................................  $ 7,380
      Interest expense related to 49 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel, the Crow
       Assets Acquisition, the Buena Vista Acquisition and the CHC
       Hotels)........................................................   46,845
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company......................................    1,934
      Interest expense related to amortization of deferred loan costs
       (including $3,868 of amortization related to costs associated
       with the Revolving Credit Facility)............................    3,998
      Interest expense related to amortization of capitalized
       interest.......................................................       93
      Interest expense related to four of the CHC Hotels encumbered by
       mortgage loans held by Patriot REIT............................    7,753
      Interest expense related to first leasehold mortgage debt
       assumed in connection with the Buena Vista Acquisition.........    5,083
      Interest expense related to the acquisition of the 10 CHC Hotels
       and Buena Vista Acquisition....................................    8,246
                                                                        -------
                                                                        $81,332
                                                                        =======

(L) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the 49 hotels acquired since January 1, 1996 (excluding the Park Shore Hotel and the Crow Assets Acquisition).
(M) Represents the following adjustments to depreciation and amortization:

      Depreciation related to 49 hotels acquired by Patriot REIT since January 1, 1996 (excluding the Park Shore Hotel, the
       Crow Assets Acquisition, the Buena Vista Acquisition and the
       CHC Hotels)................................................... $34,461
      Reduction of depreciation expense related to the Racecourse
       facility......................................................    (93)
      Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
       adjusted to estimated fair market value.......................   2,384
                                                                      -------
                                                                      $36,752
                                                                      =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for furniture, fixtures and equipment ("F, F & E"). These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(N) Represents equity in income of PAH WindWatch, L.L.C. and PAH Boulders, Inc. acquired in September 1996 and January 1997, respectively.
(O) Represents an adjustment for estimated state income tax liabilities.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 14.1%.
(Q) Represents the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation, the limited liability companies which own certain other hotels, the Sheraton City Centre Partnership and the Buena Vista Joint Venture assuming such entities had been formed and the 17 hotels owned by such entities had been acquired at January 1, 1996.
(R) Pro forma earnings per share is computed based on 75,516 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend,
    (ii) the conversion of each share of Old Patriot REIT Common Stock into
    0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 35,938 and 11,106 weighted average common shares and common share equivalents outstanding for Old Patriot REIT and Cal Jockey, respectively.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.81 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(S) If the interest rate on variable rate debt increased by 0.25%, interest expense would increase to approximately $83,413, net income would decrease to $56,080 and net income per common share would decrease to $0.74.

                                  PATRIOT REIT

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                             REIT       RECENT      CHC HOTELS
                          HISTORICAL TRANSACTIONS   ACQUISITION    BUENA VISTA       OTHER       PRO FORMA
                             (A)         (B)            (C)       ACQUISITION(D)  ADJUSTMENTS      TOTAL
                          ---------- ------------   -----------   --------------  -----------    ---------
                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............   $117,770    $ 37,224 (E)   $25,632 (E)    $19,348 (E)   $    --       $199,974
 Rental of Racecourse
  facility and land.....      1,323       2,181 (F)       --             --             --          3,504
 Interest and other
  income................      4,215        (172)(G)       --             --             --          4,043
                           --------    --------       -------        -------       --------      --------
 Total revenue..........    123,308      39,233        25,632         19,348            --        207,521
                           --------    --------       -------        -------       --------      --------
Expenses:
 Ground lease expense...      1,993       3,340 (H)       202            --             --          5,535
 General and
  administrative........      7,582        (645)(I)       --             --             --          6,937
 Interest expense.......     31,977      17,243 (J)     4,719 (J)      3,818 (J)      3,990 (J)    61,747 (S)
 Real estate and
  personal property
  taxes and casualty
  insurance.............     11,219       4,191 (K)     3,317 (K)      1,914 (K)        --         20,641
 Cost of acquiring
  leaseholds............     43,820     (43,820)(L)       --                                          --
 Depreciation and
  amortization..........     30,656      13,285 (M)     6,518          4,269            --         54,728
                           --------    --------       -------        -------       --------      --------
 Total expenses.........    127,247      (6,406)       14,756         10,001          3,990       149,588
                           --------    --------       -------        -------       --------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision, minority
 interests and
 extraordinary item.....     (3,939)     45,639        10,876          9,347         (3,990)       57,933
 Equity in earnings of
  unconsolidated
  subsidiaries..........      4,488         --            --             --             --          4,488
                           --------    --------       -------        -------       --------      --------
Income (loss) before
 income tax provision,
 minority interests and
 extraordinary item.....        549      45,639        10,876          9,347         (3,990)       62,421
 Income tax provision...        --         (125)(N)       --             --             --           (125)
                           --------    --------       -------        -------       --------      --------
Income (loss) before
 minority interests and
 extraordinary item.....        549      45,514        10,876          9,347         (3,990)       62,296
 Minority interest in
  Patriot REIT
  Partnership...........     (1,194)        --            --             --          (7,238)(O)    (8,432)
 Minority interest in
  consolidated
  subsidiaries..........     (1,368)       (658)(P)       --            (467)(P)        --         (2,493)
                           --------    --------       -------        -------       --------      --------
Income (loss) before
 extraordinary item.....     (2,013)     44,856        10,876          8,880        (11,228)       51,371
 Extraordinary loss from
  early extinguishment
  of debt, net of
  minority interest.....     (2,534)      2,534 (Q)       --             --             --            --
                           --------    --------       -------        -------       --------      --------
Net income (loss)
 applicable to common
 shareholders...........   $ (4,547)   $ 47,390       $10,876        $ 8,880       $(11,228)     $ 51,371 (S)
                           ========    ========       =======        =======       ========      ========
Net income (loss) per
 common share:
 Income (loss) before
  extraordinary item....   $  (0.04)                                                             $   0.68
 Extraordinary loss.....      (0.05)                                                                  --
                           --------                                                              --------
Net income (loss) per
 common share (R).......   $  (0.09)                                                             $   0.68 (S)
                           ========                                                              ========

See notes on following page.

NOTES TO PATRIOT REIT PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents Patriot REIT's historical results of operations for the nine months ended September 30, 1997.
(B) Represents adjustments to Patriot REIT's results of operations assuming
    (i) the Cal Jockey Merger and the related transactions have been consummated; (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased the Racecourse land to Patriot REIT and Patriot REIT has subleased this land to Patriot Operating Company; (iii) Patriot REIT has leased certain land to Borders, Inc.; (iv) Patriot REIT has completed the Recent Acquisitions (excluding the Park Shore Hotel);
    (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and (vii) the Offering has been completed as of January 1, 1996.
(C) Represents adjustments to Patriot REIT's results of operations assuming the CHC Hotels had been acquired as of January 1, 1996.
(D) Represents adjustments to Patriot REIT's results of operations assuming the Buena Vista Acquisition had occurred as of January 1, 1996.
(E) Represents adjustments to participating lease revenue assuming the 80 hotels owned by Patriot REIT and its subsidiaries (excluding the hotels acquired in the Crow Assets Acquisition which are presented elsewhere herein, the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel which are not leased to Lessees and excluding the Park Shore Hotel) had been leased to the Lessees or Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Racecourse facility rental revenue including adjustments as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and the PaineWebber Land Sale and (ii) rental income related to the Borders Lease.
(G) Represents the following adjustments to interest and other income:

      Related to interest earned on notes receivable issued to the
       Patriot REIT Partnership by PAH RSI Lessee in connection with the sale of certain assets and the right to receive certain
       royalty fees..................................................  $    46
      Cal Jockey historical interest income prior to the Cal Jockey
       Merger........................................................    1,715
      Eliminate interest earned on the mortgage notes receivable from
       affiliates of CHC Lease Partners..............................   (1,869)
      Related to interest earned on other notes receivable ..........      (64)
                                                                       -------
                                                                       $  (172)
                                                                       =======

(H) Represents ground lease payments pursuant to the ground lease agreement with an affiliate of PaineWebber.
(I) Represents the following adjustments to general and administrative expense:
      Cal Jockey historical general and administrative expense for the six month period prior to the Cal Jockey Merger...........  $ 2,657
      Elimination of non-recurring legal fees and Cal Jockey Merger
       related costs.................................................   (2,092)
      Adjustment to the amortization of unearned stock compensation computed on the straight-line method over the 3 to 5-year
       vesting periods (primarily to allocate a portion of the costs
       to Patriot Operating Company).................................   (1,210)
                                                                       -------
                                                                       $  (645)
                                                                       =======

(J) Interest expense consists of the following components:
      Historical interest expense....................................  $31,977
      Interest expense related to the hotels acquired by Patriot REIT since January 1, 1997 (excluding the Park Shore Hotel, the
       Crow Assets Acquisition, the Buena Vista Acquisition and the
       CHC Hotels)...................................................   12,725
      Interest expense related to the Subscription Notes payable to
       Patriot Operating Company.....................................    1,450
      Interest expense related to amortization of deferred loan costs
       (including $2,901 of amortization related to costs associated
       with the Revolving Credit Facility)...........................    2,998
      Interest expense related to amortization of capitalized
       interest......................................................       70
      Interest expense related to three CHC Hotels encumbered by mortgage loans held by Patriot REIT acquired subsequent to
       September 30, 1997............................................    4,719
      Interest expense related to the first leasehold mortgage debt
       assumed in connection with the Buena Vista Acquisition........    3,818
      Interest expense related to the Buena Vista Acquisition .......    3,990
                                                                       -------
                                                                       $61,747
                                                                       =======

(K) Represents real estate and personal property taxes and casualty insurance to be paid by Patriot REIT related to the hotels acquired since January 1, 1997 (excluding the Park Shore Hotel and the Crow Assets Acquisition).
(L) Represents elimination of the cost of acquiring seven leaseholds related to Participating Lease agreements for seven hotels leased by CHC Lease Partners recorded as an operating expense in Patriot REIT's historical results of operations. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.

(M) Represents the following adjustments to depreciation and amortization:

      Depreciation related to hotels acquired by Patriot REIT from
       January 1, 1997 through
       September 30, 1997 (excluding the Park Shore Hotel)............. $12,430
      Reduction of depreciation expense related to the Racecourse
       facility........................................................   (240)
      Amortization of goodwill resulting from the adjustment for purchase method of accounting whereby the Racecourse facility and retained leasehold improvements owned by Cal Jockey are
       adjusted to estimated fair market value.........................   1,095
                                                                        -------
                                                                        $13,285
                                                                        =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements, 20 years for the Racecourse facility and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the industry in general. Amortization of goodwill is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets.
(N) Represents an adjustment for estimated state income tax liabilities.
(O) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 14.1%.
(P) Represents adjustments to the minority interest related to the partnerships with an affiliate of Doubletree Hotels Corporation, the limited liability companies which own certain other hotels, the Sheraton City Centre Partnership and the Buena Vista Joint Venture assuming such entities had been formed and the 17 hotels owned by such entities had been acquired as of January 1, 1996.
(Q) Represents elimination of extraordinary loss from the early extinguishment of debt. Patriot REIT recognized the loss as a result of the write-off of unamortized deferred loan costs related to the Old Line of Credit when it was replaced with the Revolving Credit Facility. Because the intent of the pro forma financial statements is to reflect the expected continuing impact of certain transactions on the Patriot Companies, this non-recurring expense has been excluded from the pro forma statements of operations.
(R) Pro forma earnings per share is computed based on 76,090 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares. In addition, the historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.73 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.
(S) If the interest rate on variable rate debt increased by 0.25%, interest expense would increase to approximately $63,307, net income would decrease to $50,031 and net income per common share would decrease to $0.66.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            BAY                    CHC HOTELS                     CHCI
                          MEADOWS      RECENT       AND LEASE        GAH       HOSPITALITY
                         HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL    DIVISION      BUENA VISTA
                            (A)         (B)            (C)           (D)           (E)       ACQUISITION(F)   OTHER
                         ---------- ------------   -----------    ----------   -----------   --------------  -------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue..........   $   --      $167,602      $187,365        $  --        $ 5,282        $38,090      $   --
 Other hotel revenue...       --       141,122        97,250           --          4,351         24,401          --
 Racecourse facility
  revenue..............    51,946          --            --            --            --             --           --
 Management fee and
  service fee income...       --         3,165           --          7,270         9,032            --        (5,945)(G)
 Interest and other
  income...............     1,526        4,979 (H)       --             14           715            --           --
                          -------     --------      --------        ------       -------        -------      -------
 Total revenue.........    53,472      316,868       284,615         7,284        19,380         62,491       (5,945)
                          -------     --------      --------        ------       -------        -------      -------
Expenses:
 Departmental costs--
  hotel operations.....       --       137,612       112,873           --          3,995         25,927          --
 Racecourse facility
  operations...........    45,658          693 (I)       --            --            --             --           --
 Management company and
  service department
  operations...........       --         1,595           --          4,882         4,666            --           --
 General and
  administrative.......     4,381       31,495 (J)    28,568 (K)     1,056 (K)     9,431 (K)      4,313 (K)      --
 Ground lease expense..       --           733           --            --            --           4,607          --
 Repair and
  maintenance..........       --        18,304        13,120           --            --           2,318          --
 Utilities.............       --        13,955        14,167           --            --           2,522          --
 Marketing.............     1,436       25,512        27,085           --            --           3,681          --
 Management fees.......       --         9,728         6,671           --            --           1,677       (5,945)(G)
 Depreciation and
  amortization.........       754        1,591 (L)       --            112           853            --         7,038 (L)
 Participating lease
  payments.............       --        88,309 (M)    93,879 (M)       --            --          22,434 (M)      --
 Interest expense......       130        1,240           --             23         3,304            --        (3,304)(N)
 Real estate and
  personal property
  taxes and casualty
  insurance............       398          --            --            --            --             --           --
                          -------     --------      --------        ------       -------        -------      -------
 Total expenses........    52,757      330,767       296,363         6,073        22,249         67,479       (2,211)
                          -------     --------      --------        ------       -------        -------      -------
Income (loss) before
 income tax provision
 and minority
 interests.............       715      (13,899)      (11,748)        1,211        (2,869)        (4,988)      (3,734)
 Income tax provision..      (260)         --            --            --            (92)(O)        --          (408)(O)
                          -------     --------      --------        ------       -------        -------      -------
Income (loss) before
 minority interest.....       455      (13,899)      (11,748)        1,211        (2,961)        (4,988)      (4,142)
 Minority interest in
  Patriot Operating
  Company Partnership..       --           --            --            --            --             --         5,339 (P)
                          -------     --------      --------        ------       -------        -------      -------
Net income (loss)
 applicable to common
 shareholders..........   $   455     $(13,899)     $(11,748)       $1,211       $(2,961)       $(4,988)     $ 1,197
                          =======     ========      ========        ======       =======        =======      =======
Net income (loss) per
 common share (Q)......   $  0.04
                          =======
                         PRO FORMA
                           TOTAL
                         ----------
Revenue:
 Room revenue..........  $398,339
 Other hotel revenue...   267,124
 Racecourse facility
  revenue..............    51,946
 Management fee and
  service fee income...    13,522
 Interest and other
  income...............     7,234
                         ----------
 Total revenue.........   738,165
                         ----------
Expenses:
 Departmental costs--
  hotel operations.....   280,407
 Racecourse facility
  operations...........    46,351
 Management company and
  service department
  operations...........    11,143
 General and
  administrative.......    79,244
 Ground lease expense..     5,340
 Repair and
  maintenance..........    33,742
 Utilities.............    30,644
 Marketing.............    57,714
 Management fees.......    12,131
 Depreciation and
  amortization.........    10,348
 Participating lease
  payments.............   204,622
 Interest expense......     1,393
 Real estate and
  personal property
  taxes and casualty
  insurance............       398
                         ----------
 Total expenses........   773,477
                         ----------
Income (loss) before
 income tax provision
 and minority
 interests.............   (35,312)
 Income tax provision..      (760)
                         ----------
Income (loss) before
 minority interest.....   (36,072)
 Minority interest in
  Patriot Operating
  Company Partnership..     5,339
                         ----------
Net income (loss)
 applicable to common
 shareholders..........  $(30,733)
                         ==========
Net income (loss) per
 common share (Q)......  $  (0.43)
                         ==========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the historical results of operations of Patriot Operating Company (formerly known as Bay Meadows) for the year ended December 31, 1996.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 26 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 13 of the Recent Acquisitions, the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the year ended December 31, 1996 of the 10 CHC Hotels and 25 hotels leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the year ended December 31, 1996, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the twelve months ended November 30, 1996, assuming such contracts had been acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents the results of operations for the year ended December 31, 1996 of the Buena Vista Palace Hotel assuming such hotel was leased to Patriot Operating Company as of January 1, 1996.
(G) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger, such hotels are assumed to be managed by Patriot Operating Company.
(H) Adjustments to interest and other income consist of the following components:

      Interest and other income related to PAH RSI Lessee............. $ 2,030
      Interest income related to the Subscription Notes receivable
       from Patriot REIT..............................................   1,934
      Interest income related to the Participating Note...............   1,015
                                                                       -------
                                                                       $ 4,979
                                                                       =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.
(I) Represents adjustment to Racecourse facility rental expense as a result of
    (i) the new lease agreement between Patriot REIT and Patriot Operating
    Company subsequent to the Cal Jockey Merger and the related transactions and (ii) the PaineWebber Land Sale.
(J) Represents the following adjustments to general and administrative expense:
      Represents expense related to the hotels recently acquired...... $27,587
      Represents general liability insurance expense..................   1,582
      Related to elimination of costs related to the Cal Jockey
       Merger.........................................................    (861)
      Related to increased salaries, insurance, travel, audit, legal and other expenses associated with operating as a public
       company and the continued growth of Patriot Operating Company..     300
      Represents expense related to the annual amortization of
       unearned stock compensation computed on a straight-line basis
       over the 3 to 5-year vesting periods...........................   2,887
                                                                       -------
                                                                       $31,495
                                                                       =======

(K) Represent general and administrative expense related to the 10 CHC Hotels and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(L) Represents the following adjustments to depreciation and amortization:
      Adjustment to increase depreciation related to F, F & E......... $   245
      Adjustment to reflect amortization of goodwill..................     438
      Adjustment to reflect amortization of trade names...............     125
      Adjustment to reflect amortization of management contract
       costs..........................................................     783
                                                                       -------
                                                                       $ 1,591
                                                                       =======
      Adjustment to increase depreciation related to F, F & E......... $    86
      Adjustment to reflect amortization of goodwill..................     600
      Adjustment to reflect amortization of trade names...............     250
      Adjustment to amortization of management contract costs.........   6,102
                                                                       -------
                                                                       $ 7,038
                                                                       =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.

(M) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(N) Represents the elimination of interest expense related to debt that Patriot Operating Company will not assume in connection with the CHCI Merger.
(O) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustments to the operating results of Patriot Operating Company for the year ended December 31, 1996.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 14.8%.
(Q) Pro forma earnings per share is computed based on 70,836 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares or other common share equivalents outstanding because they are antidilutive. The historical net income per common share and the weighted average number of common shares have been adjusted for (i) the March 1997 2-for-1 stock split on Old Patriot REIT Common Stock effected in the form of a stock dividend, (ii) the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and (iii) the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 11,106 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.43 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                           PATRIOT OPERATING COMPANY

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                          OPERATING                 CHC HOTELS                     CHCI
                           COMPANY      RECENT       AND LEASE        GAH       HOSPITALITY   BUENA VISTA
                          HISTORICAL TRANSACTIONS   ACQUISITION    HISTORICAL    DIVISION     ACQUISITION               PRO FORMA
                             (A)         (B)            (C)           (D)           (E)           (F)        OTHER        TOTAL
                          ---------- ------------   -----------    ----------   -----------   -----------   -------     ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $20,437     $127,631      $146,163        $  --        $ 4,164       $31,573     $   --      $329,968
 Other hotel revenue....     9,834      104,868        71,352           --          3,559        20,610         --       210,223
 Racecourse facility
  revenue...............    10,861       22,538           --            --            --            --          --        33,399
 Management fee and
  service fee income....     1,577        2,836           --          6,805         6,747           --       (3,264)(G)   14,701
 Interest and other
  income................     1,475        1,876           983           142           590           --        1,308 (H)    6,374
                           -------     --------      --------        ------       -------       -------     -------     --------
 Total revenue..........    44,184      259,749       218,498         6,947        15,060        52,183      (1,956)     594,665
                           -------     --------      --------        ------       -------       -------     -------     --------
Expenses:
 Departmental costs--
  hotel operations......    10,032      100,644        84,047           --          3,193        21,294         --       219,210
 Racecourse facility
  operations............    10,536       19,664 (I)       --            --            --            --          (86)(I)   30,114
 Management company and
  service department
  operations............       260        1,458           --          2,147         8,703           --          --        12,568
 General and
  administrative........     4,081       25,147 (J)    21,186 (J)     3,413 (J)     5,573 (J)     3,267 (J)  (2,626)(K)   60,041
 Ground lease expense...       --           523           --            --            --          3,826         --         4,349
 Repair and
  maintenance...........     1,186       14,280         9,967           --            --          2,239         --        27,672
 Utilities..............     1,450        9,662        10,302           --            --          1,802         --        23,216
 Marketing..............     3,122       18,677        21,678           532           --          2,529         --        46,538
 Management fees........       699        8,224         4,827           --            --          1,465      (3,264)(G)   11,951
 Depreciation and
  amortization..........     1,142          370           --            103           792           --        3,042 (L)    5,449
 Participating lease
  payments..............    10,686       65,891 (M)    69,676 (M)       --            --         19,348 (M)     --       165,601
 Interest expense.......        11          912           --             13         1,934           --       (1,934)(N)      936
 Real estate and
  personal property
  taxes and casualty
  insurance.............        48          220           --             22           --            --          --           290
                           -------     --------      --------        ------       -------       -------     -------     --------
 Total expenses.........    43,253      265,672       221,683         6,230        20,195        55,770      (4,868)     607,935
                           -------     --------      --------        ------       -------       -------     -------     --------
Income (loss) before
 income tax provision
 and minority
 interests..............       931       (5,923)       (3,185)          717        (5,135)       (3,587)      2,912      (13,270)
 Income tax (provision)
  benefit...............       (94)         471 (O)       --            --            (74)(O)       --         (303)(O)      --
                           -------     --------      --------        ------       -------       -------     -------     --------
Income (loss) before
 minority interest......       837       (5,452)       (3,185)          717        (5,209)       (3,587)      2,609      (13,270)
 Minority interest in
  Patriot Operating
  Company Partnership...      (115)         --            --            --            --            --        2,079 (P)    1,964
 Minority interest in
  consolidated
  subsidiaries..........       (13)         --            --            --            --            --           13          --
                           -------     --------      --------        ------       -------       -------     -------     --------
Net income (loss)
 applicable to common
 shareholders...........   $   709     $ (5,452)     $ (3,185)       $  717       $(5,209)      $(3,587)    $ 4,701     $(11,306)
                           =======     ========      ========        ======       =======       =======     =======     ========
Net income (loss) per
 common share (Q).......   $  0.01                                                                                      $  (0.16)
                           =======                                                                                      ========

See notes on following page.

NOTES TO PATRIOT OPERATING COMPANY PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the historical results of operations of Patriot Operating Company for the three months ended September 30, 1997. As a result of the Cal Jockey Merger on July 1, 1997, Patriot Operating Company is considered for financial reporting purposes to have commenced operations as of such date.
(B) Represents adjustments to Patriot Operating Company's results of operations assuming 26 of Patriot REIT's hotel properties had been leased to Patriot Operating Company as of January 1, 1996. These hotel properties include 13 of the Recent Acquisitions, the eight hotels previously leased to PAH RSI Lessee, the three hotels previously leased to Grand Heritage Leasing, L.L.C., the Doubletree Hotel at Allen Center and the Doubletree Hotel in Tulsa, Oklahoma.
(C) Represents the combined results of operations for the nine months ended September 30, 1997 of the 10 CHC Hotels and 25 leases of CHC Lease Partners leased by CHC Lease Partners assuming that such hotels were leased to Patriot Operating Company as of January 1, 1996.
(D) Represents the results of operations of GAH for the nine months ended September 30, 1997, assuming it had been acquired by Patriot Operating Company as of January 1, 1996.
(E) Represents the results of operations for the contracts acquired as a result of the CHCI Merger for the nine months ended August 31, 1997, as if they were acquired by Patriot Operating Company as of January 1, 1996.
(F) Represents adjustments to Patriot Operating Company's results of operations assuming the Buena Vista Palace Hotel had been leased to Patriot Operating Company as of January 1, 1996.
(G) Represents the elimination of management fees for Patriot REIT hotels previously managed by Gencom and CHCI, which subsequent to the GAH Acquisition and the CHCI Merger such hotels are assumed to be managed by Patriot Operating Company.
(H) Adjustments to interest and other income consists of the following components:

      Interest income related to the Subscription Notes receivable
       from Patriot REIT..............................................  $   723
      Interest income related to the Participating Note...............      585
                                                                        -------
                                                                        $ 1,308
                                                                        =======

  All other interest and other income balances presented represent historical amounts recorded by hotels and businesses acquired.
(I) Represents historical expense amount of $19,664 recorded by Bay Meadows for the six months prior to the Cal Jockey Merger and an adjustment in the amount of $86 to Racecourse facility rental expense as a result of (i) the new lease agreement between Patriot REIT and Patriot Operating Company subsequent to the Cal Jockey Merger and the related transactions and (ii)
    the PaineWebber Land Sale.
(J) Represent general and administrative expense related to the hotels acquired and general and administrative expense related to the contracts acquired in connection with the GAH Acquisition and the CHCI Merger.
(K) Represents the following adjustments to general and administrative expense:
      Eliminate costs related to the Cal Jockey Merger................  $(4,792)
      Expense related to annual amortization of unearned stock
       compensation computed on a straight-line basis over the 3 to 5-
       year vesting periods...........................................    2,166
                                                                        -------
                                                                        $(2,626)
                                                                        =======

(L) Depreciation and amortization expense consists of the following components:
      Depreciation related to F, F & E and other assets...............  $ 2,306
      Amortization of goodwill........................................      546
      Amortization of trade names.....................................       94
      Amortization of management contract costs.......................    2,503
                                                                        -------
                                                                        $ 5,449
                                                                        =======

  Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill related to the Cal Jockey Merger is computed using the straight-line method over a 40 year estimated useful life. Because the paired share structure is "grandfathered" under the Code, management believes the life of the paired share structure is perpetual. Under generally accepted accounting principles, however, the maximum amortization period is 40 years for intangible assets. Amortization of goodwill related to the acquisition of the management operations of Grand Heritage Hotels, Inc., GAH and CHCI is computed using the straight-line method over a 20 year estimated useful life. Amortization of trade names is computed using the straight-line method over a 20 year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the estimated remaining term of the contracts.
(M) Represents lease payments from Patriot Operating Company to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(N) Represents the elimination of interest expense related to debt which Patriot Operating Company will not assume in connection with the CHCI Merger.
(O) Represents an adjustment to the estimated federal and state tax liability as a result of the pro forma adjustment to Patriot Operating Company for the nine months ended September 30, 1997.
(P) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the assumed transactions of approximately 14.8%.

(Q) Pro forma earnings per share is computed based on 70,836 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of Patriot Operating Company Preferred Stock into Paired Shares or other common share equivalents outstanding because they are anitdilutive. The historical net income per common share and the weighted average number of common shares and common share equivalents have been adjusted for the conversion of each share of Old Patriot REIT Common Stock into 0.51895 Paired Shares issued in the Cal Jockey Merger, and the July 1997 1.927-for-1 stock split effected in the form of a stock dividend, as applicable. Historical basis earnings per share is computed based on 51,104 weighted average common shares and common share equivalents outstanding.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.16 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels to Lessees, except those hotels leased to Patriot Operating Company and except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through the Non-Controlled Subsidiaries and are managed directly by Operators. The Combined Lessees subsequent to (i) the Cal Jockey Merger and the related transactions;
(ii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT);
(iii) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (iv) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Hotels, L.L.C. ("NorthCoast Lessee") which leases 11 hotels (excluding the Park Shore Hotel), DTR North Canton, Inc. ("Doubletree Lessee") which leases four hotels, Crow Hotel Lessee, Inc. which leased two hotels (prior to the acquisition of certain of the hotels in the Crow Assets Acquisition), and Metro Hotel Leasing Corporation ("Metro Lease Partners") which leases one hotel. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 18 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The eight hotels which were leased to PAH RSI Lessee, the 25 hotels which were leased to CHC Lease Partners, and the three hotels leased to Grand Heritage Leasing, L.L.C. are assumed to have been leased to Patriot Operating Company and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                            (IN THOUSANDS)
Revenue:
 Room................................................   $ 88,410     $ 72,100
 Food and beverage...................................     36,878       28,663
 Telephone and other.................................      7,837        6,193
                                                        --------     --------
    Total revenue....................................    133,125      106,956
                                                        --------     --------
Expenses:
 Departmental costs and expenses.....................     54,564       42,397
 General and administrative..........................     12,595        9,520
 Ground lease expense................................      2,496          985
 Repair and maintenance..............................      6,670        5,072
 Utilities...........................................      5,435        4,038
 Marketing...........................................      9,169        7,495
 Participating lease payments(A).....................     41,749       34,373
                                                        --------     --------
    Total expenses...................................    132,678      103,880
                                                        --------     --------
Income before lessee income (expense)................        447        3,076
                                                        --------     --------
Dividend and interest income(B)......................        142        1,087
Management fees(C)...................................     (3,479)      (3,102)
Lessee general and administrative(D).................       (577)        (478)
                                                        --------     --------
                                                          (3,914)      (2,493)
                                                        --------     --------
Net income (loss)....................................   $ (3,467)    $    583
                                                        ========     ========

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On January 5, 1998 pursuant to the Agreement and Plan of Merger dated as of April 14, 1997, as thereafter amended, (the "Wyndham Merger Agreement") between Patriot REIT, Patriot Operating Company and Wyndham Hotel Corporation ("Wyndham"), Wyndham merged with and into Patriot REIT, with Patriot REIT being the surviving corporation (the "Wyndham Merger"). Following the Wyndham Merger, Patriot REIT continued to be referred to as "Patriot American Hospitality, Inc." and Patriot Operating Company changed its name to "Wyndham International, Inc." ("Wyndham International").

  Pursuant to the Wyndham Merger Agreement, subject to certain adjustments and the right of Wyndham stockholders to elect to receive $42.80 per share in cash (such election being referred to herein as a "Cash Election" and such cash to be received being referred to herein as "Cash Consideration") as described below, Wyndham stockholders received, for each share of common stock, par value $0.01 per share, of Wyndham ("Wyndham Common Stock") held by them on January 5, 1998 (the "Effective Time" of the Wyndham Merger), 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Patriot Operating Company Common Stock which shares are paired and transferable only as a single unit (the
1.372 conversion ratio being referred to herein as the "Exchange Ratio"). The average closing price of a Paired Share as reported on the New York Stock Exchange ("NYSE") over the 20 trading days immediately preceding the fifth business day prior to the special meeting of the stockholders of Wyndham (the "Patriot Average Closing Price") was $29.556. As a result, no adjustment to the Exchange Ratio was required pursuant to certain provisions of the Wyndham Merger Agreement. Each Paired Share of Patriot REIT Common Stock and Patriot Operating Company Common Stock outstanding immediately prior to the Wyndham Merger remained outstanding after the Wyndham Merger and represented the same number of Paired Shares of Patriot REIT Common Stock and Patriot Operating Company Common Stock.

  As a result of certain provisions of the Internal Revenue Code applicable to REITs like Patriot REIT, the shares of Wyndham Common Stock owned by CF Securities, L.P. ("CF Securities"), the holder of approximately 43.7% of the Wyndham Common Stock immediately prior to the Wyndham Merger, could not be converted solely into Paired Shares pursuant to the terms of the Wyndham Merger Agreement. Accordingly, Patriot REIT and CF Securities entered into a Stock Purchase Agreement dated April 14, 1997 (the "Stock Purchase Agreement") which provided for the issuance to CF Securities immediately prior to the consummation of the Wyndham Merger of a combination of Paired Shares and shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Patriot REIT (the "Series A Preferred Stock") at the Exchange Ratio for its shares of Wyndham Common Stock.

  In lieu of receiving Paired Shares, Wyndham stockholders had the right under the Wyndham Merger Agreement to make a Cash Election to receive Cash Consideration in an amount equal to $42.80 for each share of Wyndham Common Stock held by them. Pursuant to the Stock Purchase Agreement, CF Securities had an equivalent right to make a Cash Election with regard to the shares of Wyndham Common Stock held by it and elected to receive cash with respect to all 9,447,745 of its shares of Wyndham Common Stock. The maximum aggregate amount of cash to be paid to Wyndham stockholders and CF Securities pursuant to such Cash Election rights was a total of $100,000. Accordingly, the maximum number of shares of Wyndham Common Stock to be converted into Cash Consideration was 2,336,448 shares. CF Securities and other holders of Wyndham Common Stock made Cash Elections with regard to the shares of Wyndham Common Stock held by them in excess of the $100,000 of available cash. As a result, such cash was allocated on a pro rata basis among such stockholders and CF Securities based upon the respective number of shares of Wyndham Common Stock as to which a Cash Election was made. The Wyndham stockholders (other than CF Securities) received Paired Shares at the Exchange Ratio for their shares of Wyndham Common Stock which were not converted into Cash Consideration.

Pursuant to the terms of the Stock Purchase Agreement, CF Securities received a combination of 6,427,217 Paired Shares and 4,860,876 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Patriot REIT ("Series A Preferred Stock") for its shares of Wyndham Common Stock which were not converted into Cash Consideration. In connection with the rescheduling of the record date for Patriot REIT's dividend payment for the fourth quarter of 1997 to January 8, 1998, stockholders of Wyndham (including CF Securities) who made Cash Elections also received $0.43904 for each of their shares of Wyndham Common Stock converted into Cash Consideration, for an aggregate of approximately $1,025.

  As a result of the Wyndham Merger, Wyndham stockholders (including CF Securities) received a total of 21,594,188 Paired Shares and $100,000 of cash, and CF Securities was issued 4,860,876 shares of Series A Preferred Stock. Patriot REIT acquired Wyndham's assets described in further detail below and assumed Wyndham's existing indebtedness, substantially all of which has been refinanced with funds drawn on the Revolving Credit Facility.


  As of January 5, 1998, Wyndham's portfolio of owned, leased or managed hotels (excluding hotels closed for renovation) consisted of 98 hotels operated by Wyndham, as well as 8 franchised hotels, which in the aggregate contained approximately 26,000 rooms. Wyndham's portfolio includes 89 upscale hotel properties and 17 midscale properties operating under the ClubHouse brand. Wyndham acquired through merger in July 1997 Kansas City-based ClubHouse, a privately-held hospitality company with a portfolio of 17 hotels. Of the hotels comprising ClubHouse's portfolio, Wyndham acquired through the merger or in related acquisition transactions ownership of 13 ClubHouse hotels and partial ownership of three ClubHouse hotels. Wyndham also acquired through the merger ownership of the "ClubHouse" brand name, as well as license rights with respect to one franchised ClubHouse hotel.

  Following the Wyndham Merger, Patriot REIT, through certain of its subsidiaries, (excluding hotels closed for renovation) owned the 10 Wyndham hotels and 13 ClubHouse hotels and leased such hotels to Wyndham International. The 13 hotel leases assumed by Patriot REIT were sub-leased to Wyndham International. Wyndham's remaining 54 management and franchise contracts (excluding the seven hotels that Wyndham manages that are owned by Patriot REIT and the ten hotels included in the Crow Assets Acquisition described below), the Wyndham and the ClubHouse proprietary brand names and the Wyndham hotel management company were transferred to corporate subsidiaries of Patriot REIT (collectively, the "New Non-Controlled Subsidiaries"). Patriot REIT owns a 99% non-voting interest and Wyndham International owns the 1% controlling voting interest in each of the New Non-Controlled Subsidiaries. Therefore, the operating results of the New Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the New Non-Controlled Subsidiaries using the equity method of accounting.

  In connection with the Wyndham Merger, Wyndham completed the tender offer for its 10 1/2% Senior Subordinated Notes due 2006 (the "Notes"). The tender offer expired at 12:00 midnight, EST, on January 2, 1998. All Notes validly tendered in the tender offer, which represented approximately 98.5% of the outstanding principal amount of the Notes, were accepted for purchase. Payment of the tender offer consideration, the consent payment (for valid consents received by 5:00 p.m., EST, on December 11, 1997, the consent date), if applicable, and accrued and unpaid interest in the aggregate amount of approximately $116,160 was made on January 8, 1998 and was financed primarily with funds drawn on the Revolving Credit Facility.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by Wyndham are adjusted to estimated fair market value. The fair market value of the assets and liabilities of Wyndham has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of Wyndham will materially change; however, the allocation of purchase costs is subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  In connection with the execution of the Wyndham Merger Agreement, the Patriot REIT Partnership also entered into agreements with certain partnerships that are owned by certain members of the Trammell S. Crow family and their affiliates, certain current and former executive officers of Wyndham and others (the "Crow Family Entities") providing for the acquisition by Patriot REIT of up to 11 full-service Wyndham-brand hotels with 3,072 rooms (the "Crow Assets") for approximately $331,664 in cash, plus approximately $14,000 in additional consideration if two hotels meet certain operational targets (the "Crow Assets Acquisition"). On December 16, 1997, the Patriot REIT Partnership acquired nine of the hotels in the Crow Assets. Patriot REIT currently expects that the purchase of the Milwaukee Hotel will be delayed up to 24 months and the purchase of the Palm Springs Hotel will be delayed until the first quarter of 1998 pending the receipt of certain third party consents. Accordingly, the Pro Forma Financial Statements include only the results of operations of 10 hotels with 2,851 rooms which represent approximately $308,633 of the total purchase price. The Milwaukee Hotel acquisition has been excluded due to the length of the expected delay in closing. Subsequent to the Crow Assets Acquisition, Patriot REIT leased the purchased hotels to Wyndham International. In addition, in connection with the Crow Assets Acquisition, the leases with the Wyndham Lessee related to the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel were terminated and Patriot REIT leased these hotel properties to Wyndham International.

  Prior to the closing of the acquisition of the nine hotels on December 16, 1997 discussed above, the Patriot REIT Partnership and the Crow Family Entities reached an agreement in principle that they would waive any conditions to the closing that the Wyndham Merger be consummated concurrently with consummation of the Crow Assets Acquisition.

  The Wyndham Merger and the Related Transactions and the Crow Assets Acquisition are collectively referred to herein as the "Wyndham Transactions."

  The following unaudited Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 assume the Wyndham Merger and the Crow Assets Acquisition had occurred on January 1, 1996. The pro forma information is also presented as if the following Recent Transactions had occurred on January 1, 1996:

    (i) the Cal Jockey Merger and the related transactions have been consummated on terms set forth in the Cal Jockey Merger Agreement;

    (ii) the PaineWebber Land Sale has been consummated, the PaineWebber affiliate has leased that portion of the land upon which the Racecourse is situated to Patriot REIT, and Patriot REIT has subleased this land and the related improvements to Patriot Operating Company;

    (iii) Patriot REIT has leased certain land to Borders, Inc.;

    (iv) Patriot Operating Company has completed the Grand Heritage Acquisition and the acquisition of PAH RSI Lessee;

    (v) Patriot REIT has acquired the Recent Acquisitions (excluding the Park Shore Hotel);

    (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;

    (vii) Patriot REIT has replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; and

    (viii) the Offering of 10,580,000 Paired Shares has been completed.

  The unaudited Pro Forma Condensed Combined Statements of Operations also assume the following additional transactions have occurred at the beginning of the periods presented:

    (i) Patriot REIT has acquired the CHC Hotels and leased such hotel to Patriot Operating Company;

    (ii) Patriot Operating Company has completed the GAH Acquisition;

    (iii) the CHCI Merger has been consummated on terms set forth in the CHCI Merger Agreement; and

    (iv) Patriot REIT has completed the Buena Vista Acquisition and leased such hotel to Patriot Operating Company.

  In addition, the pro forma results of operations for the year ended December 31, 1996 assume the 24 hotels acquired during 1996 and the private placement of equity securities and the public offering of common stock completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996.

  In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The Pro Forma Condensed Combined Statements of Operations are derived from
(i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 included elsewhere in this Joint Current Report; (ii) the Consolidated Statements of Income of Wyndham for the year ended December 31, 1996 and the nine months ended September 30, 1997 filed with Wyndham's Annual Report on Form 10-K for the year ended December 31, 1996 and Wyndham's Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, respectively; and (iii) the Combined Crow Family Hotel Partnerships financial statements for the year ended December 31, 1996 and the nine months ended September 30, 1997 which were filed in the Patriot Companies' Joint Current Report on Form 8-K dated December 10, 1997. During 1996, one of the hotels to be acquired in the Crow Assets Acquisition (the La Guardia Airport Hotel) was closed for renovation. As a result the hotel reported no historical results of operations for 1996 and therefore is not included in the following unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997. The following pro forma financial information is also based in part upon the following additional financial information:

    (i) the Separate and Combined Statements of Income of Cal Jockey and Bay Meadows filed with the Cal Jockey and Bay Meadows Joint Annual Report on Form 10-K for the year ended December 31, 1996;

    (ii) the Consolidated Statements of Operations of Old Patriot REIT filed with the Old Patriot REIT Annual Report on Form 10-K for the year ended December 31, 1996;

    (iii) the Separate and Combined Statements of Income of Patriot REIT and Patriot Operating Company filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997;

    (iv) the historical financial statements of certain hotels acquired by Old Patriot REIT filed in Old Patriot REIT's Current Reports on Form 8-K dated April 2, 1996, as amended, December 5, 1996 and January 16, 1997, as amended;

    (v) the historical financial statements of certain hotels and businesses acquired or to be acquired by the Patriot Companies filed in the Patriot Companies' Joint Current Reports on Form 8-K dated September 17, 1997, September 30, 1997, as amended, and December 10, 1997, and located elsewhere in this Joint Current Report; and

    (vi) the Pro Forma Condensed Combined Statements of Operations of the Combined Lessees which are located elsewhere in this Joint Current Report.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                         PATRIOT
                             PATRIOT    OPERATING
                              REIT       COMPANY
                           AND WYNDHAM AND WYNDHAM                  PRO FORMA
                            PRO FORMA   PRO FORMA   ELIMINATIONS      TOTAL
                           ----------- -----------  ------------    ----------
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue................   $312,451   $      --     $(279,721)(A)  $   32,730
 Hotel revenue...........        --       969,834          --          969,834
 Racecourse facility
  revenue, hotel and land
  lease revenue..........     17,714       51,946      (17,380)(B)      52,280
 Management fee, service
  fee and reimbursement
  income.................        --        48,621          --           48,621
 Interest and other
  income.................      2,797        9,484       (3,138)(C)       9,143
                            --------   ----------    ---------      ----------
 Total revenue...........    332,962    1,079,885     (300,239)      1,112,608
                            --------   ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......        --       407,183          --          407,183
 Racecourse facility
  operations.............        --        46,351       (5,611)(B)      40,740
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............        --        43,809          --           43,809
 General and
  administrative.........      7,097      111,421          (34)(C)     118,484
 Ground lease and hotel
  lease expense..........     16,824       17,109      (11,769)(B)      22,164
 Repair and maintenance..        --        45,836          --           45,836
 Utilities...............        --        40,635          --           40,635
 Interest expense........    142,248        1,393       (3,104)(C)     140,537
 Real estate and personal
  property taxes and
  casualty insurance.....     38,104          847          --           38,951
 Marketing...............        --        77,053          --           77,053
 Management fees.........        --        11,527          --           11,527
 Depreciation and
  amortization...........    103,325       29,431          --          132,756
 Participating lease
  payments...............        --       279,721     (279,721)(A)         --
                            --------   ----------    ---------      ----------
 Total expenses..........    307,598    1,112,316     (300,239)      1,119,675
                            --------   ----------    ---------      ----------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............     25,364      (32,431)         --           (7,067)
 Equity in earnings of
  unconsolidated
  subsidiaries...........      2,871          --         5,051 (D)       7,922
                            --------   ----------    ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......     28,235      (32,431)       5,051             855
 Income tax (provision)
  benefit................       (345)       5,282          --            4,937
                            --------   ----------    ---------      ----------
Income (loss) before
 minority interests......     27,890      (27,149)       5,051           5,792
 Minority interests in
  the Patriot
  Partnerships...........     (2,718)       2,519          --             (199)
 Minority interest in
  consolidated
  subsidiaries ..........     (2,491)       5,051       (5,051)(D)      (2,491)
                            --------   ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders............   $ 22,681   $  (19,579)   $     --       $    3,102 (E)
                            --------   ----------    ---------      ----------
Net income (loss) per
 common Paired Share(F)..   $   0.22   $    (0.21)                  $     0.03 (E)
                            ========   ==========                   ==========

--------
(A) Represents elimination of participating lease revenue and expense related to the 97 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, the elimination of $1,934 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.

(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(E) The pro forma balances reflect that Wyndham stockholders elected to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock were exchanged for Paired Shares and shares of Patriot REIT Series A Preferred Stock. The pro forma balances reflect (i) approximately 2,336 shares of Wyndham Common Stock were purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock); and (ii) an average interest rate of 7.333% per annum on the borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%, respectively) on outstanding debt obligations of approximately $1,698,849.

    The following table presents the net impact to pro forma combined net income applicable to common shareholders and net income per common Paired Share assuming the interest rate on variable rate debt increases by 0.25%.

     Loss before income tax benefit and minority interests in the
      Patriot Partnerships (after minority interest in consolidated subsidiaries and other partnerships)...........................  $(7,505)
     Income tax benefit..............................................    4,937
     Minority interests in the Patriot Partnerships..................      429
                                                                       -------
     Net loss applicable to common shareholders......................  $(2,139)
                                                                       =======
     Net loss per common Paired Share................................  $ (0.02)
                                                                       =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
      Patriot REIT Partnership.......................................     10.7%
                                                                       =======
      Patriot Operating Company Partnership..........................     11.4%
                                                                       =======
     Weighted average number of common Paired Shares.................   92,429
                                                                       =======

    The Patriot Companies entered into agreements with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to provide for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan were used in part to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) The Patriot REIT and combined pro forma earnings per share is computed based on 102,552 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares. The Patriot Operating Company pro forma earnings per share is computed based on 92,429 weighted average common Paired Shares outstanding for the period. Shares of preferred stock and other common Paired Share equivalents outstanding were not considered in the computation of Patriot Operating Company's pro forma earnings per share because they are antidilutive.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the year ended December 31, 1996 would be $0.03 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                          PATRIOT
                              PATRIOT    OPERATING
                               REIT       COMPANY
                            AND WYNDHAM AND WYNDHAM                 PRO FORMA
                             PRO FORMA   PRO FORMA  ELIMINATIONS      TOTAL
                            ----------- ----------- ------------    ---------
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................   $257,269    $    --     $(229,902)(A)  $ 27,367
 Hotel revenue............        --      798,461          --        798,461
 Racecourse facility
  revenue, hotel and land
  lease revenue...........     19,759      33,399      (19,501)(B)    33,657
 Management fee, service
  fee and reimbursement
  income..................        --       45,034          --         45,034
 Interest and other
  income..................      4,043       8,507       (2,306)(C)    10,244
                             --------    --------    ---------      --------
 Total revenue............    281,071     885,401     (251,709)      914,763
                             --------    --------    ---------      --------
Expenses:
 Departmental costs--hotel
  operations..............        --      313,828          --        313,828
 Racecourse facility
  operations..............        --       30,114       (3,246)(B)    26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..        --       40,331          --         40,331
 General and
  administrative..........      7,162      87,586          (24)(C)    94,724
 Ground lease and hotel
  lease expense...........     20,017      20,604      (16,255)(B)    24,366
 Repair and maintenance...        --       37,954          --         37,954
 Utilities................        --       32,716          --         32,716
 Interest expense.........    108,029         936       (2,282)(C)   106,683
 Real estate and personal
  property taxes and
  casualty insurance......     29,895         290          --         30,185
 Marketing................        --       63,899          --         63,899
 Management fees..........        --       11,436          --         11,436
 Depreciation and
  amortization............     78,017      20,709          --         98,726
 Participating lease
  payments................        --      229,902     (229,902)(A)       --
                             --------    --------    ---------      --------
 Total expenses...........    243,120     890,305     (251,709)      881,716
                             --------    --------    ---------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................     37,951      (4,904)         --         33,047
 Equity in earnings of
  unconsolidated
  subsidiaries............      6,023         --        (1,415)(D)     4,608
                             --------    --------    ---------      --------
Income (loss) before
 income tax provision and
 minority interests.......     43,974      (4,904)      (1,415)       37,655
 Income tax provision.....       (256)     (3,654)         --         (3,910)
                             --------    --------    ---------      --------
Income (loss) before
 minority interests.......     43,718      (8,558)      (1,415)       33,745
 Minority interests in the
  Patriot Partnerships....     (4,411)      1,137          --         (3,274)
 Minority interest in
  consolidated
  subsidiaries............     (2,493)     (1,415)       1,415 (D)    (2,493)
                             --------    --------    ---------      --------
Net income (loss)
 applicable to common
 shareholders.............   $ 36,814    $ (8,836)   $     --       $ 27,978 (E)
                             ========    ========    =========      ========
Net income (loss) per
 common Paired Share(F)...   $   0.36    $  (0.10)                  $   0.27 (E)
                             ========    ========                   ========

--------
(A) Represents elimination of participating lease revenue and expense related to the 97 hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.

(E) The pro forma balances reflect that Wyndham stockholders elected to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000 and the remaining outstanding shares of Wyndham Common Stock were exchanged for Paired Shares and shares of Patriot REIT Series A Preferred Stock. The pro forma balances reflect (i) approximately 2,336 shares of Wyndham Common Stock were purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock); and (ii) an average interest rate of 7.453% per annum on the borrowings related to the Revolving Credit Facility and the Term Loan (representing LIBOR plus 1.85%) on outstanding debt obligations of approximately $1,698,849.

    The following table presents the net impact to pro forma combined net income applicable to common stockholders and net income per common Paired Share assuming the interest rate on variable rate debt increases by 0.25%.

     Income before income tax provision and minority interests in the Patriot Partnerships (after minority interest in
      consolidated subsidiaries and other partnerships).............  $30,764
     Income tax provision...........................................   (3,910)
     Minority interests in the Patriot Partnerships.................   (2,804)
                                                                      -------
     Net income applicable to common shareholders...................  $24,050
                                                                      =======
     Net income per common Paired Share.............................  $  0.23
                                                                      =======
     Estimated minority interest percentage in the Patriot
      Partnerships subsequent to the Wyndham Transactions:
      Patriot REIT Partnership......................................     10.7%
                                                                      =======
      Patriot Operating Company Partnership.........................     11.4%
                                                                      =======
     Weighted average number of common Paired Shares and common
      Paired Share equivalents outstanding..........................  103,126
                                                                      =======

    The Patriot Companies entered into agreements with PaineWebber Real Estate and Chase to increase the amount available under the Revolving Credit Facility to $900,000 and to provide for a new Term Loan commitment for an unsecured Term Loan of $350,000. The Revolving Credit Facility and the Term Loan were used to finance the Wyndham Transactions. Deferred loan costs of approximately $6,737 related to the financing associated with the Wyndham Transactions have been reflected in the pro forma financial information.

(F) The Patriot REIT and combined pro forma earnings per share is computed based on 103,126 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares. The Patriot Operating Company pro forma earnings per share is computed based on 92,429 weighted average common Paired Shares outstanding for the period. Shares of preferred stock and other common Paired Share equivalents outstanding were not considered in the computation of Patriot Operating Company's pro forma earnings per share because they are antidilutive.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the nine months ended September 30, 1997 would be $0.30 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Wyndham Transactions had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere in this Joint Current Report, which is presented as if the following transactions have occurred as of September 30, 1997:

    (i) Patriot REIT acquired the three CHC Hotels, the Sheraton City Centre, the Wyndham Emerald Plaza Hotel and The Buttes (which were acquired subsequent to September 30, 1997) and has acquired the remaining approximate 50% interest in the Omni Inner Harbor Hotel and leased such hotels to Patriot Operating Company;

    (ii) Patriot Operating Company acquired the members' interests in PAH RSI Lessee;

    (iii) Patriot Operating Company completed the GAH Acquisition;

    (iv) the CHCI Merger was consummated on terms set forth in the CHCI Merger Agreement; and

    (v) Patriot REIT completed the Buena Vista Acquisition and leased such hotel to Patriot Operating Company.

  Such pro forma information is based in part upon Wyndham's Consolidated Balance Sheet as of September 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with Wyndham's and the Patriot Companies' respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of the Wyndham Transactions at their estimated fair market values and the elimination of Wyndham's historical shareholders' equity. The fair market values of the assets and liabilities of Wyndham have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of Wyndham will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Wyndham Transactions.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT
                           REIT AND
                           PATRIOT
                          OPERATING
                           COMPANY    CROW ASSETS
                          PRO FORMA   ACQUISITION    WYNDHAM                     PRO FORMA
                           TOTAL(A)   PRO FORMA(B) PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ----------  ------------ ------------   -----------    ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........  $1,910,864    $320,357     $290,391      $165,494 (D)  $2,687,106
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      74,053         --           --            --           74,053
Notes and other
 receivables from
 affiliates.............         --          --        24,800           --           24,800
Notes receivable........      15,913         --         1,931           --           17,844
Investment in
 unconsolidated
 subsidiaries...........      12,061         --         4,092           --           16,153
Cash and cash
 equivalents............      26,167         --        14,819           --           40,986
Restricted cash.........      43,418         --           936           --           44,354
Accounts receivable,
 net....................      42,435         --        15,682           --           58,117
Goodwill................     128,108         --        20,857       311,788 (E)     460,753
Deferred expenses, net..      19,413         --         8,019            18 (F)      27,450
Deferred acquisition
 costs..................      16,220         --           --            --           16,220
Management contract
 costs..................      45,364         --        11,419        53,463 (G)     110,246
Trade name and franchise
 costs..................       7,500         --           --         85,550 (H)      93,050
Prepaid expenses and
 other assets...........      14,761         --        41,006           --           55,767
Deferred income taxes...         700         --        16,347       (15,551)(I)       1,496
                          ----------    --------     --------      --------      ----------
 Total assets...........  $2,356,977    $320,357     $450,299      $600,762      $3,728,395
                          ==========    ========     ========      ========      ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................  $1,015,868    $320,357     $228,986      $133,638 (J)  $1,698,849
Accounts payable and
 accrued expenses.......      60,223         --        45,756           --          105,979
Dividends and
 distributions payable..      21,727         --           --            --           21,727
Sales taxes payable.....       2,968         --           --            --            2,968
Deferred income tax
 liability..............       4,846         --        20,970        50,609 (I)      76,425
Deposits................       4,060         --         1,996           --            6,056
Deferred gain...........         --          --        11,511       (11,511)(I)         --
Due to unconsolidated
 subsidiaries...........       5,904         --           --            --            5,904
Minority interests in
 the Patriot
 Partnerships...........     227,624         --           --            --          227,624
Minority interest in
 consolidated
 subsidiaries...........      29,284         --         2,828           --           32,112
Shareholders' equity:
 Preferred stock........          44         --           --             49 (K)          93
 Common stock...........       1,417         --           216           216 (K)       1,849
 Paid-in capital........   1,098,483         --       133,137       466,902 (L)   1,698,522
 Unearned stock
  compensation, net.....     (15,075)        --           --                        (15,075)
 Notes receivable from
  stockholders..........         --          --       (17,138)(M)       --          (17,138)
 Receivable from
  affiliates............         --          --        (1,229)(N)       --           (1,229)
 Unrealized gain on
  securities available
  for sale..............         --          --           790          (790)(L)         --
 Unrealized foreign
  exchange loss.........         --          --          (192)          192 (L)         --
 Retained earnings......    (100,396)        --        22,668       (38,543)(L)    (116,271)
                          ----------    --------     --------      --------      ----------
 Total shareholders'
  equity................     984,473         --       138,252       428,026       1,550,751
                          ----------    --------     --------      --------      ----------
 Total liabilities and
  shareholders' equity..  $2,356,977    $320,357     $450,299      $600,762      $3,728,395
                          ==========    ========     ========      ========      ==========

See notes on following page.

PATRIOT REIT AND WYNDHAM INTERNATIONAL, ADJUSTED FOR THE WYNDHAM TRANSACTIONS NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997, which reflects the Cal Jockey Merger and the transactions related thereto.
(B) Represents adjustments to Patriot REIT's and Wyndham International's pro forma financial position assuming consummation of the Crow Assets Acquisition had occurred at September 30, 1997.
(C) Represents Wyndham's pro forma financial position as of September 30, 1997.
(D) Represents adjustment for the purchase method of accounting whereby the investments in hotel properties owned by Wyndham are adjusted to record the assets at their estimated fair market values.
(E) Represents the purchase consideration in excess of fair market value of the net assets of Wyndham.
(F) Represents the additional loan fees to be incurred in conjunction with the financing for the Wyndham Transactions, net of Wyndham's historical deferred loan fees.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by Wyndham (including the management contracts acquired in the ClubHouse acquisition) are adjusted to their estimated fair market values. Wyndham holds management contracts with certain of its affiliates and with unrelated third parties for 45 hotels. The contracts have an average remaining life of approximately 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents the estimated fair market value of the Wyndham and ClubHouse tradenames and other franchise related assets.
(I) Pursuant to the Wyndham Merger, deferred income taxes, the deferred income tax liability and the deferred gain which resulted from the sale and lease-back of the hotel properties leased by GHALP, Inc., an affiliate of Wyndham, have been adjusted to reflect the effects of the Wyndham Merger.
(J) Represents financing of $6,737 of additional loan fees related to the financing of the Wyndham Transactions, mortgage prepayment penalties of approximately $15,875, acquisition-related costs of approximately $11,026 incurred in connection with the Wyndham Transactions, and $100,000 of cash paid for shares of Wyndham Common Stock.
(K) Represents adjustments to record the exchange of Wyndham Common Stock for Paired Shares and shares of Patriot REIT Series A Preferred Stock.
    Pursuant to the Wyndham Merger Agreement and the Stock Purchase Agreement, Wyndham stockholders elected to receive for each share of Wyndham Common Stock held by them either (i) cash for shares, up to a maximum of $100,000 of total funds available or (ii) 1.372 shares of Patriot REIT Common Stock and 1.372 shares of Wyndham International Common Stock. In addition, pursuant to the Stock Purchase Agreement, CF Securities received 1.372 shares of Patriot REIT Series A Preferred Stock for each share of Wyndham Common Stock held by CF Securities that was not exchanged for Paired
    Shares or cash. As of September 30, 1997, 21,618 shares of Wyndham Common Stock were outstanding. The pro forma balances reflect approximately 2,336 shares of Wyndham Common Stock that were purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The remaining 19,282 shares of Wyndham Common Stock were exchanged for approximately 21,594 Paired Shares, resulting in an adjustment to increase common stock, and approximately 4,861 shares of Patriot REIT Series A Preferred Stock, resulting in an adjustment to increase preferred stock.
(L) Represents adjustments to shareholders' equity to eliminate Wyndham's pro forma equity accounts totaling $156,619 and record equity based on the number of Paired Shares and shares of Patriot REIT Series A Preferred
    Stock issued in the Wyndham Merger. The pro forma balances reflect that Wyndham stockholders elected to receive cash for their shares of Wyndham Common Stock up to the maximum funds available of $100,000. As a result, approximately 2,336 shares of Wyndham Common Stock were purchased for cash (based on total funds available of $100,000 and Cash Consideration of $42.80 per share of Wyndham Common Stock). The total purchase consideration for the Wyndham Merger is approximately $688,617 (based upon 19,282 shares of Wyndham Common Stock exchanged for approximately 21,594 Paired Shares and 4,861 shares of Patriot REIT Series A Preferred Stock (which are convertible on a 1-for-1 basis into Paired Shares) and an estimated market price per Paired Share of $22.25 (which is based upon the closing price on April 11, 1997, the business day prior to the date of the execution of the Wyndham Merger Agreement, of Old Patriot REIT's Common Stock) and $100,000 of cash consideration).
    In connection with the Wyndham Merger, options to purchase approximately 1,017 shares of Wyndham Common Stock which were issued by Wyndham to certain officers and employees of Wyndham were converted to options to purchase 1,395 Paired Shares. Such options to purchase Paired Shares vested immediately upon consummation of the Wyndham Merger and are exercisable in full. The stated exercise prices were adjusted to reflect the Exchange Ratio. The excess of the estimated value of a Paired Share on the date the Wyndham Merger is consummated (based upon the closing price on April 11, 1997, the business day prior to the date of execution of the Wyndham Merger Agreement, of Old Patriot REIT's Common Stock on the NYSE of $22.25 and the Exchange Ratio) over the stated exercise price of the options (as adjusted for the Exchange Ratio) is reflected as additional purchase consideration for the Wyndham Merger.
(M) Represents shareholder notes purchased by Wyndham in conjunction with its initial public offering. In connection with the Wyndham Merger, Patriot REIT acquired these notes at their historical cost, which approximates their estimated fair value.
(N) Represents deferred management fees owed by an affiliate of Wyndham that are deferred until certain operating criteria, as defined per the management and loan agreement, are met. Such deferred management fees were acquired by Patriot REIT at their stated historical cost, which approximates their estimated fair value, as a result of the Wyndham
    Merger.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT
                            REIT     CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   -----------    ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $246,371     $34,235        $ 31,845      $    --       $312,451
 Racecourse facility,
  hotel and land lease
  revenue...............     5,945         --            9,404         2,365 (D)    17,714
 Interest and other
  income................     2,297         --              500           --          2,797
                          --------     -------        --------      --------      --------
 Total revenue..........   254,613      34,235          41,749         2,365       332,962
                          --------     -------        --------      --------      --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,693       1,325           9,806           --         16,824
 General and
  administrative........     6,797         100 (E)         200 (E)       --          7,097
 Interest expense.......    81,332      23,492 (F)      18,342 (F)    19,082 (F)   142,248
 Real estate and
  personal property
  taxes and casualty
  insurance.............    26,050       3,783           8,271           --         38,104
 Depreciation and
  amortization..........    72,273      12,033 (G)      19,019 (G)       --        103,325
                          --------     -------        --------      --------      --------
 Total expenses.........   192,145      40,733          55,638        19,082       307,598
                          --------     -------        --------      --------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    62,468      (6,498)        (13,889)      (16,717)       25,364
Equity in earnings
 (losses) of
 unconsolidated
 subsidiaries...........     7,559         --              363        (5,051)(H)     2,871
                          --------     -------        --------      --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    70,027      (6,498)        (13,526)      (21,768)       28,235
 Income tax provision...      (170)        --              --           (175)(I)      (345)
                          --------     -------        --------      --------      --------
Income (loss) before
 minority interests.....    69,857      (6,498)        (13,526)      (21,943)       27,890
 Minority interest in
  the Patriot REIT
  Partnership...........    (9,499)        695           1,447         4,639 (J)    (2,718)
 Minority interest in
  consolidated
  subsidiaries..........    (2,491)        --              --            --         (2,491)
                          --------     -------        --------      --------      --------
Net income (loss)
 applicable to common
 shareholders ..........  $ 57,867     $(5,803)       $(12,079)     $(17,304)     $ 22,681
                          ========     =======        ========      ========      ========
Net income per common
 share(K)...............  $   0.77                                                $   0.22
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel), the Buena Vista Palace Hotel and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) Patriot REIT acquired the Participating Note;
    (viii) the Offering of 10,580 Paired Shares was completed; and (ix) Patriot Operating Company acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. In addition, the pro forma results of operations assume the 24 hotels acquired during 1996 and the private placement and public offering of equity securities completed by Old Patriot REIT during 1996 had occurred as of January 1, 1996. See page F-19.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996 (excluding the La Guardia Airport Hotel which was closed for renovation during 1996).
(C) Represents adjustments to Patriot REIT's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.

(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which were assumed in connection with the Wyndham Merger. Patriot REIT has refinanced substantially all of Wyndham's long-term debt with borrowings under the Revolving Credit Facility. Patriot REIT paid approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.333% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate on all variable rate debt would increase pro forma interest expense to $148,117, decrease net income applicable to common shareholders to $17,440 and decrease net income per common share to $0.17, based on 102,552 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E . These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in losses of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which are controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.7%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.1%.
(K) Pro forma earnings per share is computed based on 102,552 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be $0.24 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT
                            REIT     CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   -----------    ---------
                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $199,974     $30,857        $26,438       $    --       $257,269
 Racecourse facility,
  hotel and land lease
  revenue ..............     3,504         --          14,482          1,773 (D)    19,759
 Interest and other
  income................     4,043         --             --             --          4,043
                          --------     -------        -------       --------      --------
 Total revenue..........   207,521      30,857         40,920          1,773       281,071
                          --------     -------        -------       --------      --------
Expenses:
 Ground lease and hotel
  lease expense.........     5,535         --          14,482            --         20,017
 General and
  administrative........     6,937          75 (E)        150 (E)        --          7,162
 Interest expense.......    61,747      17,907 (F)     11,788 (F)     16,587 (F)   108,029
 Real estate and
  personal property
  taxes and casualty
  insurance.............    20,641       3,018          6,236            --         29,895
 Depreciation and
  amortization..........    54,728       9,025 (G)     14,264 (G)        --         78,017
                          --------     -------        -------       --------      --------
 Total expenses.........   149,588      30,025         46,920         16,587       243,120
                          --------     -------        -------       --------      --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    57,933         832         (6,000)       (14,814)       37,951
 Equity in earnings of
  unconsolidated
  subsidiaries..........     4,488         --             120          1,415 (H)     6,023
                          --------     -------        -------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............    62,421         832         (5,880)       (13,399)       43,974
 Income tax provision...      (125)        --             --            (131)(I)      (256)
                          --------     -------        -------       --------      --------
Income (loss) before
 minority interests.....    62,296         832         (5,880)       (13,530)       43,718
 Minority interest in
  the Patriot REIT
  Partnership...........    (8,432)        (89)           629          3,481 (J)    (4,411)
 Minority interest in
  consolidated
  subsidiaries..........    (2,493)        --             --             --         (2,493)
                          --------     -------        -------       --------      --------
Net income (loss)
 applicable to common
 shareholders...........  $ 51,371     $   743        $(5,251)      $(10,049)     $ 36,814
                          ========     =======        =======       ========      ========
Net income per common
 share(K)...............  $   0.68                                                $   0.36
                          ========                                                ========

--------
(A) Represents the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the PaineWebber Land
    Sale was consummated, the PaineWebber affiliate leases that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot
    REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot REIT acquired the Recent Acquisitions (excluding the Park Shore Hotel), the Buena Vista Palace Hotel and the CHC Hotels; (v) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vi) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (vii) the Offering of 10,580 Paired Shares was completed; and (viii) Patriot REIT acquired eight leases from CHC Lease Partners and re-leased such hotels to Patriot Operating Company. See page F-22.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.
(C) Represents adjustments to Patriot REIT's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented.
(D) Represents the increase in hotel lease revenue for those hotels which are leased by Patriot REIT from third parties and then sub-leased to Wyndham International.
(E) Represents adjustment for estimated incremental administrative salaries and other expenses expected to be incurred by Patriot REIT.
(F) For the Crow Assets Acquisition, the adjustment represents interest expense incurred on net borrowings under the Revolving Credit Facility and Term Loan, which will be used to purchase the hotel properties. For the Wyndham Merger, the adjustment represents interest expense on current debt obligations and interest expense related to certain capital lease obligations which were assumed in connection with the Wyndham Merger. Patriot REIT refinanced Wyndham's long-term debt with borrowings under the Revolving Credit Facility. Patriot REIT paid approximately $15,875 in mortgage prepayment penalties. This amount will be reported as an extraordinary item in Patriot REIT's results of operations following the completion of the Wyndham Transactions and has been reflected as an adjustment to retained earnings for pro forma presentation purposes. In addition, the Revolving Credit Facility and Term Loan generally have more favorable interest rates than the debt repaid. The deferred loan costs are being amortized using the straight-line method over the terms of the loans. Interest expense incurred on the Revolving Credit Facility and Term Loan borrowings assumes an average interest rate of 7.453% (representing LIBOR plus 1.85%). An increase of 0.25% in the interest rate on all variable rate debt would increase pro forma interest expense to 112,427, decrease net income applicable to common shareholders to $32,887 and decrease net income per common share to $0.32, based on 103,126 weighted average number of common shares and common share equivalents outstanding.
(G) Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for hotel buildings and improvements and 5 to 7 years for F, F & E. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(H) Represents equity in income of the New Non-Controlled Subsidiaries which own the Wyndham tradenames and franchise related assets, the management and franchising contracts and the hotel management company, which are controlled by Wyndham International.
(I) Represents provision for Patriot REIT's estimated state tax liability.
(J) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 10.7%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.1%.
(K) Pro forma earnings per share is computed based on 103,126 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares.
    In February 1997, the Financial Accounting Standards Board issue Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be $0.40 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   ------------   -----------    ----------
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $398,339     $ 64,362       $128,248       $16,228       $    --       $  607,177
 Other hotel revenue....   267,124       44,303         40,920        10,310            --          362,657
 Racecourse facility
  revenue...............    51,946          --             --            --             --           51,946
 Management fee, service
  fee and reimbursement
  income................    13,522          --          41,978           --          (6,879)(E)      48,621
 Interest and other
  income................     7,234          --           2,250           --             --            9,484
                          --------     --------       --------       -------       --------      ----------
 Total revenue..........   738,165      108,665        213,396        26,538         (6,879)      1,079,885
                          --------     --------       --------       -------       --------      ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   280,407       44,914         71,913         9,949            --          407,183
 Racecourse facility
  operations............    46,351          --             --            --             --           46,351
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    11,143          --          32,666           --             --           43,809
 General and
  administrative........    79,244       10,495         18,276         3,305            101 (F)     111,421
 Ground lease and hotel
  lease expense.........     5,340          --             --            --          11,769 (G)      17,109
 Repair and
  maintenance...........    33,742        4,884          6,066         1,144            --           45,836
 Utilities..............    30,644        4,351          4,585         1,055            --           40,635
 Marketing..............    57,714        8,375          9,226         1,738            --           77,053
 Management fees........    12,131        5,349            --            926         (6,879)(E)      11,527
 Depreciation and
  amortization..........    10,348          --          13,016 (H)       --           6,067 (H)      29,431
 Participating lease
  payments(I)...........   204,622       34,235         31,845         9,019            --          279,721
 Interest expense.......     1,393          --             --            --             --            1,393
 Real estate and
  personal property
  taxes and insurance...       398          --             449           --             --              847
                          --------     --------       --------       -------       --------      ----------
 Total expenses.........   773,477      112,603        188,042        27,136         11,058       1,112,316
                          --------     --------       --------       -------       --------      ----------
Income (loss) before
 income tax provision
 and minority
 interests..............   (35,312)      (3,938)        25,354          (598)       (17,937)        (32,431)
 Income tax (provision)
  benefit...............      (760)         --          (4,177)(J)       --          10,219 (J)       5,282
                          --------     --------       --------       -------       --------      ----------
Income (loss) before
 minority interests.....   (36,072)      (3,938)        21,177          (598)        (7,718)        (27,149)
 Minority interest in
  the Patriot Operating
  Company Partnership...     5,339          449 (K)     (2,414)(K)        68 (K)       (923)          2,519
 Minority interest in
  consolidated
  subsidiaries..........       --           --             --            --           5,051 (L)       5,051
                          --------     --------       --------       -------       --------      ----------
Net income (loss)
 applicable to common
 shareholders...........  $(30,733)    $ (3,489)      $ 18,763       $  (530)      $ (3,590)     $  (19,579)
                          ========     ========       ========       =======       ========      ==========
Net loss per common
 share(M)...............  $  (0.43)                                                              $    (0.21)
                          ========                                                               ==========

--------
(A) Represents the pro forma results of operations of Patriot Operating
    Company for the year ended December 31, 1996 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto; (ii) the Paine Webber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel), the Buena Vista Palace Hotel, and the CHC Hotels and leased 24 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded;
    (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan; (viii) the Offering of 10,580 Paired Shares was completed; (ix) the GAH Acquisition was completed; and (x) the CHCI Merger was completed. See page F-25.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred at the beginning of the period presented. One of the hotels was closed during 1996 due to renovation. As a result, the pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for nine hotels for the year ended December 31, 1996.
(C) Represents adjustments to Wyndham International's results of operations assuming the Wyndham Merger and the Related Transactions had been consummated as of January 1, 1996. The pro forma adjustments are based on the historical results of operations of Wyndham as of December 31, 1996 adjusted for certain transactions, including the acquisition of ClubHouse, all hotels and management contracts acquired during 1996 and Wyndham's initial public offering and related transactions, as if such transactions had occurred as of January 1, 1996.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels which were leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International as of January 1, 1996.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc., the hotels acquired in the Crow Assets Acquisition and the Wyndham Emerald Plaza Hotel, all of which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200 and the elimination of certain other expenses of $99.
(G) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.4%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 92,429 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares or other common share equivalents outstanding because they are antidilutive.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.21 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT                ADJUSTMENTS
                          OPERATING  ------------------------------------------
                           COMPANY   CROW ASSETS      WYNDHAM
                          PRO FORMA  ACQUISITION       MERGER        WYNDHAM                     PRO FORMA
                          TOTAL(A)   PRO FORMA(B)   PRO FORMA(C)   PRO FORMA(D)   ADJUSTMENTS      TOTAL
                          ---------  ------------   ------------   ------------   -----------    ---------
                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........  $329,968     $58,044        $108,868       $12,659       $    --       $509,539
 Other hotel revenue....   210,223      35,548          35,502         7,649            --        288,922
 Racecourse facility
  revenue...............    33,399         --              --            --             --         33,399
 Management fee, service
  fee and reimbursement
  income................    14,701         --           35,785           --          (5,452)(E)    45,034
 Interest and other
  income................     6,374         --            2,133           --             --          8,507
                          --------     -------        --------       -------       --------      --------
 Total revenue..........   594,665      93,592         182,288        20,308         (5,452)      885,401
                          --------     -------        --------       -------       --------      --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............   219,210      37,199          49,712         7,707            --        313,828
 Racecourse facility
  operations............    30,114         --              --            --             --         30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............    12,568         --           27,763           --             --         40,331
 General and
  administrative........    60,041       9,324          15,639         2,382            200 (F)    87,586
 Ground lease and hotel
  lease expense.........     4,349         --              --            --          16,255 (G)    20,604
 Repair and
  maintenance...........    27,672       4,005           5,366           911            --         37,954
 Utilities..............    23,216       3,745           4,918           837            --         32,716
 Marketing..............    46,538       6,743           9,294         1,324            --         63,899
 Management fees........    11,951       4,279             --            658         (5,452)(E)    11,436
 Depreciation and
  amortization..........     5,449         --           10,739 (H)       --           4,521 (H)    20,709
 Participating lease
  payments(I)...........   165,601      30,857          26,438         7,006            --        229,902
 Interest expense.......       936         --              --            --             --            936
 Real estate and
  personal property
  taxes and casualty
  insurance ............       290         --              --            --             --            290
                          --------     -------        --------       -------       --------      --------
 Total expenses.........   607,935      96,152         149,869        20,825         15,524       890,305
                          --------     -------        --------       -------       --------      --------
Income (loss) before
 income tax provision
 and minority
 interests..............   (13,270)     (2,560)         32,419          (517)       (20,976)       (4,904)
 Income tax (provision)
  benefit...............       --          --           (9,240)(J)       --           5,586 (J)    (3,654)
                          --------     -------        --------       -------       --------      --------
Income (loss) before
 minority interests.....   (13,270)     (2,560)         23,179          (517)       (15,390)       (8,558)
 Minority interest in
  the Patriot Operating
  Company Partnership...     1,964         292 (K)      (2,642)(K)        59 (K)      1,464 (K)     1,137
 Minority interest in
  consolidated
  subsidiaries..........       --          --              --            --          (1,415)(L)    (1,415)
                          --------     -------        --------       -------       --------      --------
Net income (loss)
 applicable to common
 shareholders...........  $(11,306)    $(2,268)       $ 20,537       $  (458)      $(15,341)     $ (8,836)
                          ========     =======        ========       =======       ========      ========
Net loss per common
 share(M)...............  $  (0.16)                                                              $  (0.10)
                          ========                                                               ========

See notes on following page.

WYNDHAM INTERNATIONAL, ADJUSTED FOR THE WYNDHAM TRANSACTIONS
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Represents the pro forma results of operations of Patriot Operating
    Company for the nine months ended September 30, 1997 assuming the following transactions had occurred at the beginning of the period presented: (i) the Cal Jockey Merger and the transactions related thereto
    (ii) the PaineWebber Land Sale was consummated, the PaineWebber affiliate leased that portion of the land upon which the Racecourse is situated to Patriot REIT and Patriot REIT subleased this land and the related improvements to Patriot Operating Company; (iii) Patriot REIT leased certain land to Borders, Inc.; (iv) Patriot Operating Company completed the Grand Heritage Acquisition and acquired PAH RSI Lessee; (v) Patriot REIT acquired the Recent Acquisitions (except for the Park Shore Hotel), the Buena Vista Palace Hotel and the CHC Hotels and leased 24 of such hotels to Patriot Operating Company; (vi) the mortgage notes to affiliates of CHC Lease Partners have been funded; (vii) Patriot REIT replaced the Old Line of Credit with the Revolving Credit Facility and the Term Loan;
    (viii) the Offering of 10,580 Paired Shares was completed; (ix) the GAH Acquisition was completed; and (x) the CHCI Merger was completed. See page F-28.
(B) Represents adjustments to Wyndham International's results of operations assuming the Crow Assets Acquisition (10 hotels) had occurred as of January 1, 1996. The pro forma results of operations for the Crow Assets Acquisition reflects the results of operations for ten hotels for the nine months ended September 30, 1997.
(C) Represents adjustments to Wyndham International's results of operations assuming the Wyndham Merger had been consummated at the beginning of the period presented. The pro forma adjustments are based on the historical results of operations of Wyndham as of September 30, 1997 adjusted for certain transactions, including the acquisition of ClubHouse and all hotels and management contracts acquired during the first nine months of 1997, as if such transactions had occurred as of January 1, 1996.
(D) Represents adjustments to Wyndham International's results of operations assuming the two hotels which were leased by Crow Hotel Lessee, Inc. had been leased by Wyndham International as of January 1, 1996.
(E) Represents the elimination of management fees for the hotels previously leased to the Crow Hotel Lessee, Inc., the hotels acquired in the Crow Assets Acquisition and the Wyndham Emerald Plaza Hotel, all of which are assumed to be leased by Wyndham International and managed by a New Non-Controlled Subsidiary.
(F) Represents incremental general and administrative expenses expected to be incurred by Wyndham International of $200.
(G) Represents pro forma lease expense related to the sub-lease agreement with Patriot REIT for those hotel properties leased by Patriot REIT from third party owners.
(H) Represents adjustments to depreciation of furniture and equipment and amortization of goodwill, tradenames and franchise-related intangible assets. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 5 to 7 years for F, F & E. Amortization of goodwill, tradenames and franchise costs is computed using the straight-line method over estimated useful lives ranging from 20 to 35 years. Amortization of management contracts is computed using the straight-line method over the 14-year average remaining term of the related management agreements.
(I) Represents lease payments from Wyndham International to Patriot REIT calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(J) Represents adjustments to Wyndham International's estimated federal and state tax provision for the Wyndham Transactions.
(K) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Wyndham Transactions of approximately 11.4%. The estimated minority interest percentage prior to the Wyndham Transactions is approximately 14.8%.
(L) Represents adjustment for minority interest in the New Non-Controlled Subsidiaries held by Patriot REIT.
(M) Pro forma earnings per share is computed based on 92,429 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares or other common share equivalents outstanding because they are antidilutive.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of $0.10 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

  Patriot REIT leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Wyndham WindWatch Hotel, which are separately owned through Non-Controlled Subsidiaries, to Lessees or to Patriot Operating Company. The Combined Lessees subsequent to (i) the Wyndham Transactions, (ii) the Cal Jockey Merger and the transactions related thereto, (iii) the Grand Heritage Acquisition (which included the acquisition of Grand Heritage Leasing, L.L.C. which leased three hotels from Patriot REIT), (iv) the acquisition of PAH RSI Lessee (which included the acquisition of eight Patriot REIT hotel leases); and (v) the GAH Acquisition and the CHCI Merger (which included the acquisition of 25 Patriot REIT hotel leases from CHC Lease Partners) consist of NorthCoast Lessee which leases 11 hotels (excluding the Park Shore Hotel), Doubletree Lessee which leases four hotels, and Metro Lease Partners which leases one hotel. Patriot REIT also leased two hotels to Crow Hotel Lessee, Inc. (the Wyndham Garden Hotel-Midtown and the Wyndham Greenspoint Hotel). Subsequent to the completion of the Wyndham Transactions, Patriot REIT terminated its leases with Crow Hotel Lessee, Inc. and re-leased such hotels to Wyndham International. The Participating Leases provide for staggered terms of one to twelve years and the payment of the greater of base or participating rent, plus certain additional charges, as applicable.

  The following Combined Lessees' unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are presented as if the 16 hotels that Patriot REIT leases to the Combined Lessees pursuant to Participating Leases (excluding the Park Shore Hotel) had been leased as of January 1, 1996. The 25 hotels leased to CHC Lease Partners, the eight hotels leased to PAH RSI Lessee, the three hotels leased to Grand Heritage Leasing, L.L.C. and the two hotels leased to Crow Hotel Lessee, Inc. are assumed to have been leased to Wyndham International and, therefore, have been eliminated from the Pro Forma Condensed Combined Statements of Operations for the Combined Lessees. The pro forma information is based in part upon the Statements of Operations of NorthCoast Lessee filed with Old Patriot REIT's Annual Report on Form 10-K for the year ended December 31, 1996 and the Statements of Operations of NorthCoast Lessee filed with Patriot REIT's and Patriot Operating Company's Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997, and the Pro Forma Condensed Combined Statement of Operations of the Combined Lessees located elsewhere in this Joint Current Report. In management's opinion, all material adjustments necessary to reflect the effects of these transactions have been made.

  The unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES

                     ADJUSTED FOR THE WYNDHAM TRANSACTIONS

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                    NINE MONTHS
                                                       YEAR ENDED      ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                            (IN THOUSANDS)
Revenue:
 Room................................................   $ 72,182      $59,441
 Food and beverage...................................     28,499       22,355
 Telephone and other.................................      5,906        4,852
                                                        --------      -------
   Total revenue.....................................    106,587       86,648
                                                        --------      -------
Expenses:
 Departmental costs and expenses.....................     44,615       34,690
 General and administrative..........................      9,389        7,138
 Ground lease expense................................      2,496          985
 Repair and maintenance..............................      5,526        4,161
 Utilities...........................................      4,380        3,201
 Marketing...........................................      7,431        6,171
 Participating lease payments(A).....................     32,730       27,367
                                                        --------      -------
   Total expenses....................................    106,567       83,713
                                                        --------      -------
Income before lessee income (expense)................         20        2,935
                                                        --------      -------
Dividend and interest income(B)......................        142        1,087
Management fees(C)...................................     (2,553)      (2,444)
Lessee general and administrative(D).................       (478)        (478)
                                                        --------      -------
                                                          (2,889)      (1,835)
                                                        --------      -------
Net income (loss)....................................   $ (2,869)     $ 1,100
                                                        ========      =======

--------
(A) Represents lease payments calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels.
(B) Includes dividend income on OP Units in the Patriot Partnerships which form a portion of the required capitalization of NorthCoast Lessee. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(C) Represents pro forma management fees paid to the Operators under the terms of their respective management agreements with the Lessees.
(D) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
                          ADJUSTED FOR THE WHG MERGER

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On September 30, 1997, Patriot REIT, Patriot Operating Company and WHG Resorts & Casinos Inc. ("WHG") entered into an Agreement and Plan of Merger (the "WHG Merger Agreement") providing for the merger of a newly-formed subsidiary of Wyndham International with and into WHG, with WHG being the surviving corporation (the "WHG Merger"). As a result of the WHG Merger, Wyndham International will acquire the Condado Plaza Hotel & Casino, a 50% interest in the El San Juan Hotel & Casino and a 23.3% interest in the El Conquistador Resort & Country Club (the "El Conquistador"), all of which are located in Puerto Rico, as well as a 62% interest in Williams Hospitality Group, Inc., the management company for the three hotels and the Las Casitas Village at El Conquistador.

  Under the terms of the WHG Merger Agreement, each share of WHG common stock, par value $0.01 per share ("WHG Common Stock") generally will be converted into the right to receive 0.784 Paired Shares (the "WHG Exchange Ratio"); provided, however, that in the event that (i) the average closing price of a Paired Share over the ten trading days immediately preceding the third business day prior to the date on which the WHG stockholders' meeting to approve the WHG Merger is convened (the "Patriot/WHG Average Closing Price") is greater than $31.25 and the effective time of the WHG Merger is before February 1998, the WHG Exchange Ratio will be adjusted such that the product (the "WHG Exchange Ratio Product") equals $24.50, (ii) the Patriot/WHG Average Closing Price is greater than $31.75 and the effective time of the WHG Merger is in February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $24.89, (iii) the Patriot/WHG Average Closing Price is greater than $32.25 and the effective time of the WHG Merger is after February 1998, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $25.28, (iv) the Patriot/WHG Average Closing Price is less than or equal to $25.50, but greater than or equal to $19.50, the WHG Exchange Ratio will be adjusted such that the WHG Exchange Ratio Product equals $20.00, or (v) the Patriot/WHG Average Closing Price is less than $19.50, the WHG Exchange Ratio will equal 1.026, provided, however, that in such circumstances WHG has the right, waivable by it, to terminate the WHG Merger Agreement.

  In addition, each issued and outstanding share of WHG Series B Convertible Preferred Stock will be converted into the right to receive that number of Paired Shares that the holder of such shares of WHG Series B Convertible Preferred Stock would have the right to receive assuming conversion of such shares, together with any accrued and unpaid dividends thereon, into shares of WHG Common Stock immediately prior to the effective time of the WHG Merger.

  As a result of the WHG Merger, Wyndham International will pay approximately $7,036 to buy out options to purchase WHG Common Stock, will assume certain severance obligations of approximately $3,010 and will incur approximately $2,825 in other fees and expenses. Management anticipates these costs will be paid from available cash.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotel and related improvements and other assets and liabilities owned by WHG are adjusted to estimated fair market value. The fair market value of the assets and liabilities of WHG has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of WHG will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  The Patriot Companies are currently in negotiations to acquire additional interests (i) in the partnership that owns the El San Juan Hotel & Casino,
(ii) Williams Hospitality Group, Inc., and (iii) WKA El Con Associates (a partner in the partnership that owns the El Conquistador) and to acquire all the equity interests in the partnership that owns the Laguna Wing of the Condado Plaza Hotel & Casino. In addition, the Patriot Companies are currently in negotiations with Kumagai Caribbean, Inc. to acquire its 50% interest in the partnership that owns the El Conquistador. The aggregate purchase price for these interests would be approximately $80,000, payable partly in cash and partly in Paired Shares. No assurance can be given that any of these transactions will be consummated and the following unaudited Pro Forma Financial Statements do not reflect adjustments for these transactions.

  The following unaudited Pro Forma Condensed Combined Statement of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997 are derived from (i) the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Statements of Operations as adjusted for the Wyndham Transactions for the year ended December 31, 1996 and the nine months ended September 30, 1997 and (ii) the Consolidated Statements of Operations of WHG for the year ended June 30, 1997 and the three months ended September 30, 1997. As a result of the WHG Merger, WHG will become a wholly owned subsidiary of Wyndham International. Consequently the WHG Merger has minimal impact on the pro forma operating results of Patriot REIT. As a result, separate unaudited Pro Forma Condensed Statements of Operations for Patriot REIT, adjusted for the WHG Merger have not been presented.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the WHG Merger would have been assuming such transactions had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                           WYNDHAM
                           PATRIOT REIT INTERNATIONAL                 PRO FORMA
                           PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                           ------------ ------------- ------------    ----------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
 Participating lease
  revenue................    $312,451    $      --     $(279,721)(C)  $   32,730
 Hotel revenue...........         --      1,024,730          --        1,024,730
 Racecourse facility
  revenue, hotel and land
  lease revenue..........      17,714        51,946      (17,380)(D)      52,280
 Management fee, service
  fee and reimbursement
  income.................         --         61,617          --           61,617
 Interest and other
  income.................       2,797        11,568       (3,138)(E)      11,227
                             --------    ----------    ---------      ----------
 Total revenue...........     332,962     1,149,861     (300,239)      1,182,584
                             --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations.......         --        441,737          --          441,737
 Racecourse facility
  operations.............         --         46,351       (5,611)(D)      40,740
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............         --         47,564          --           47,564
 General and
  administrative.........       7,097       117,654          (34)(E)     124,717
 Ground lease and hotel
  lease expense..........      16,824        17,109      (11,769)(D)      22,164
 Repair and maintenance..         --         45,836          --           45,836
 Utilities...............         --         40,635          --           40,635
 Interest expense........     142,248         4,866       (3,104)(E)     144,010
 Real estate and personal
  property taxes and
  casualty insurance.....      38,104           847          --           38,951
 Marketing...............         --         80,009          --           80,009
 Management fees.........         --         11,527          --           11,527
 Depreciation and
  amortization...........     103,325        41,452          --          144,777
 Participating lease
  payments...............         --        279,721     (279,721)(C)         --
                             --------    ----------    ---------      ----------
 Total expenses..........     307,598     1,175,308     (300,239)      1,182,667
                             --------    ----------    ---------      ----------
Income (loss) before
 equity in earnings
 (losses) of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests...............      25,364       (25,447)         --              (83)
 Equity in earnings of
  unconsolidated
  subsidiaries...........       2,871        (3,436)       5,051 (F)       4,486
                             --------    ----------    ---------      ----------
Income (loss) before
 income tax provision and
 minority interests......      28,235       (28,883)       5,051           4,403
 Income tax (provision)
  benefit................        (345)        2,397          --            2,052
                             --------    ----------    ---------      ----------
Income (loss) before
 minority interests......      27,890       (26,486)       5,051           6,455
 Minority interests in
  the Patriot
  Partnerships...........      (2,591)        2,740          --              149
 Minority interest in
  consolidated
  subsidiaries ..........      (2,491)        1,347       (5,051)(F)      (6,195)
                             --------    ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders............    $ 22,808    $  (22,399)   $     --       $      409
                             ========    ==========    =========      ==========
Net income (loss) per
 common Paired Share(G)..    $   0.21    $    (0.23)                  $     0.00
                             ========    ==========                   ==========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions. See page F-44. Minority interest in the Patriot REIT Partnership has been decreased by $127 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 10.2%. The estimated minority interest percentage prior to the WHG Merger is approximately 10.7%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 appearing on page F-63.
(C) Represents elimination of participating lease revenue and expense related to the 97 hotel properties leased by Patriot REIT to Wyndham International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating

    Company, the elimination of $1,934 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(F) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries.
(G) The Patriot REIT and combined pro forma earnings per share is computed based on 107,556 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares, including the conversion of WHG Series B Convertible Preferred Stock into Paired Shares in connection with the WHG Merger. The Wyndham International pro forma earnings per share is computed based on 97,433 weighted average common Paired Shares outstanding for the period. Shares of preferred stock and other common Paired Share equivalents outstanding were not considered in the computation of Wyndham International's pro forma earnings per share because they are antidilutive.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the year ended December 31, 1996 would be less than $0.01 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                            WYNDHAM
                            PATRIOT REIT INTERNATIONAL                 PRO FORMA
                            PRO FORMA(A) PRO FORMA(B)  ELIMINATIONS      TOTAL
                            ------------ ------------- ------------    ---------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue.................    $257,269     $    --      $(229,902)(C)  $ 27,367
 Hotel revenue............         --       841,323           --        841,323
 Racecourse facility
  revenue, hotel and land
  lease revenue...........      19,759       33,399       (19,501)(D)    33,657
 Management fee, service
  fee and reimbursement
  income..................         --        56,323           --         56,323
 Interest and other
  income..................       4,043       10,524        (2,306)(E)    12,261
                              --------     --------     ---------      --------
 Total revenue............     281,071      941,569      (251,709)      970,931
                              --------     --------     ---------      --------
Expenses:
 Departmental costs--hotel
  operations..............         --       339,023           --        339,023
 Racecourse facility
  operations..............         --        30,114        (3,246)(D)    26,868
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..         --        43,427           --         43,427
 General and
  administrative..........       7,162       93,238           (24)(E)   100,376
 Ground lease and hotel
  lease expense...........      20,017       20,604       (16,255)(D)    24,366
 Repair and maintenance...         --        37,954           --         37,954
 Utilities................         --        32,716           --         32,716
 Interest expense.........     108,029        3,291        (2,282)(E)   109,038
 Real estate and personal
  property taxes and
  casualty insurance......      29,895          290           --         30,185
 Marketing................         --        66,138           --         66,138
 Management fees..........         --        11,436           --         11,436
 Depreciation and
  amortization............      78,017       29,976           --        107,993
 Participating lease
  payments................         --       229,902      (229,902)(C)       --
                              --------     --------     ---------      --------
 Total expenses...........     243,120      938,109      (251,709)      929,520
                              --------     --------     ---------      --------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income tax
 provision and minority
 interests................      37,951        3,460           --         41,411
 Equity in earnings of
  unconsolidated
  subsidiaries............       6,023          417        (1,415)(F)     5,025
                              --------     --------     ---------      --------
Income before income tax
 provision and minority
 interests................      43,974        3,877        (1,415)       46,436
 Income tax provision.....        (256)      (3,654)          --         (3,910)
                              --------     --------     ---------      --------
Income before minority
 interests................      43,718          223        (1,415)       42,526
 Minority interests in the
  Patriot Partnerships....      (4,205)         487           --         (3,718)
 Minority interest in
  consolidated
  subsidiaries............      (2,493)      (4,688)        1,415 (F)    (5,766)
                              --------     --------     ---------      --------
Net income (loss)
 applicable to common
 shareholders.............    $ 37,020     $ (3,978)    $     --       $ 33,042
                              ========     ========     =========      ========
Net income (loss) per
 common Paired Share(G)...    $   0.34     $  (0.04)                   $   0.31
                              ========     ========                    ========

--------
(A) Patriot REIT Pro Forma balances are derived from the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions. See page F-46. Minority interest in the Patriot REIT Partnership has been decreased by $206 to reflect the decrease in the estimated minority interest percentage subsequent to the WHG Merger to approximately 10.2%. The estimated minority interest percentage prior to the WHG Merger is approximately 10.7%.
(B) Wyndham International Pro Forma balances are derived from the pro forma results of operations of Patriot Operating Company for the nine months ended September 30, 1997 appearing on page F-65.
(C) Represents elimination of participating lease revenue and expense related to the 97 hotel properties leased by Patriot REIT to Wyndham
    International.
(D) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(E) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(F) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries.
(G) The Patriot REIT and combined pro forma earnings per share is computed based on 108,187 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares, including the conversion of WHG Series B Convertible Preferred Stock into Paired Shares in connection with the WHG Merger. The Wyndham International pro forma earnings per share is computed based on 97,490 weighted average common Paired Shares outstanding for the period. Shares of preferred stock and other common Paired Share equivalents outstanding were not considered in the computation of Wyndham International's pro forma earnings per share because they are antidilutive.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the nine months ended September 30, 1997 would be $0.34 per common Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the WHG Merger had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is also derived from the Patriot REIT and Patriot Operating Company Pro Forma Condensed Combined Balance Sheet as adjusted for the Wyndham Transactions as of September 30, 1997 included elsewhere in this Joint Current Report.

  Such pro forma information is based in part upon WHG's Consolidated Balance Sheet as of September 30, 1997 and Wyndham's Consolidated Balance Sheet as of September 30, 1997 and should be read in conjunction with the financial statements filed with WHG's and Wyndham's respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997, filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of WHG at their estimated fair market values and the elimination of WHG's historical shareholders' equity. The fair market values of the assets and liabilities of WHG have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of WHG will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the WHG Merger.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                           PATRIOT REIT
                            AND WYNDHAM
                           INTERNATIONAL
                             PRO FORMA        WHG                     PRO FORMA
                             TOTAL(A)    HISTORICAL(B) ADJUSTMENTS      TOTAL
                           ------------- ------------- -----------    ----------
         ASSETS
Net investment in real
 estate and related
 improvements............   $2,687,106     $ 49,050     $ 31,641 (C)  $2,767,797
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries............       74,053        1,731       40,308 (D)     116,092
Notes and other
 receivables from
 affiliates..............       24,800          --           --           24,800
Notes receivable.........       17,844          --           --           17,844
Investment in
 unconsolidated
 subsidiaries............       16,153       29,791      (21,399)(E)      24,545
Cash and cash
 equivalents.............       40,986       18,941          --           59,927
Restricted cash..........       44,354          --           --           44,354
Accounts receivable,
 net.....................       58,117        3,454          --           61,571
Goodwill.................      460,753        8,613       20,499 (F)     489,865
Deferred expenses, net...       27,450          --           --           27,450
Deferred acquisition
 costs...................       16,220          --           --           16,220
Management contract
 costs...................      110,246          --        43,567 (G)     153,813
Trade name and franchise
 costs...................       93,050          --           --           93,050
Prepaid expenses and
 other assets............       55,767        6,772          --           62,539
Deferred income taxes....        1,496          --           --            1,496
                            ----------     --------     --------      ----------
 Total assets............   $3,728,395     $118,352     $114,616      $3,961,363
                            ==========     ========     ========      ==========
     LIABILITIES AND
   SHAREHOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes...................   $1,698,849     $ 22,363     $    --       $1,721,212
Accounts payable and
 accrued expenses........      105,979       16,236       12,871         135,086
Dividends and
 distributions payable...       21,727          --           --           21,727
Sales tax payable........        2,968          --           --            2,968
Deferred income tax
 liability...............       76,425        2,192          --           78,617
Deposits.................        6,056          --           --            6,056
Due to unconsolidated
 subsidiaries............        5,904          --           --            5,904
Minority interests in the
 Patriot Partnerships....      227,624          --           --          227,624
Minority interest in
 consolidated
 subsidiaries............       32,112       20,410          --           52,522
Shareholders' equity:
 Preferred stock.........           93            3           (3)(H)          93
 Common stock............        1,849           61           39 (H)       1,949
 Paid-in capital.........    1,698,522       17,293      141,503 (I)   1,857,318
 Unearned stock
  compensation, net......      (15,075)         --                       (15,075)
 Notes receivable from
  stockholders...........      (17,138)         --           --          (17,138)
 Receivable from
  affiliates.............       (1,229)         --           --           (1,229)
 Retained earnings.......     (116,271)      39,794      (39,794)(I)    (116,271)
                            ----------     --------     --------      ----------
 Total shareholders'
  equity.................    1,550,751       57,151      101,745       1,709,647
                            ----------     --------     --------      ----------
 Total liabilities and
  shareholders' equity...   $3,728,395     $118,352     $114,616      $3,961,363
                            ==========     ========     ========      ==========

See notes on following page.

PATRIOT REIT AND WYNDHAM INTERNATIONAL, ADJUSTED FOR THE WHG MERGER
NOTES TO PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS):

(A) Reflects the Pro Forma Condensed Combined Balance Sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997, which reflects (i) the Recent Transactions, including the Cal Jockey Merger; (ii) the acquisition of the CHC Hotels, the GAH Acquisition and the CHCI Merger; and (iii) the Wyndham Transactions. See page F-42.
(B) Represents the Consolidated Balance Sheet of WHG as of September 30, 1997.
(C) Represents adjustment for the purchase method of accounting whereby the investment in the hotel property owned by WHG is adjusted to record the assets at their estimated fair market values.
(D) Represents the reclassification of receivables from/advances to WHG unconsolidated subsidiaries, stated at their historical cost which approximates their fair value.
(E) Represents the following adjustments:

      Adjustment to state investments in WHG unconsolidated
       subsidiaries at estimated fair market value...................  $ 18,909
      Reclassify receivables from/advances to WHG unconsolidated
       subsidiaries..................................................   (40,308)
                                                                       --------
                                                                       $(21,399)
                                                                       ========

(F) Represents purchase consideration in excess of fair market value of the net assets of WHG.
(G) Represents adjustment for the purchase method of accounting whereby the management contracts held by WHG are adjusted to their estimated fair market values. WHG, through certain of its subsidiaries, holds management contracts for the three resort hotels that it holds ownership interests
    in. The contracts have remaining lives of 6 to 14 years and provide for payment of management fees including a base fee plus certain incentive fees based on specified criteria as defined in the respective management agreements.
(H) Represents adjustments to record the exchange of WHG Common Stock for
    Paired Shares and the conversion of the WHG Series B Convertible Preferred
    Stock outstanding into its Paired Share equivalent. Pursuant to the WHG
    Merger Agreement, WHG stockholders will receive 0.784 Paired Shares for each share of WHG Common Stock held by them at the time of the WHG Merger, subject to certain adjustments. At September 30, 1997, 6,050 shares of WHG
    Common Stock were outstanding and were assumed to be exchanged for approximately 4,743 Paired Shares (with a par value equal to $0.02 per
    Paired Share) resulting in an adjustment to increase Common Stock.
  At September 30, 1997, 300 shares of WHG Series B Convertible Preferred
  Stock were outstanding. The preferred stock has a stated value of $10.00 per share (plus adjustment for accrued, unpaid dividends) and is convertible into WHG Common Stock based on a value of $9.00 per share for the WHG Common
  Stock. The outstanding shares of WHG Series B Convertible Preferred Stock were assumed to be converted into approximately 261 Paired Shares (which represents the number of Paired Shares the holder of such preferred stock would have the right to receive assuming conversion of such shares into WHG
  Common Stock).
(I) Represents the following adjustments to shareholders' equity:
      Purchase consideration for shares..............................  $158,899
      Adjustment to preferred stock assumed to be exchanged for
       Paired Shares.................................................        (3)
      Adjustment to Common Stock for Paired Shares issued............       (39)
      Book value of WHG common stock.................................       (61)
      Book value of WHG paid-in capital..............................   (17,293)
                                                                       --------
       Adjustment to paid-in capital.................................   141,503
      Elimination of WHG historical retained earnings................   (39,794)
      Adjustment to preferred stock..................................        (3)
      Adjustment to common stock.....................................        39
                                                                       --------
       Adjustment to shareholders' equity............................  $101,745
                                                                       ========

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                              WYNDHAM
                           INTERNATIONAL
                             PRO FORMA        WHG                    PRO FORMA
                             TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                           ------------- ------------- -----------   ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue............   $  607,177      $25,131      $   --      $  632,308
 Other hotel revenue.....      362,657       29,765          --         392,422
 Racecourse facility
  revenue................       51,946          --           --          51,946
 Management fee, service
  fee and reimbursement
  income.................       48,621       12,996          --          61,617
 Interest and other
  income.................        9,484        2,084          --          11,568
                            ----------      -------      -------     ----------
 Total revenue...........    1,079,885       69,976          --       1,149,861
                            ----------      -------      -------     ----------
Expenses:
 Departmental cost--
  hotel, club and spa
  operations.............      407,183       34,554          --         441,737
 Racecourse facility
  operations.............       46,351          --           --          46,351
 Direct operating costs
  of management company,
  service department, and
  reimbursement
  expenses...............       43,809        3,755          --          47,564
 General and
  administrative.........      111,421        6,233          --         117,654
 Ground lease and hotel
  lease expense .........       17,109          --           --          17,109
 Repair and maintenance..       45,836          --           --          45,836
 Utilities...............       40,635          --           --          40,635
 Marketing...............       77,053        2,956          --          80,009
 Management fees.........       11,527          --           --          11,527
 Depreciation and
  amortization...........       29,431        5,549        6,472 (C)     41,452
 Participating lease
  payments...............      279,721          --           --         279,721
 Interest expense........        1,393        3,473          --           4,866
 Real estate and personal
  property taxes and
  insurance..............          847          --           --             847
                            ----------      -------      -------     ----------
 Total expenses..........    1,112,316       56,520        6,472      1,175,308
                            ----------      -------      -------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries............      (32,431)      13,456       (6,472)       (25,447)
 Equity in earnings of
  unconsolidated
  subsidiaries...........          --        (2,896)        (540)(D)     (3,436)
                            ----------      -------      -------     ----------
Income (loss) before
 income tax provision and
 minority interests......      (32,431)      10,560       (7,012)       (28,883)
 Income tax (provision)
  benefit................        5,282       (2,152)        (733)(E)      2,397
                            ----------      -------      -------     ----------
Income (loss) before
 minority interests......      (27,149)       8,408       (7,745)       (26,486)
 Minority interest in the
  Patriot Operating
  Company Partnership....        2,519          --           221 (F)      2,740
 Minority interest in
  consolidated
  subsidiaries...........        5,051       (3,704)         --           1,347
                            ----------      -------      -------     ----------
Net income (loss)
 applicable to common
 shareholders............   $  (19,579)     $ 4,704      $(7,524)    $  (22,399)
                            ==========      =======      =======     ==========
Net loss per common
 share(G)................   $    (0.21)                              $    (0.23)
                            ==========                               ==========

--------
(A) Represents the pro forma results of operations of Wyndham International for the year ended December 31, 1996 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition the CHCI Merger and the Buena Vista Acquisition; and (iii) the Wyndham Transactions. See page F-48.
(B) Represents the historical consolidated results of operations of WHG for the twelve months ended December 31, 1996 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $904, amortization of goodwill of $1,025 and amortization of management contracts of $4,543. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.

(D) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(E) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(F) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 10.9%. The estimated minority interest percentage prior to the WHG Merger is approximately 11.4%.
(G) Pro forma earnings per share subsequent to the WHG Merger is computed based on 97,433 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares or other common share equivalents outstanding because they are antidilutive.
    In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.23 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                          ADJUSTED FOR THE WHG MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                               WYNDHAM
                            INTERNATIONAL
                              PRO FORMA        WHG                    PRO FORMA
                              TOTAL(A)    HISTORICAL(B) ADJUSTMENTS     TOTAL
                            ------------- ------------- -----------   ---------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue.............    $509,539       $19,627      $   --      $529,166
 Other hotel revenue......     288,922        23,235          --       312,157
 Racecourse facility
  revenue.................      33,399           --           --        33,399
 Management fee, service
  fee and reimbursement
  income..................      45,034        11,289          --        56,323
 Interest and other
  income..................       8,507         2,017          --        10,524
                              --------       -------      -------     --------
 Total revenue............     885,401        56,168          --       941,569
                              --------       -------      -------     --------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations..............     313,828        25,195          --       339,023
 Racecourse facility
  operations..............      30,114           --           --        30,114
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses..      40,331         3,096          --        43,427
 General and
  administrative..........      87,586         6,652       (1,000)(C)   93,238
 Ground lease and hotel
  lease expense...........      20,604           --           --        20,604
 Repair and maintenance...      37,954           --           --        37,954
 Utilities................      32,716           --           --        32,716
 Marketing................      63,899         2,239          --        66,138
 Management fees..........      11,436           --           --        11,436
 Depreciation and
  amortization............      20,709         4,412        4,855 (D)   29,976
 Participating lease
  payments................     229,902           --           --       229,902
 Interest expense.........         936         2,355          --         3,291
 Real estate and personal
  property taxes and
  casualty insurance .....         290           --           --           290
                              --------       -------      -------     --------
 Total expenses...........     890,305        43,949        3,855      938,109
                              --------       -------      -------     --------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries.............      (4,904)       12,219       (3,855)       3,460
 Equity in earnings of
  unconsolidated
  subsidiaries............         --            822         (405)(E)      417
                              --------       -------      -------     --------
Income (loss) before
 income tax provision and
 minority interests.......      (4,904)       13,041       (4,260)       3,877
 Income tax (provision)
  benefit.................      (3,654)       (3,336)       3,336 (F)   (3,654)
                              --------       -------      -------     --------
Income (loss) before
 minority interests.......      (8,558)        9,705         (924)         223
 Minority interest in the
  Patriot Operating
  Company Partnership.....       1,137           --          (650)(G)      487
 Minority interest in
  consolidated
  subsidiaries............      (1,415)       (3,273)         --        (4,688)
                              --------       -------      -------     --------
Net income (loss)
 applicable to common
 shareholders.............    $ (8,836)      $ 6,432      $(1,574)    $ (3,978)
                              ========       =======      =======     ========
Net loss per common
 share(H).................    $  (0.10)                               $  (0.04)
                              ========                                ========

--------
(A) Represents the pro forma results of operations of Wyndham International for the nine months ended September 30, 1997 which reflects adjustments for (i) the Recent Transactions, including the Cal Jockey Merger and the related transactions; (ii) the acquisition of the CHC Hotels, the GAH Acquisition, the CHCI Merger and the Buena Vista Acquisition; and (iii) the Wyndham Transactions. See page F-50.
(B) Represents the historical consolidated results of operations of WHG for the nine months ended September 30, 1997 (excluding the adjustment to reflect dividends on preferred stock of Condado Plaza Hotel & Casino).
(C) Represents adjustment to eliminate non-recurring WHG Merger related costs.
(D) Represents an increase in depreciation and amortization which results from the adjustment for the purchase method of accounting whereby by the asset values are adjusted to their estimated fair market value. The adjustment represents increases in depreciation expense of $678, amortization of goodwill of $769 and amortization of management contracts of $3,408. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. Amortization of goodwill is computed using the straight-line method over a 20-year estimated useful life. Amortization of management contract costs is computed using the straight-line method over the remaining terms of the related contracts.

(E) Represents adjustment to equity in earnings of unconsolidated subsidiaries which results from the adjustment for the purchase method of accounting whereby the investment values are adjusted to their estimated fair market value. The adjustment to the investment balance is being amortized using the straight-line method based upon an estimated useful life of 35 years.
(F) Represents adjustments to Wyndham International's estimated federal and state tax provision for the WHG Merger.
(G) Represents the adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the WHG Merger of approximately 10.9%. The estimated minority interest percentage prior to the WHG Merger is approximately 11.4%.
(H) Pro forma earnings per share subsequent to the WHG Merger is computed based on 97,490 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of shares of preferred stock into Paired Shares or other common share equivalents outstanding because they are antidilutive.
    In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be unchanged. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
                      ADJUSTED FOR THE PATRIOT/IHC MERGER

                                INTRODUCTION TO
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  On December 2, 1997, Patriot REIT and Patriot Operating Company entered into an Agreement and Plan of Merger (the "Patriot/IHC Merger Agreement") with Interstate Hotels Company ("IHC"), pursuant to which IHC will merge with and into Patriot REIT with Patriot REIT being the surviving corporation (the "Patriot/IHC Merger"). As a result of the Patriot/IHC Merger, Patriot REIT will acquire all of the assets and liabilities of IHC, including IHC's portfolio of 222 owned, leased or managed hotels located in the United States, Canada, the Caribbean and Russia. Of IHC's portfolio, 40 hotels aggregating approximately 11,580 rooms are owned or controlled by IHC, 90 hotels aggregating approximately 10,354 rooms are leased and 92 hotels aggregating approximately 23,183 rooms are managed or subject to service agreements. IHC operates its hotels under a variety of brand names, including Marriott(R), Embassy Suites(R), Hilton(TM), Holiday Inn(R), Radisson(TM), Westin(TM), Sheraton(TM), Doubletree(TM), Residence Inn(TM), Hampton Inn(R), Comfort Inn(TM), Homewood Suites(TM) and Colony(R). As a result of the Patriot/IHC Merger, Patriot REIT will assume or refinance all of IHC's existing indebtedness, which totaled approximately $776,000 as of September 30, 1997, will pay approximately $24,300 to buy out options to purchase shares of common stock, par value $0.01 per share, of IHC ("IHC Common Stock") and assume certain severance obligations of approximately $30,000.

  Upon consummation of the Patriot/IHC Merger, and subject to proration as described below, IHC stockholders may elect to convert their shares of IHC Common Stock into the right to receive either (i) cash equal to $37.50 per share of IHC Common Stock, (the "Patriot/IHC Cash Consideration") or (ii) Paired Shares having a value of $37.50 pursuant to an exchange ratio (the "Patriot/IHC Exchange Ratio") based on the average closing price of the Paired Shares preceding the meeting of stockholders of IHC relating to the Patriot/IHC Merger (the "Patriot/IHC Average Closing Price"). The Patriot/IHC Merger Agreement provides that, except under certain circumstances involving the payment of cash to IHC stockholders who exercise dissenters' appraisal rights in connection with the Patriot/IHC Merger, approximately 40% of the total issued and outstanding shares of IHC Common Stock (the "IHC Outstanding Shares") will be converted into the right to receive the Patriot/IHC Cash Consideration and the remaining approximately 60% of the IHC Outstanding Shares will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. Accordingly, the aggregate Patriot/IHC Cash Consideration (the "Aggregate Patriot/IHC Cash Consideration") to be received by holders of IHC Common Stock who elect to receive Patriot/IHC Cash Consideration generally will be an amount equal to 40% of the IHC Outstanding Shares multiplied by $37.50, or an aggregate of approximately $531,300 based on the number of shares of IHC Common Stock outstanding as of December 1, 1997. The aggregate number of Paired Shares to be received by holders of IHC Common Stock who elect to receive Paired Shares in the Patriot/IHC Merger (the "Aggregate Paired Share Consideration") generally will equal 60% of the IHC Outstanding Shares multiplied by the Patriot/IHC Exchange Ratio. Upon consummation of the Patriot/IHC Merger, holders of outstanding options to acquire IHC Common Stock will receive cash in an amount equal to the spread between the exercise price of such options and $37.50, except that certain senior executives of IHC may elect to have their options assumed by Patriot REIT.

  The Patriot/IHC Merger Agreement provides that, in the event that the holders of IHC Outstanding Shares elect to receive Patriot/IHC Cash Consideration with respect to more than 14,168,500 shares of IHC Common Stock (approximately 40% of the IHC Outstanding Shares), such holders will receive the Aggregate Patriot/IHC Cash Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Patriot/IHC Cash Consideration. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Patriot/IHC Cash Consideration will be converted into the right to receive Paired Shares at the Patriot/IHC Exchange Ratio. In the event that the aggregate number of shares of IHC Common Stock with respect to which the holders thereof have elected to receive Paired Shares at the Patriot/IHC Exchange Ratio is greater than 60% of the IHC Outstanding Shares, such holders will receive the Aggregate Paired Share Consideration on a pro rata basis based on the respective numbers of shares of IHC Common Stock with respect to which each such holder has elected to receive Paired Shares. Under such circumstances, such holders' remaining shares of IHC Common Stock that are not converted into the right to receive Paired Shares will be converted into the right to receive Patriot/IHC Cash Consideration.

  Under the terms of the Patriot/IHC Merger Agreement and subject to proration as described above, each issued and outstanding share of IHC Common Stock with respect to which the holder thereof has made an election to receive Paired Shares in the Patriot/IHC Merger generally will be converted into the right to receive a number of Paired Shares equal to $37.50 divided by the Patriot/IHC Average Closing Price. However, the Patriot/IHC Exchange Ratio is subject to adjustment if the Patriot/IHC Average Closing Price is less than $27.97 or greater than $34.186. If the Patriot/IHC Average Closing Price is less than $27.97 but greater than or equal to $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341. If the Patriot/IHC Average Closing Price is greater than $34.186 but less than or equal to $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to 1.097. If the Patriot/IHC Average Closing Price is greater than $37.294 ($38.848, if the Patriot/IHC Merger is consummated after March 30, 1998), the Patriot/IHC Exchange Ratio will be equal to $40.912 ($42.616, if the Patriot/IHC Merger is consummated after March 30, 1998) divided by the Patriot/IHC Average Closing Price. In the event that the Patriot/IHC Average Closing Price is less than $26.416, the Patriot/IHC Exchange Ratio will be equal to 1.341, but IHC will have the right to terminate the Patriot/IHC Merger Agreement unless Patriot REIT decides to increase the Patriot/IHC Exchange Ratio to an amount equal to $35.424 divided by the Patriot/IHC Average Closing Price. In the event Patriot REIT so increases the Exchange Ratio, any prior exercise by IHC of its right to terminate the Patriot/IHC Merger Agreement will be rescinded and have no effect.

  Following the Patriot/IHC Merger, Patriot REIT, directly or through its subsidiaries, will own the 40 IHC hotels and will lease such hotels to Wyndham International. The 90 hotel leases acquired by Patriot REIT subsidiaries (of which 88 were leased by IHC as of September 30, 1997) will be sub-leased to Wyndham International. IHC's remaining 92 management and franchise contracts, the IHC hotel management company and other hotel management-related assets will be transferred to corporate subsidiaries of Patriot REIT (collectively, the "Patriot/IHC Non-Controlled Subsidiaries"). Patriot REIT will own a 99% non-voting interest and Wyndham International will own the 1% controlling voting interest in each of the Patriot/IHC Non-Controlled Subsidiaries. Therefore, the operating results of the Patriot/IHC Non-Controlled Subsidiaries will be combined with those of Wyndham International for financial reporting purposes. Patriot REIT will account for its investment in the Patriot/IHC Non-Controlled Subsidiaries using the equity method of accounting.

  The Patriot Companies intend to enter into arrangements to place $200,000 of Paired Shares concurrent with the closing of the Patriot/IHC Merger, the proceeds from which will be used to satisfy certain cash requirements resulting from the Patriot/IHC Merger. Consummation of these arrangements is subject to various conditions and no assurances can be given that the Patriot Companies will be successful in their efforts to place $200,000 of Paired Shares concurrently with the closing of the Patriot/IHC Merger.

  The Pro Forma Financial Statements have been adjusted for the purchase method of accounting whereby the hotels and related improvements and other assets and liabilities owned by IHC are adjusted to estimated fair market value. The fair market value of the assets and liabilities of IHC has been determined based upon preliminary estimates and is subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market value of the assets and liabilities of IHC will materially change; however, the allocation of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocation reflected in the following unaudited Pro Forma Financial Statements may differ from the amounts ultimately determined.

  The Patriot/IHC Merger is subject to various conditions, including approval of the Patriot/IHC Merger by the stockholders of Patriot REIT, Patriot Operating Company and IHC. In the event that the Patriot/IHC Merger

Agreement is terminated under certain circumstances, including in order to allow IHC to pursue a superior proposal (as defined in the Patriot/IHC Merger Agreement), IHC will be required to pay Patriot REIT a break-up fee of $50,000. Likewise, if the Patriot/IHC Merger Agreement is terminated by IHC as a result of Patriot REIT's failure to recommend approval of the Patriot/IHC Merger to its stockholders, Patriot REIT will be required to pay a $50,000 break-up fee to IHC. The Buena Vista Acquisition is subject to various conditions, including completion of the Patriot Companies' due diligence procedures.

  The following unaudited Pro Forma Condensed Combined Statements of Operations, as adjusted for the Patriot/IHC Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997, are derived from (i) the Patriot REIT and Wyndham International Pro Forma Condensed Combined Statements of Operations as adjusted for the WHG Merger for the year ended December 31, 1996 and the nine months ended September 30, 1997; (ii) the Pro Forma Statements of Income of IHC for the year ended December 31, 1996 and the nine months ended September 30, 1997, and (iii) the Consolidated Statements of Operations of IHC. The following unaudited Pro Forma Condensed Combined Statements of Operations assume the Patriot/IHC Merger had occurred on January 1, 1996.

  The following unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of Patriot REIT and Wyndham International as adjusted for the Patriot/IHC Merger would have been assuming such transaction had been completed as of January 1, 1996, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statement of Operations for the interim period ended September 30, 1997 is not necessarily indicative of the results of operations for the full year.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                               PATRIOT      WYNDHAM
                                REIT     INTERNATIONAL                 PRO FORMA
                              PRO FORMA    PRO FORMA   ELIMINATIONS      TOTAL
                              ---------  ------------- ------------    ----------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...................  $463,833    $      --     $(431,103)(A)  $   32,730
 Hotel revenue..............       --      1,716,894          --        1,716,894
 Racecourse facility
  revenue, hotel and land
  lease revenue.............   100,868        51,946     (100,534)(B)      52,280
 Management fee, service fee
  and reimbursement income..       --        102,375          --          102,375
 Interest and other income..     2,797        13,224       (3,138)(C)      12,883
                              --------    ----------    ---------      ----------
 Total revenue..............   567,498     1,884,439     (534,775)      1,917,162
                              --------    ----------    ---------      ----------
Expenses:
 Departmental costs--hotel
  operations................       --        695,139          --          695,139
 Racecourse facility
  operations................       --         46,351       (5,611)(B)      40,740
 Direct operating costs of
  management company,
  service department, and
  reimbursement expenses....       --         66,458          --           66,458
 General and
  administrative............     7,097       187,723          (34)(C)     194,786
 Ground lease and hotel
  lease expense.............    99,570       100,263      (94,923)(B)     104,910
 Repair and maintenance.....       --         77,076          --           77,076
 Utilities..................       --         69,814          --           69,814
 Interest expense...........   241,950         4,866       (3,104)(C)     243,712
 Real estate and personal
  property taxes and
  casualty insurance........    57,868         3,104          --           60,972
 Marketing..................       --        138,875          --          138,875
 Management fees............       --         16,181          --           16,181
 Depreciation and
  amortization..............   187,735        63,461          --          251,196
 Participating lease
  payments..................       --        431,103     (431,103)(A)         --
                              --------    ----------    ---------      ----------
 Total expenses.............   594,220     1,900,414     (534,775)      1,959,859
                              --------    ----------    ---------      ----------
Loss before equity in
 earnings of unconsolidated
 subsidiaries, income tax
 provision and minority
 interests..................   (26,722)      (15,975)         --          (42,697)
 Equity in earnings of
  unconsolidated
  subsidiaries..............     2,090        (3,436)       5,832 (D)       4,486
                              --------    ----------    ---------      ----------
Loss before income tax
 provision and minority
 interests..................   (24,632)      (19,411)       5,832         (38,211)
 Income tax provision.......    (1,045)       (3,298)         --           (4,343)
                              --------    ----------    ---------      ----------
Income (loss) before
 minority interests.........   (25,677)      (22,709)       5,832         (42,554)
 Minority interests in the
  Patriot Partnerships......         6         1,741          --            1,747
 Minority interest in
  consolidated subsidiaries
  ..........................    (5,244)        2,128       (5,832)(D)      (8,948)
                              --------    ----------    ---------      ----------
Net loss applicable to
 common shareholders........  $(30,915)   $  (18,840)   $     --       $  (49,755)
                              ========    ==========    =========      ==========
Net loss per common Paired
 Share(E)...................  $  (0.23)   $    (0.14)                  $    (0.38)
                              ========    ==========                   ==========

--------
(A) Represents the elimination of participating lease revenue and expense related to those hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents the elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) The pro forma adjustments represent the elimination of $1,170 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, the elimination of $1,934 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger and the elimination of $34 of other intercompany income and expense items.
(D) Represents the elimination of equity in losses of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.

(E) Pro forma earnings per share is computed based on 132,346 weighted average common Paired Shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of preferred stock into Paired Shares or other common Paired Share equivalents because they are antidilutive.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share and dilutive combined earnings per share for the year ended December 31, 1996 are not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           PATRIOT      WYNDHAM
                            REIT     INTERNATIONAL                 PRO FORMA
                          PRO FORMA    PRO FORMA   ELIMINATIONS      TOTAL
                          ---------  ------------- ------------    ----------
                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $384,243    $      --     $(356,876)(A)  $   27,367
 Hotel revenue..........       --      1,394,074          --        1,394,074
 Racecourse facility
  revenue, hotel and
  land lease revenue....    92,336        33,399      (92,078)(B)      33,657
 Management fee, service
  fee and reimbursement
  income................       --         87,200          --           87,200
 Interest and other
  income................     4,043        11,738       (2,306)(C)      13,475
                          --------    ----------    ---------      ----------
 Total revenue..........   480,622     1,526,411     (451,260)      1,555,773
                          --------    ----------    ---------      ----------
Expenses:
 Departmental costs--
  hotel operations......       --        535,589          --          535,589
 Racecourse facility
  operations............       --         30,114       (3,246)(B)      26,868
 Direct operating costs
  of management company,
  service department,
  and reimbursement
  expenses..............       --         59,138          --           59,138
 General and
  administrative........     7,162       147,786          (24)(C)     154,924
 Ground lease and hotel
  lease expense.........    90,828        93,181      (88,832)(B)      95,177
 Repair and
  maintenance...........       --         61,444          --           61,444
 Utilities..............       --         54,612          --           54,612
 Interest expense.......   179,596         3,291       (2,282)(C)     180,605
 Real estate and
  personal property
  taxes and casualty
  insurance.............    44,384         2,027          --           46,411
 Marketing..............       --        110,692          --          110,692
 Management fees........       --         15,489          --           15,489
 Depreciation and
  amortization..........   141,324        46,483          --          187,807
 Participating lease
  payments..............       --        356,876     (356,876)(A)         --
                          --------    ----------    ---------      ----------
 Total expenses.........   463,294     1,516,722     (451,260)      1,528,756
                          --------    ----------    ---------      ----------
Income before equity in
 earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....    17,328         9,689          --           27,017
 Equity in earnings of
  unconsolidated
  subsidiaries..........     4,646           417          (38)(D)       5,025
                          --------    ----------    ---------      ----------
Income before income tax
 provision and minority
 interests..............    21,974        10,106          (38)         32,042
 Income tax provision...      (781)       (7,626)         --           (8,407)
                          --------    ----------    ---------      ----------
Income before minority
 interests..............    21,193         2,480          (38)         23,635
 Minority interests in
  the Patriot
  Partnerships..........    (2,345)           70          --           (2,275)
 Minority interest in
  consolidated
  subsidiaries..........    (4,529)       (3,311)          38 (D)      (7,802)
                          --------    ----------    ---------      ----------
Net income (loss)
 applicable to common
 shareholders...........  $ 14,319    $     (761)   $     --       $   13,558 (E)
                          ========    ==========    =========      ==========
Net income per common
 Paired Share...........  $   0.10    $    (0.00)                  $     0.09 (E)
                          ========    ==========                   ==========

--------
(A) Represents elimination of participating lease revenue and expense related to those hotel properties leased by Patriot REIT to Wyndham International.
(B) Represents elimination of rental income and expense related to the Racecourse facility, land leased and the hotels sub-leased by Patriot REIT to Wyndham International.
(C) Represents primarily the elimination of $832 of interest income and expense related to a note receivable issued to Old Patriot REIT in connection with the sale of certain assets to PAH RSI Lessee, which assets were acquired by Patriot Operating Company, the elimination of $1,450 of interest income and expense related to the Subscription Notes issued to Patriot Operating Company in connection with the subscription for shares of Patriot Operating Company Common Stock and Patriot Operating Company Partnership OP Units issued in connection with the Cal Jockey Merger, and the elimination of $24 of other intercompany income and expense items.
(D) Represents the elimination of equity in income of the New Non-Controlled Subsidiaries and the Patriot/IHC Non-Controlled Subsidiaries.

(E) The Patriot REIT and combined pro forma earnings per share is computed based on 143,100 weighted average common Paired Shares and common Paired Share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares. The Wyndham International pro forma earnings per share is based on 132,403 weighted average common Paired Shares outstanding for the period. Shares of preferred stock and other common Paired Share equivalents outstanding were not considered in the computation of Wyndham International's pro forma earnings per share because they are antidilutive
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic combined earnings per share for the year ended December 31, 1996 would be $0.10 per Paired Share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                    PATRIOT REIT AND WYNDHAM INTERNATIONAL
                      ADJUSTED FOR THE PATRIOT/IHC MERGER

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Patriot/IHC Merger had occurred as of September 30, 1997. The Pro Forma Condensed Combined Balance Sheet is derived from the Patriot REIT and Wyndham International Pro Forma Condensed Combined Balance Sheet as of September 30, 1997 included elsewhere herein.

  Such pro forma information is based in part upon the Consolidated Balance Sheets of IHC and Wyndham as of September 30, 1997 and Patriot REIT's and Patriot Operating Company's Combined Balance Sheet as of September 30, 1997 filed with the Patriot Companies' Joint Quarterly Report on Form 10-Q for the nine months ended September 30, 1997 and such information should also be read in conjunction with the financial statements filed in IHC's, Wyndham's, and WHG's respective Quarterly Reports on Form 10-Q for the period ended September 30, 1997. In management's opinion, all material adjustments necessary to reflect the effect of these transactions have been made.

  The accompanying Pro Forma Condensed Combined Balance Sheet reflects adjustments to record the net assets of IHC at their estimated fair market values and the elimination of IHC's historical shareholders' equity. The fair market values of the assets and liabilities of IHC have been determined based upon preliminary estimates and are subject to change as additional information is obtained. Management does not anticipate that the preliminary allocation of purchase costs based upon the estimated fair market values of the assets and liabilities of IHC will materially change; however, the allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value as of the close of the transaction. Therefore, the allocations reflected in the following unaudited Pro Forma Condensed Combined Balance Sheet may differ from the amounts ultimately determined. The following unaudited Pro Forma Condensed Combined Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1997, nor does it purport to represent the future financial position of Patriot REIT and Wyndham International as adjusted for the Patriot/IHC Merger.

                     PATRIOT REIT AND WYNDHAM INTERNATIONAL

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                          PATRIOT REIT
                           AND WYNDHAM
                          INTERNATIONAL                PATRIOT/IHC
                            PRO FORMA        IHC          MERGER      PRO FORMA
                            TOTAL(A)    HISTORICAL(B) ADJUSTMENTS(C)    TOTAL
                          ------------- ------------- --------------  ----------
         ASSETS
Net investment in real
 estate and related
 improvements...........   $2,767,797    $1,140,291      $760,208 (D) $4,668,296
Mortgage notes and other
 receivables from
 unconsolidated
 subsidiaries...........      116,092           --            --         116,092
Notes and other
 receivables from
 affiliates.............       24,800           --            --          24,800
Notes receivable........       17,844         5,184        (5,184)(E)     17,844
Investment in
 unconsolidated
 subsidiaries...........       24,545        24,518           --          49,063
Cash and cash
 equivalents............       59,927        31,924           --          91,851
Restricted cash.........       44,354         7,745           --          52,099
Accounts receivable,
 net....................       61,571        48,653           --         110,224
Goodwill................      489,865        21,501       123,911 (F)    635,277
Deferred expenses, net..       27,450        13,979         8,512 (G)     49,941
Deferred acquisition
 costs..................       16,220           --            --          16,220
Management contract and
 leasehold costs........      153,813        28,344       101,987 (H)    284,144
Trade name and franchise
 costs..................       93,050           --            --          93,050
Prepaid expenses and
 other assets...........       62,539        25,831           --          88,370
Deferred income taxes...        1,496         2,283           --           3,779
                           ----------    ----------      --------     ----------
 Total assets...........   $3,961,363    $1,350,253      $989,434     $6,301,050
                           ==========    ==========      ========     ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
Borrowings under a line
 of credit and mortgage
 notes..................   $1,721,212    $  775,504      $434,124 (I) $2,930,840
Accounts payable and
 accrued expenses.......      135,086        98,613           --         233,699
Dividends and
 distributions payable..       21,727           --            --          21,727
Sales taxes payable.....        2,968           --            --           2,968
Deferred income tax
 liability..............       78,617        13,878        13,460 (J)    105,955
Deposits................        6,056           --            --           6,056
Deferred gain...........          --            --            --             --
Due to unconsolidated
 subsidiaries...........        5,904           --            --           5,904
Minority interests in
 the Patriot
 Partnerships...........      227,624           --            --         227,624
Minority interest in
 consolidated
 subsidiaries...........       52,522        17,141           --          69,663
Shareholders' equity:
 Preferred stock........           93           --            --              93
 Common stock...........        1,949           354           344 (K)      2,647
 Paid-in capital........    1,857,318       411,644       574,625 (L)  2,843,587
 Unearned stock
  compensation, net.....      (15,075)         (813)          813 (L)    (15,075)
 Notes receivable from
  stockholders..........      (17,138)          --            --         (17,138)
 Receivable from
  affiliates............       (1,229)          --            --          (1,229)
 Retained earnings......     (116,271)       33,932       (33,932)(L)   (116,271)
                           ----------    ----------      --------     ----------
 Total shareholders'
  equity................    1,709,647       445,117       541,850 (L)  2,696,614
                           ----------    ----------      --------     ----------
 Total liabilities and
  shareholders' equity..   $3,961,363    $1,350,253      $989,434     $6,301,050
                           ==========    ==========      ========     ==========

See notes on following page.

PATRIOT REIT AND WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/IHC MERGER NOTES TO PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 1997
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(A) Represents the pro forma combined balance sheet of Patriot REIT and Patriot Operating Company as of September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-61.
(B) Represents the historical balance sheet of IHC as of September 30, 1997.
(C) Represents adjustments to Patriot REIT and Wyndham International's Combined balance sheet as adjusted for the Patriot/IHC Merger.
(D) Represents adjustments for the purchase method of accounting whereby the investments in hotel properties owned by IHC are adjusted to record the assets at their estimated fair market values.
(E) Represents adjustment to eliminate notes receivable from officers which are to be extinguished prior to the Patriot/IHC Merger.
(F) Represents the purchase consideration in excess of the fair market value of the net assets of IHC.
(G) Represents an increase in deferred loan costs expected to be incurred in connection with an increase in the Revolving Credit Facility to finance the cash portion of the purchase price and Patriot/IHC Merger related costs.
(H) Represents adjustments for the purchase method of accounting whereby the third-party management contracts and leaseholds held by IHC are adjusted to their estimated fair market value. The management contracts have an average remaining life of approximately 5 years. The leaseholds have an average remaining life of 14 years.
(I) Represents additional borrowings assumed to be incurred in connection with the Patriot/IHC Merger as follows:

      Cash required to finance the acquisition of 40% of the IHC
       Outstanding Shares at $37.50 per share.......................  $ 531,312
      Less: Net proceeds from concurrent public offering (see Note
       L)...........................................................   (190,000)
                                                                      ---------
      Cash required to finance stock purchase.......................    341,312
      Estimated transaction costs...................................     30,000
      Buyout of IHC options.........................................     24,300
      Estimated severance costs.....................................     30,000
      Additional loan costs.........................................      8,512
                                                                      ---------
       Total cash requirements......................................  $ 434,124
                                                                      =========

  In addition, immediately following the Patriot/IHC Merger, the shareholders of IHC and Patriot REIT will receive a special dividend in order to distribute the current and accumulated earnings and profits of IHC and Patriot REIT through the date of the Patriot/IHC Merger.
(J) Represents adjustments to eliminate $11,800 of the deferred tax liability of IHC which is associated with timing differences related to depreciation of real property which will be owned by Patriot REIT following the Patriot/IHC Merger offset by an increase in the deferred tax liability of $25,260 related to purchased management contracts.
(K) Represents adjustments to record the exchange of IHC Common Stock for Paired Shares. Pursuant to the Patriot/IHC Merger Agreement, IHC Stockholders may elect to receive for each share of IHC Common Stock held by them, either (i) cash for shares equal to $37.50 per share; or (ii) Paired Shares, for which the exchange ratio is determined by dividing $37.50 by the average closing price for a Paired Share as reported on the NYSE over the 20 consecutive trading day period ending on the trading day immediately preceding the fifth trading day prior to the date on which the shareholder meeting is held (subject to certain adjustments). The Patriot/IHC Merger Agreement also provides for purchase of 40% of the IHC Outstanding Shares for cash, with the remainder in Paired Shares. At September 30, 1997, there were 35,421 shares of IHC Common Stock outstanding. Assuming 40% of the IHC Outstanding Shares are tendered for cash, the remaining 21,253 shares will be exchanged for 27,909 Paired Shares (based upon the average closing price of the Paired Shares for the trading 20 days ended January 2, 1998 of $28.556). In addition, the Patriot Companies intend to enter into arrangements to place $200,000 of Paired Shares concurrent with the Patriot/IHC Merger. Assuming the Paired Shares were offered at the average closing price of the Paired Shares for the trading 20 days ended January 2, 1998 of $28.556, an additional 7,004 Paired Shares will be outstanding following the Patriot/IHC Merger. The increase in common stock is summarized as follows:

      Paired Shares exchanged in Patriot/IHC Merger....................  27,909
      Paired Shares offered in concurrent offering.....................   7,004
                                                                         ======
      Increase in Paired Shares........................................  34,913
      Par value of each Paired Share...................................  $ 0.02
                                                                         ------
      Increase in common stock.........................................  $  698
      Less: IHC historical common stock................................    (354)
                                                                         ------
       Adjustment to common stock......................................  $  344
                                                                         ======

(L) Represents adjustments to shareholders' equity to eliminate IHC's historical equity accounts and record equity based upon the number of Paired Shares issued in the Patriot/IHC Merger and the concurrent public offering of Paired Shares as follows:

      Purchase consideration for IHC Outstanding Shares (35,421
       shares of IHC Common Stock at $37.50 per share).............  $1,328,279
      Less: IHC Common Stock to be purchased for cash..............    (531,312)
                                                                     ----------
      Purchase consideration for shares............................     796,967
      Net proceeds from concurrent offering........................     190,000
      Book value of IHC paid-in capital............................    (411,644)
      Adjustment to common stock...................................        (698)
                                                                     ----------
       Adjustment to Paid-in Capital...............................  $  574,625
                                                                     ----------
      Elimination of IHC historical retained earnings..............     (33,932)
      Adjustment to unearned stock compensation....................         813
      Adjustment to common stock...................................         344
                                                                     ----------
       Adjustment to shareholders' equity..........................  $  541,850
                                                                     ==========

                                 PATRIOT REIT

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                            PATRIOT
                             REIT           PATRIOT/IHC
                           PRO FORMA           MERGER           PRO FORMA
                           TOTAL(A)        ADJUSTMENTS(B)         TOTAL
                          -------------   ----------------     -------------
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $     312,451      $     151,382 (C) $     463,833
 Racecourse facility,
  hotel and land lease
  revenue...............         17,714             83,154 (D)       100,868
 Interest and other
  income................          2,797                --              2,797
                          -------------      -------------     -------------
 Total revenue..........        332,962            234,536           567,498
                          -------------      -------------     -------------
Expenses:
 Ground lease and hotel
  lease expense.........         16,824             82,746 (E)        99,570
 General and
  administrative........          7,097                --              7,097
 Interest expense.......        142,248             99,702 (F)       241,950
 Real estate and
  personal property
  taxes and casualty
  insurance.............         38,104             19,764 (G)        57,868
 Depreciation and
  amortization..........        103,325             84,410 (H)       187,735
                          -------------      -------------     -------------
 Total expenses.........        307,598            286,622           594,220
                          -------------      -------------     -------------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....         25,364            (52,086)          (26,722)
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........          2,871               (781)(I)         2,090
                          -------------      -------------     -------------
Income (loss) before
 income tax provision
 and minority
 interests..............         28,235            (52,867)          (24,632)
 Income tax provision...           (345)              (700)(J)        (1,045)
                          -------------      -------------     -------------
Income (loss) before
 minority interests.....         27,890            (53,567)          (25,677)
 Minority interest in
  the Patriot REIT
  Partnership...........         (2,591)             2,597 (K)             6
 Minority interest in
  consolidated
  subsidiaries..........         (2,491)            (2,753)(L)        (5,244)
                          -------------      -------------     -------------
Net income (loss)
 applicable to common
 shareholders ..........  $      22,808      $     (53,723)    $     (30,915)(M)
                          =============      =============     =============
Net income (loss) per
 common share...........  $        0.21                        $       (0.23)(M)
                          =============                        =============

--------
(A) Represents the pro forma results of operations of Patriot REIT for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and WHG Merger. See page F-56.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(C) Represents pro forma lease payments from Wyndham International to Patriot REIT for the 40 hotels Patriot REIT will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.
(D) Represents pro forma hotel lease payments from Wyndham International to Patriot REIT for the 88 hotels leased by IHC at September 30, 1997 that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.
(E) Represents ground lease expense of $1,602 related to certain of the hotels acquired by Patriot REIT in the Patriot/IHC Merger and hotel lease expense of $81,144 related to the 88 hotels leased from third-party owners that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger.
(F) For the Patriot/IHC Merger, the adjustment represents interest expense of $59,086 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $32,486 incurred on borrowings which will be used to finance a portion of the Patriot/IHC Merger, and amortization of deferred loan costs of $6,191. Amount also represents an adjustment of $1,939 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot REIT's estimated leverage ratio following the Patriot/IHC Merger.
  The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.483% (LIBOR plus 2%). An increase of 0.25% in the interest rate on variable rate debt would increase pro forma interest expense to $246,782, increase net loss applicable to common shareholders to $36,337 and increase net loss per common share to $0.27, based on 132,346 weighted average common shares and common share equivalents outstanding.
(G) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot REIT following the Patriot/IHC Merger.

(H) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.
(I) Represents Patriot REIT's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by Wyndham International following the Patriot/IHC Merger.
(J) Represents provision for Patriot REIT's estimated state tax liability.
(K) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger of approximately 10.2%. The estimated minority interest percentage prior to the Patriot/IHC Merger is also approximately 10.2%.
(L) Represents the minority interest in income of consolidated entities which will be acquired by Patriot REIT in connection with the Patriot/IHC Merger.
(M) Pro forma earnings per share is computed based on 132,346 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of preferred stock into Paired Shares of common stock or other common share equivalents outstanding because they are antidilutive.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.23 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                                 PATRIOT REIT

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                            PATRIOT
                             REIT           PATRIOT/IHC
                           PRO FORMA           MERGER           PRO FORMA
                           TOTAL(A)        ADJUSTMENTS(B)         TOTAL
                          -------------   ----------------     -------------
                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Participating lease
  revenue...............  $     257,269      $     126,974 (C) $     384,243
 Racecourse facility,
  hotel and land lease
  revenue ..............         19,759             72,577 (D)        92,336
 Interest and other
  income................          4,043                --              4,043
                          -------------      -------------     -------------
 Total revenue..........        281,071            199,551           480,622
                          -------------      -------------     -------------
Expenses:
 Ground lease and hotel
  lease expense.........         20,017             70,811 (E)        90,828
 General and
  administrative........          7,162                --              7,162
 Interest expense.......        108,029             71,567 (F)       179,596
 Real estate and
  personal property
  taxes and casualty
  insurance.............         29,895             14,489 (G)        44,384
 Depreciation and
  amortization..........         78,017             63,307 (H)       141,324
                          -------------      -------------     -------------
 Total expenses.........        243,120            220,174           463,294
                          -------------      -------------     -------------
Income (loss) before
 equity in earnings of
 unconsolidated
 subsidiaries, income
 tax provision and
 minority interests.....         37,951            (20,623)           17,328
 Equity in earnings
  (losses) of
  unconsolidated
  subsidiaries..........          6,023             (1,377)(I)         4,646
                          -------------      -------------     -------------
Income (loss) before
 income tax provision
 and minority
 interests..............         43,974            (22,000)           21,974
 Income tax provision...           (256)              (525)(J)          (781)
                          -------------      -------------     -------------
Income (loss) before
 minority interests.....         43,718            (22,525)           21,193
 Minority interest in
  the Patriot REIT
  Partnership...........         (4,205)             1,860 (K)        (2,345)
 Minority interest in
  consolidated
  subsidiaries..........         (2,493)            (2,036)(L)        (4,529)
                          -------------      -------------     -------------
Net income (loss)
 applicable to common
 shareholders...........  $      37,020      $     (22,701)    $      14,319 (M)
                          =============      =============     =============
Net income per common
 share..................  $        0.34                        $        0.10 (M)
                          =============                        =============

--------
(A) Represents the pro forma results of operations of Patriot REIT for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-58.
(B) Represents adjustments to Patriot REIT's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(C) Represents pro forma lease payments from Wyndham International to Patriot REIT for the 40 hotels Patriot REIT will own subsequent to the Patriot/IHC Merger, based upon the historical revenue for the hotels for the period presented.
(D) Represents pro forma hotel lease payments from Wyndham International to Patriot REIT for the 88 hotels leased by IHC at September 30, 1997 that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger, based upon the historical revenue of the hotels for the period presented.
(E) Represents ground lease expense of $1,138 related to certain of the hotels acquired by Patriot REIT in the Patriot/IHC Merger and hotel lease expense of $69,673 related to the 88 hotels leased from third-party owners that Patriot REIT will sublease to Wyndham International subsequent to the Patriot/IHC Merger.
(F) For the Patriot/IHC Merger, the adjustment represents interest expense of $40,657 on approximately $775,504 of IHC debt assumed in connection with the transaction, interest expense of $24,754 incurred on borrowings which will be used to finance a portion of the Patriot/ IHC Merger, and amortization of deferred loan costs of $4,666. Amount also represents an adjustment of $1,490 to reflect an increase in the interest rate charged on borrowings under the Revolving Credit Facility and Term Loan (to LIBOR plus 2%) based on Patriot REIT's estimated leverage ratio following the Patriot/IHC Merger.
  The deferred loan costs incurred on the new borrowings are being amortized over the term of the loan. Interest expense on the Revolving Credit Facility and Term Loan assumes an average interest rate of 7.603% (LIBOR plus 2%). An increase of 0.25% in the interest rate on variable rate debt would increase pro forma interest expense to $183,294, decrease net income applicable to common shareholders to $10,156 and decrease net income per common share to $0.07, based on 143,100 weighted average common shares and common share equivalents outstanding.
(G) Represents real estate and personal property taxes and casualty insurance related to the 40 IHC owned hotels which will be paid by Patriot REIT following the Patriot/IHC Merger.

(H) Represents adjustment to increase depreciation of the real estate and amortization of the cost of leaseholds acquired in the Patriot/IHC Merger. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5 to 7 years for F, F & E. These estimates are based upon management's knowledge of the properties and the hotel industry in general. Leasehold costs are amortized on a straight-line basis over the remaining term of the lease.
(I) Represents Patriot REIT's share of the earnings of the Patriot/IHC Non-Controlled Subsidiaries which will own the management contracts and hotel management business and will be controlled by Wyndham International following the Patriot/IHC Merger.
(J) Represents provision for Patriot REIT's estimated state tax liability.
(K) Represents adjustments to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger of approximately 10.2%. The estimated minority interest percentage prior to the Patriot/IHC Merger is also approximately 10.2%.
(L) Represents the minority interest in income of consolidated entities which will be acquired by Patriot REIT in connection with the Patriot/IHC Merger.
(M) Pro forma earnings per share is computed based on 143,100 weighted average common shares and common share equivalents outstanding for the period. The number of shares used for the calculation includes adjustments to reflect the impact of the conversion of preferred stock into Paired Shares of common stock.
  In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would also be $0.11 per common share. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                ADJUSTMENTS
                             WYNDHAM    -----------------------------
                          INTERNATIONAL                 PATRIOT/IHC
                            PRO FORMA       IHC            MERGER      PRO FORMA
                            TOTAL(A)    PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ------------- ------------   --------------  ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........   $  632,308     $490,330        $    --      $1,122,638
 Other hotel revenue....      392,422      201,834             --         594,256
 Racecourse facility
  revenue...............       51,946          --              --          51,946
 Management fee, service
  fee and reimbursement
  income................       61,617       40,758             --         102,375
 Interest and other
  income................       11,568        1,656             --          13,224
                           ----------     --------        --------     ----------
 Total revenue..........    1,149,861      734,578             --       1,884,439
                           ----------     --------        --------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............      441,737      253,402             --         695,139
 Racecourse facility
  operations............       46,351          --              --          46,351
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............       47,564       18,894             --          66,458
 General and
  administrative........      117,654       70,069             --         187,723
 Ground lease and hotel
  lease expense ........       17,109        1,602          81,552 (D)    100,263
 Repair and
  maintenance...........       45,836       31,240             --          77,076
 Utilities..............       40,635       29,179             --          69,814
 Marketing..............       80,009       64,394          (5,528)(E)    138,875
 Management fees........       11,527          661           3,993 (F)     16,181
 Depreciation and
  amortization..........       41,452       48,024         (26,015)(G)     63,461
 Participating lease
  payments..............      279,721       81,144 (H)      70,238 (H)    431,103
 Interest expense.......        4,866       59,086         (59,086)(I)      4,866
 Real estate and
  personal property
  taxes and insurance...          847       22,021         (19,764)(I)      3,104
                           ----------     --------        --------     ----------
 Total expenses.........    1,175,308      679,716          45,390      1,900,414
                           ----------     --------        --------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries income tax
 provision, and minority
 interests..............      (25,447)      54,862         (45,390)       (15,975)
 Equity in earnings of
  unconsolidated
  subsidiaries..........       (3,436)         --              --          (3,436)
                           ----------     --------        --------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............      (28,883)      54,862         (45,390)       (19,411)
 Income tax (provision)
  benefit...............        2,397      (19,801)         14,106 (J)     (3,298)
                           ----------     --------        --------     ----------
Income (loss) before
 minority interests.....      (26,486)      35,061         (31,284)       (22,709)
 Minority interest in
  the Patriot Operating
  Company Partnership...        2,740          --             (999)(K)      1,741
 Minority interest in
  consolidated
  subsidiaries..........        1,347       (2,753)          3,534 (L)      2,128
                           ----------     --------        --------     ----------
Net income (loss)
 applicable to common
 shareholders...........   $  (22,399)    $ 32,308        $(28,749)    $  (18,840)(M)
                           ==========     ========        ========     ==========
Net loss per common
 share..................   $    (0.23)                                 $    (0.14)(M)
                           ==========                                  ==========

See notes on following page.

WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/IHC MERGER
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(A) Represents the pro forma results of operations of Patriot Operating Company for the year ended December 31, 1996 as adjusted for the Wyndham Transactions and WHG Merger. See page F-63.
(B) Represents the pro forma results of operations of IHC for the year ended December 31, 1996 prior to the Patriot/IHC Merger.
(C) Represents adjustments to Wyndham International's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(D) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot
       REIT subsequent to the Patriot/IHC Merger.....................  $ (1,602)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note I)....................    81,144
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot REIT to Wyndham International............     2,010
                                                                       --------
                                                                       $ 81,552
                                                                       ========

(E) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott International, Inc. hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.
(F) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott International, Inc., which are assumed to be executed concurrently with the Patriot/IHC Merger.
(G) Represents an adjustment of $45,887 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot REIT, partially offset by an increase of $19,872 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.
(H) The participating lease payment amount of $81,144 reflected in the IHC Pro
    Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of
    September 30, 1997. Following the Patriot/IHC Merger, Patriot REIT will sublease these hotel leaseholds to Wyndham International. The pro forma adjustment of $70,238 is composed of the following adjustments:
      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot REIT to Wyndham International
       subsequent to the Patriot/IHC Merger..........................  $151,382
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note E)....................   (81,144)
                                                                       --------
                                                                       $ 70,238
                                                                       ========

(I) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot REIT subsequent to the Patriot/IHC Merger.
(J) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon Wyndham International's pro forma taxable income following the Patriot/IHC Merger.
(K) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.46%.
(L) Represents an adjustment of $2,753 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot REIT following the Patriot/IHC Merger, and an adjustment of $781 to reflect Patriot REIT's allocation of losses from the Patriot/IHC Non-Controlled subsidiaries.
(M) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 132,346 weighted average common shares outstanding for the period. The number of shares used for the calculation does not include adjustments to reflect the impact of the conversion of preferred stock into Paired Shares or other common Paired Share equivalents outstanding because they are antidilutive.
  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the year ended December 31, 1996 would be a net loss of $0.14. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                             WYNDHAM INTERNATIONAL

                      ADJUSTED FOR THE PATRIOT/IHC MERGER

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                ADJUSTMENTS
                             WYNDHAM    -----------------------------
                          INTERNATIONAL                 PATRIOT/IHC
                            PRO FORMA       IHC            MERGER      PRO FORMA
                            TOTAL(A)    PRO FORMA(B)   ADJUSTMENTS(C)    TOTAL
                          ------------- ------------   --------------  ----------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Room revenue...........    $529,166      $400,419        $    --      $  929,585
 Other hotel revenue....     312,157       152,332             --         464,489
 Racecourse facility
  revenue...............      33,399           --              --          33,399
 Management fee, service
  fee and reimbursement
  income................      56,323        30,877             --          87,200
 Interest and other
  income................      10,524         1,214             --          11,738
                            --------      --------        --------     ----------
 Total revenue..........     941,569       584,842             --       1,526,411
                            --------      --------        --------     ----------
Expenses:
 Departmental costs--
  hotel, club and spa
  operations............     339,023       196,566             --         535,589
 Racecourse facility
  operations............      30,114           --              --          30,114
 Direct operating costs
  of management company,
  service department and
  reimbursement
  expenses..............      43,427        15,711             --          59,138
 General and
  administrative........      93,238        54,548             --         147,786
 Ground lease and hotel
  lease expense ........      20,604         1,138          71,439 (D)     93,181
 Repair and
  maintenance...........      37,954        23,490             --          61,444
 Utilities..............      32,716        21,896             --          54,612
 Marketing..............      66,138        48,962          (4,408)(E)    110,692
 Management fees........      11,436           765           3,288 (F)     15,489
 Depreciation and
  amortization..........      29,976        34,179         (17,672)(G)     46,483
 Participating lease
  payments..............     229,902        69,673 (H)      57,301 (H)    356,876
 Interest expense.......       3,291        40,657         (40,657)(I)      3,291
 Real estate and
  personal property
  taxes and insurance...         290        16,226         (14,489)(I)      2,027
                            --------      --------        --------     ----------
 Total expenses.........     938,109       523,811          54,802      1,516,722
                            --------      --------        --------     ----------
Income (loss) before
 equity earnings of
 unconsolidated
 subsidiaries income tax
 provision, and minority
 interests..............       3,460        61,031         (54,802)         9,689
 Equity in earnings of
  unconsolidated
  subsidiaries..........         417           --              --             417
                            --------      --------        --------     ----------
Income (loss) before
 income tax provision
 and minority
 interests..............       3,877        61,031         (54,802)        10,106
 Income tax (provision)
  benefit...............      (3,654)      (22,418)(J)      18,446 (J)     (7,626)
                            --------      --------        --------     ----------
Income (loss) before
 minority interests.....         223        38,613         (36,356)         2,480
 Minority interest in
  the Patriot Operating
  Company Partnership...         487           --             (417)(K)         70
 Minority interest in
  consolidated
  subsidiaries..........      (4,688)       (2,036)          3,413 (L)     (3,311)
                            --------      --------        --------     ----------
Net income (loss)
 applicable to common
 shareholders...........    $ (3,978)     $ 36,577        $(33,360)    $     (761)(M)
                            ========      ========        ========     ==========
Net loss per common
 share..................    $  (0.04)                                  $    (0.00)(M)
                            ========                                   ==========

See notes on following page.

WYNDHAM INTERNATIONAL, ADJUSTED FOR THE PATRIOT/IHC MERGER
NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(A) Represents the pro forma results of operations of Patriot Operating Company for the nine months ended September 30, 1997 as adjusted for the Wyndham Transactions and WHG Merger. See page F-65.
(B) Represents the pro forma results of operations of IHC for the nine months ended September 30, 1997 prior to the Patriot/IHC Merger.
(C) Represents adjustments to Wyndham International's results of operations assuming the Patriot/IHC Merger had occurred as of January 1, 1996.
(D) Represents the following adjustments to pro forma ground lease and hotel lease expense:

      Eliminate ground lease expense which will be paid by Patriot
       REIT subsequent to the Patriot/IHC merger.....................  $ (1,138)
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note I)....................    69,673
      Incremental hotel lease expense related to the sub-lease of the
       88 hotels by Patriot REIT to Wyndham International............     2,904
                                                                       --------
                                                                       $ 71,439
                                                                       ========

(E) Represents the historical costs of IHC franchise fee payments related to franchise agreements for ten Marriott International, Inc. hotels which are assumed to be terminated concurrently with the Patriot/IHC Merger.
(F) Represents additional management fees to be incurred by IHC pursuant to new management agreements with Marriott International, Inc., which are assumed to be executed concurrently with the Patriot/IHC Merger.
(G) Represents an adjustment of $32,943 to allocate the IHC pro forma depreciation and amortization related to real estate to Patriot REIT, partially offset by an increase of $15,271 in amortization expense related to amortization of goodwill and management contracts. The goodwill related to the management business is amortized on a straight-line basis over an estimated useful life of 20 years. Management contracts are amortized on a straight-line basis over their estimated remaining lives of 5 years.
(H) The participating lease payment amount of $69,673 reflected in the IHC Pro
    Forma Statement of Operations represents hotel lease payments made to third parties in connection with the 88 leaseholds held by IHC as of
    September 30, 1997. Following the Patriot/IHC Merger, Patriot REIT will sublease these hotel leaseholds to Wyndham International. The pro forma adjustment of $57,301 is composed of the following adjustments:
      Pro forma participating lease payments related to the 40 owned hotels leased by Patriot REIT to Wyndham International
       subsequent to the Patriot/IHC Merger..........................  $126,974
      Reclassification of hotel lease expense for financial statement presentation purposes related to the 88 hotels IHC leased from third-party owners at September 30, 1997. Subsequent to the
       Patriot/IHC Merger, these hotels will be sub-leased by Patriot
       REIT to Wyndham International (see Note E)....................   (69,673)
                                                                       --------
                                                                       $ 57,301
                                                                       ========

(I) Represents adjustments to the IHC pro forma results of operations to eliminate interest expense and real estate and personal property taxes and casualty insurance to be paid by Patriot REIT subsequent to the Patriot/IHC Merger.
(J) Represents an adjustment to the IHC pro forma tax expense to reflect the tax provision based upon Wyndham International's pro forma taxable income following the Patriot/IHC Merger.
(K) Represents the adjustment to minority interest to reflect the estimated minority interest percentage subsequent to the Patriot/IHC Merger to 8.46%
(L) Represents an adjustment of $2,036 to eliminate the IHC pro forma minority interest in certain consolidated subsidiaries which will be owned by Patriot REIT following the Patriot/IHC Merger, and an adjustment of $1,377 to reflect Patriot REIT's allocation of earnings from the Patriot/IHC Non-Controlled subsidiaries.
(M) Pro forma earnings per share subsequent to the Patriot/IHC Merger is computed based on 132,403 weighted average common shares outstanding for the period. The number of shares used for the calculations does not include adjustments to reflect the impact of the conversion of preferred stock into Paired Shares or other common share equivalents outstanding because they are antidilutive.
  In February 1997, the Financing Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. Under the new requirements for calculating basic earnings per share, the dilutive effect of stock options and convertible preferred securities will be excluded. Pro forma basic earnings per share for the nine months ended September 30, 1997 would be a net loss of less than $0.01. The impact of Statement 128 on the calculation of diluted earnings per share is not expected to differ significantly from the earnings per share amounts reported.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Patriot American Hospitality, Inc.:

We have audited the accompanying balance sheet of the Sheraton City Centre as of December 31, 1996 and the related statements of operations, changes in partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of the Sheraton City Centre as of December 31, 1996 and its operations, changes in partners' capital and cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                                     /s/ Coopers & Lybrand L.L.P


Dallas, Texas
December 12, 1997

                             SHERATON CITY CENTRE
                                BALANCE SHEETS

                                                                    September 30,       December 31,
                         ASSETS                                         1997               1996
                                                                    ------------        -----------
                                                                    (unaudited)
Investments in hotel property, at cost:
    Land                                                              $ 2,982,776       $  2,982,776
    Buildings and improvements                                         24,228,434         24,228,434
    Furniture and equipment                                             4,724,678          4,630,104
    Less accumulated depreciation                                     (14,023,117)       (13,162,103)
                                                                     ------------      -------------

          Net investment in hotel properties                           17,912,771         18,679,211


Cash and cash equivalents                                                 994,523          1,035,595
Accounts receivable, net                                                  515,574            327,672
Inventories                                                               348,038            341,623
Deferred expenses, net                                                     13,267             31,035
Prepaid expenses and other assets                                         160,855            106,131
                                                                     ------------      -------------

          Total assets                                                $19,945,028       $ 20,521,267
                                                                     ============      =============

                    LIABILITIES AND PARTNERS' DEFICIT

Debt and capital lease obligations (Note 3)                           $37,069,669       $ 37,079,136
Accounts payable and accrued expenses                                     776,055          1,124,757
                                                                     ------------      -------------

          Total liabilities                                            37,845,724         38,203,893
                                                                     ------------      -------------

Commitments and contingencies (Note 4)

Partners' deficit                                                     (49,836,663)       (49,618,593)
Due to Met Life (Note 5)                                               31,935,967         31,935,967
                                                                     ------------      -------------

          Total partners' deficit                                     (17,900,696)       (17,682,626)
                                                                     ------------      -------------

          Total liabilities and partners' deficit                     $19,945,028       $ 20,521,267
                                                                     ============      =============

  The accompanying notes are an integral part of these financial statements.

                             SHERATON CITY CENTRE
                           STATEMENTS OF OPERATIONS



                                                                      Year Ended          Nine Months Ended
                                                                     December 31,         September 30,   September 30,
                                                                        1996                  1996            1997
                                                                    -------------     -------------     -------------
                                                                                       (unaudited)       (unaudited)
Revenues:
    Rooms                                                           $   9,567,995     $   7,313,842     $   8,123,090
    Food and beverage                                                   2,396,641         1,759,366         1,841,986
    Telephone and other                                                   736,219           512,711           485,775
                                                                    -------------     -------------     -------------

          Total revenues                                               12,700,855         9,585,919        10,450,851
                                                                    -------------     -------------     -------------

Expenses:
    Departmental costs and expenses                                     3,016,029         2,284,911         2,487,403
    Food and beverage                                                   2,219,603         1,635,562         1,745,826
    General and administrative                                          1,624,217         1,233,294         1,309,149
    Management fees                                                       195,962           146,826           152,898
    Franchise costs                                                       542,053           421,867           468,442
    Advertising and promotion                                             677,548           518,474           579,939
    Repairs and maintenance                                               561,179           431,918           459,275
    Utilities                                                             529,800           421,313           423,907
    Real estate and personal property taxes and
      taxes and insurance                                                 473,688           368,264           393,642
    Equipment rental                                                       54,562            41,345            38,168
    Interest                                                            2,399,740         1,833,377         1,731,490
    Depreciation and amortization                                       1,203,448           892,764           878,782
                                                                    -------------     -------------     -------------

          Total expenses                                               13,497,829        10,229,915        10,668,921
                                                                    -------------     -------------     -------------

          Net loss                                                  $    (796,974)    $    (643,996)    $    (218,070)
                                                                    =============     =============     =============

  The accompanying notes are an integral part of these financial statements.

                             SHERATON CITY CENTRE
                   STATEMENT OF CHANGES IN PARTNERS' DEFICIT

                                                            Partners'            Due to
                                                             Deficit             Met Life            Total
                                                          --------------      --------------     --------------
Balance at December 31, 1995                              $  (48,821,619)     $   31,935,967     $  (16,885,652)

Net loss                                                        (796,974)                              (796,974)
                                                          --------------      --------------     --------------

Balance at December 31, 1996                                 (49,618,593)         31,935,967        (17,682,626)

Net loss (unaudited)                                            (218,070)                              (218,070)
                                                          --------------      --------------     --------------

Balance at September 30, 1997 (unaudited)                 $  (49,836,663)     $   31,935,967     $  (17,900,696)
                                                          ==============      ==============     ==============


  The accompanying notes are an integral part of these financial statements.

                              SHERATON CITY CENTRE
                            STATEMENTS OF CASH FLOWS

                                                                            Year Ended              Nine Months Ended
                                                                                            -------------------------------------
                                                                           December 31,      September 30,        September 30,
                                                                                1996                1996                1997
                                                                       ------------------   ----------------     ----------------
                                                                                                 (unaudited)         (unaudited)
Cash flows from operating activities:
    Net loss                                                           $      (796,974)     $      (643,996)     $     (218,070)
    Adjustments to reconcile net loss to net cash provided by
       operating activities:
       Depreciation and amortization                                         1,203,448              892,764             878,782
    Changes to operating assets and liabilities:
       Accounts receivable                                                     (26,377)            (147,641)           (187,902)
       Inventories                                                               9,637               11,504              (6,415)
       Prepaid expenses and other assets                                        (2,242)            (129,777)            (54,724)
       Accounts payable and accrued expenses                                   165,791              424,295            (348,702)
                                                                       ------------------   ----------------     ----------------
            Net cash provided by operating activities                          553,283              407,149              62,969
                                                                       ------------------   ----------------     ----------------
Cash flows from investing activities:
    Acquisition and improvements in hotel properties                          (421,149)            (354,795)            (94,574)
                                                                       ------------------   ----------------     ----------------
            Net cash used in investing activities                             (421,149)            (354,795)            (94,574)
                                                                       ------------------   ----------------     ----------------
Cash flows from financing activities:
    Repayments of debt                                                         (16,606)             (16,606)                -
    Repayments of capital lease obligations                                    (81,521)             (56,026)             (9,467)
                                                                       ------------------   ----------------     ----------------
            Net cash used in financing activities                              (98,127)             (72,632)             (9,467)
                                                                       ------------------   ----------------     ----------------

Net decrease in cash and cash equivalents                                       34,007              (20,278)            (41,072)

Cash and cash equivalents at beginning of periods                            1,001,588            1,001,588           1,035,595
                                                                       ------------------   ----------------     ----------------
Cash and cash equivalents at end of periods                            $     1,035,595     $        981,310     $       994,523
                                                                       ==================   ================     ================

Supplemental disclosures of cash flow information:
    Cash paid for interest                                             $     2,345,114     $      1,370,467     $     1,707,019
                                                                       ==================   ================     ================


    Capital lease obligation assumed for acquisition of equipment      $        64,374     $              -     $           -
                                                                       ==================   ================     ================


  The accompanying notes are an integral part of these financial statements.

                             SHERATON CITY CENTRE
                         NOTES TO FINANCIAL STATEMENTS



1.   ORGANIZATION AND BASIS OF PRESENTATION:
     --------------------------------------
     The accompanying financial statements include the financial statements of the 353(room Sheraton City Centre (the "Hotel") owned by a joint venture. Eighty percent of the general partner interest in the venture was owned by Metropolitan Life Insurance Company ("Met Life") and twenty percent of the general partner interest was owned by FCC (the "Minority Partner"). The 92.5% general partner interest in the Hotel was purchased by Patriot American Hospitality, L.P. ("Patriot") for an purchase price of approximately $36.8 million on November 25, 1997 and included only the investment in hotel property and did not extend to any other assets or liabilities. The Minority Partner will continue to own the remaining 7.5% limited partner interest.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     UNAUDITED INTERIM FINANCIAL INFORMATION
     ---------------------------------------

     The accompanying balance sheet as of September 30, 1997 and the statements of operations, changes in partners' capital and cash flows for the nine months ended September 30, 1997 and 1996 are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial position, operations, changes in partners' capital and cash flows for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results for a full year.

     INVESTMENT IN HOTEL PROPERTY
     ----------------------------

     The hotel property is stated at cost. Depreciation is computed using the straight line method based upon the following estimated useful lives:

                                                        Years
                                                       -------
             Buildings                                    39
             Building improvements                      7-39
             Furniture and equipment                    3-10

     Maintenance and repairs are charged to operations as incurred; major renewals or betterments are capitalized. Upon sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

                             SHERATON CITY CENTRE
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


     The owners of the Hotel review the carrying value of the property to determine if circumstances exist indicating an impairment in the carrying value of the investment in hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment , the owners of the Hotel will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The owners of the Hotel do not believe that there are any factors or circumstances indicating impairment of its investment in hotel property.

     CASH AND CASH EQUIVALENTS
     -------------------------

     All highly liquid instruments with maturities of three months or less when purchased are considered to be cash equivalents.

     The Hotel regularly maintains cash and cash equivalents in accounts with various financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation ("FDIC"). As of December 31, 1996, the Hotel maintained approximately $1,300,000 of such deposits in excess of FDIC coverage.

     INVENTORIES
     -----------

     Inventories consist of food, beverages and supplies and are stated at cost, which approximates market, with cost determined using the first-in, first-out method.

     DEFERRED EXPENSES
     -----------------

     Deferred expenses primarily consist of deferred loan costs. Amortization is computed using the straight-line method over the lives of the related loan of three years.

     Accumulated amortization is $26,535 at December 31, 1996.

     REVENUE RECOGNITION
     -------------------

     Revenue is recognized when earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

                             SHERATON CITY CENTRE
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


     INCOME TAXES
     ------------

     The Hotel is owned by a joint venture and its losses are reported on the tax returns of the individual investors in the joint venture. Accordingly, no provision for income taxes has been included in the accompanying financial statements. The joint venturers' tax returns and the amount of allowable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

     FAIR VALUE OF FINANCIAL INSTRUMENTS:
     -----------------------------------

     The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these investments. The carrying amounts of variable rate debt and capital lease obligations approximate their fair values which are estimated based on discounted cash flows at rates currently available to the Hotel for debt with similar terms and remaining maturities.

     SEASONALITY
     -----------

     The hotel industry is seasonal in nature. Generally, revenue at the Hotel is greater in the second and third quarters of a calendar year.

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.   DEBT AND CAPITAL LEASE OBLIGATIONS:
     ----------------------------------

     At December 31, 1996, debt consists of the following:

          Revolving credit facility                          $     37,000,000
          Capital lease obligation                                     79,136
                                                             ----------------
                                                             $     37,079,136
                                                             ================

                             SHERATON CITY CENTRE
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


     The revolving credit facility is collateralized by an unrecorded first mortgage on the Hotel and bears interest at a variable rate. At the option of the Hotel, the facility bears interest at (a) the greater of the prime rate or the Federal Funds Effective Rate plus .50%, or (b) the sum of the Euro-Rate plus the applicable margin, as defined in the credit agreement. Interest payments and a facility fee are paid quarterly. The facility matures in June 1998 but may be extended for two additional one year periods, at the Hotel's request if approved by the lender.

     As discussed above, the facility is collateralized by an unrecorded first mortgage on the Hotel. In addition, the facility is collateralized by an unconditional obligation of Met Life to purchase the notes in the event of default or maturity. Unless default occurs, the mortgage may not be recorded. The notes are without personal recourse to the partners. In addition to non-financial covenants, the facility agreement contains financial covenants requiring Met Life to maintain specified minimum financial ratios, adjusted capital and surplus and claims-paying ratings.

     The capital lease obligations are comprised of four fixed rate notes which are collateralized by certain hotel equipment with a net book value of $101,388. The interest rates vary from 7.5% to 9.0% and these notes mature at various dates through 2000.

     The future minimum lease payments required pursuant to these obligations at December 31, 1996 are as follows:

          1997                                       $      22,155
          1998                                              26,585
          1999                                              26,585
          2000                                              17,724
                                                     -------------

          Total payments                                    93,049
          Less portion representing interest                13,913
                                                     -------------
                                                     $      79,136
                                                     =============

4.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

     Franchise costs represent the annual expense for franchise royalties, reservation and advertising services under the terms of the Hotel's franchise agreement with ITT Sheraton ("ITT") expiring in June 1998. Fees are computed based upon 5.8% of gross room revenue plus additional monthly per room and per reservation amounts. The Hotel will continue to be operated under the existing franchise agreement with ITT.

                             SHERATON CITY CENTRE
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


     The Hotel is subject to environmental regulations related to the ownership of real estate (hotels). The cost of complying with the environmental regulations was not material to the Hotel's statements of operations for the year ended December 31, 1996. The Hotel is not aware of any environmental condition which is likely to have a material adverse effect on the Hotel's financial statements.

5.   RELATED PARTY TRANSACTIONS:
     --------------------------

     The Hotel is obligated to Met Life under a nonrecourse loan. The balance of this loan at December 31, 1996 was $31,935,967. The loan bears interest at 11% and matures in 1998. The principal and interest are to be repaid from the net cash flow of the Hotel as defined in the agreement. In 1987, Met Life agreed to waive payment of interest accrued under the terms of the note until sufficient cash flow was generated by the Hotel's operations. No interest was paid from that date to the date of the sale of the Hotel as discussed in Note 1. Subsequent to the sale of the Hotel, these amounts were not repaid but forgiven by Met Life. Accordingly, the amounts due to Met Life have been presented in the partners' capital section of the balance sheet.

     The Hotel is managed by an affiliate of the minority partner under a management agreement. This agreement, which expires in 1999, provides for management fees of $12,212 monthly and annual increases of five percent. The Hotel has also entered into agreements with other affiliates of the minority partner for the management of the venture, the food and beverage operations and parking facilities for monthly fees of $4,167, $2,000 and 55% of gross parking income, respectively. These agreements expire in 1999.

6.   EMPLOYEE BENEFITS:
     -----------------

     Through an affiliated company, the Hotel provides for an employee benefit plan pursuant to Section 401(k) of the Internal Revenue Code. Employees completing 1,000 hours of service are eligible to participate after completing one year of service and may make salary deferred contributions up to certain limits. The Hotel may make discretionary contributions to match employee contributions. The Hotel made no contributions to the plan during the year ended December 31, 1996.

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Patriot American Hospitality, Inc.:

We have audited the accompanying statement of direct revenues and direct operating expenses of The Wyndham Emerald Plaza (the "Hotel") as defined in Note 1 for the year ended December 31, 1996. This statement is the responsibility of management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of direct revenues and direct operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of direct revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of direct revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of direct revenues and direct operating expenses has been prepared for the purpose of substantially complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company as described in Note 1 and is not intended to be a complete presentation of the Hotel's revenues and expenses.

In our opinion, the statement of direct revenues and direct operating expenses referred to above presents fairly, in all material respects, the direct revenues and direct operating expenses as described in Note 1 of the Wyndham Emerald Plaza for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                    /s/ Coopers & Lybrand L.L.P.


Dallas, Texas
December 12, 1997

                             WYNDHAM EMERALD PLAZA
                         STATEMENTS OF DIRECT REVENUES
                         AND DIRECT OPERATING EXPENSES

                                                              Year Ended                  Nine Months Ended
                                                              December 31,                   September 30,
                                                                                  ----------------------------------
                                                                 1996                  1996                 1997
                                                             -------------        --------------      --------------
                                                                                    (Unaudited)         (Unaudited)
Direct revenues from hotel operations:
   Rooms                                                     $ 12,233,288         $   9,402,286       $  10,677,175
   Food and beverage                                            4,714,111             3,500,588           3,632,013
   Telephone and other                                          1,032,319               766,117             764,303
                                                             -------------        --------------      --------------
        Total direct revenues                                  17,979,718            13,668,991          15,073,491
                                                             -------------        --------------      --------------
Direct operating expenses:
   Departmental costs and expenses                              3,427,153             2,564,193           2,833,551
   Food and beverage                                            4,025,264             2,924,780           3,065,503
   General and administrative                                   1,650,540             1,267,202           1,238,101
   Management fees                                                604,263               461,426             515,098
   Advertising and promotion                                    1,575,110             1,186,536           1,226,832
   Repairs and maintenance                                        966,138               719,393             744,328
   Utilities                                                      749,387               596,917             648,896
   Rental expense, real estate and personal
     property taxes, and insurance                                584,110               436,035             551,273
                                                             -------------        --------------      --------------
        Total direct operating expenses                        13,581,965            10,156,482          10,823,582
                                                             -------------        --------------      --------------
          Direct revenues in excess of direct
            operating expenses                               $  4,397,753         $   3,512,509       $   4,249,909
                                                             =============        ==============      ==============


        The accompanying notes are an integral part of these statements of direct revenues and direct operating expenses.

                             WYNDHAM EMERALD PLAZA
                     NOTES TO STATEMENTS OF DIRECT REVENUES
                         AND DIRECT OPERATING EXPENSES



1.   ORGANIZATION AND BASIS OF PRESENTATION:
     --------------------------------------

     ORGANIZATION
     ------------

     The accompanying statements of direct revenues and direct operating expenses include the direct revenues and direct operating expenses of the 436 Room Wyndham Emerald Plaza (the "Hotel") owned by 400 West Broadway L.L.C. (the "Owner"). The Hotel was purchased by Patriot American Hospitality, L.P. ("Patriot") for an adjusted purchase price of $73,030,000 on December 31, 1997.

     BASIS OF PRESENTATION
     ---------------------

     The accompanying statements of direct revenues and direct operating expenses (the "Statements") have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase. The accompanying statements include revenue and expenses directly related to the operations of the Hotel as reflected in the records of the management company. The accompanying statements, rather than full audited financial statements, are presented for the Hotel because the Hotel was acquired from an unaffiliated third party in a negotiated transaction and records that supported historical costs of the investment in Hotel property, indebtedness and equity of the Hotel were unavailable. Because it was not practicable to obtain full audited financial statements for the Hotel, the presentation does not include all revenue and expenses, as they relate to the Hotel, such as (1) interest or other income earned on investments (2) depreciation expense and gains and losses on sales related to long-lived and short-lived assets (including the Hotel and related improvements), (3) amortization expense related to organizational costs or other deferred expenses, (4) interest expense incurred on indebtedness of the Hotel and amortization of deferred loan costs, and (5) certain related general and administrative expenses. Therefore, the combined statements are not representative of the actual operations of the Hotel for the periods presented. Included in Note 5 is certain unaudited financial information related to the depreciation expense discussed above.

                             WYNDHAM EMERALD PLAZA
                    NOTES TO STATEMENTS OF DIRECT REVENUES
                   AND DIRECT OPERATING EXPENSES, CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

     UNAUDITED INTERIM FINANCIAL INFORMATION
     ---------------------------------------

     The accompanying statements of direct revenues and direct operating expenses for the nine months ended September 30, 1997 and 1996 are unaudited. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statements of direct revenue and direct operating expenses for these interim periods have been included. The results for the interim periods are not necessarily indicative of the results for a full year.

     CAPITALIZATION POLICY
     ---------------------

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized.

     REVENUE RECOGNITION
     -------------------

     Revenue is recognized when earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                             WYNDHAM EMERALD PLAZA
                    NOTES TO STATEMENTS OF DIRECT REVENUES
                   AND DIRECT OPERATING EXPENSES, CONTINUED

3.  RELATED PARTY TRANSACTIONS:
    --------------------------

    MANAGEMENT AGREEMENTS
    ---------------------

    The Hotels are managed by Wyndham Hotel Corporation ("Wyndham") under a management agreement which expires in 2005. This agreement provides for management fees and trade name fees of two percent of total revenues and room revenue, respectively. This agreement also provides for incentive management fees based on twenty percent of the amount by which net operating income, as defined in the agreement, exceeds $4,400,000. There were no incentive fees paid for the year ended December 31, 1996.

    MARKETING ASSESSMENTS
    ---------------------

    In exchange for use of its central marketing and reservation system, Wyndham assesses the Hotel fees equal to 1.5 percent of gross room revenue. Marketing and reservation assessments of approximately $183,500 are included in advertising and promotion expense for the year ended December 31, 1996.

    COMMON AREA CHARGES
    -------------------

    The Hotel pays for services provided by a related party for repairs and maintenance, utilities and building engineering. The Hotel paid approximately $994,000 for these services for the year ended December 31, 1996. In addition, the Hotel receives payments for services provided to a related party for similar services. The Hotel received payments of approximately $656,000 for these services for the year ended December 31, 1996.


4.  EMPLOYEE BENEFIT PLAN:
    ---------------------

    The Hotel maintains a defined benefit savings plan for all eligible employees. Hotel contributions are based on the participating employees' contributions reduced by any forfeitures in the plan. Vesting begins after one year with 100% vesting after five years. The Hotel's contribution was $14,264 for the year ended December 31, 1996.

                             WYNDHAM EMERALD PLAZA
                    NOTES TO STATEMENTS OF DIRECT REVENUES
                   AND DIRECT OPERATING EXPENSES, Continued

5.  UNAUDITED FINANCIAL INFORMATION:
    -------------------------------

    The following supplemental financial information has been provided by the Hotel's management company on an unaudited basis for certain of those expenses which have been omitted from the accompanying Statements. Supporting information was not provided by the owner.

    Additions to furniture, fixtures and equipment ("FF&E") for the Hotel totaled approximately $644,000 for the year ended December 31, 1996. Depreciation expense related to FF&E is computed using the straight-line method based on estimated useful lives ranging from five to seven years. Estimated depreciation expense related to FF&E was approximately $43,000 for the year ended December 31, 1996.

    Patriot's estimated allocation of the purchase price will be $5,550,900 to land, $60,439,100 to building and improvements, and $4,890,000 to FF&E. Expected lives for building and improvements, and FF&E are thirty-five years and five to seven years, respectively.